Notice of 2006 Annual Meeting of Shareholders
and Proxy Statement

Park 80 West/Plaza II
Saddle Brook, NJ 07663

Dear Fellow Shareholder:

        You are cordially invited to attend the annual meeting of shareholders of Interchange Financial Services Corporation, the holding company for Interchange Bank, to be held at the Marriot Hotel, Garden State Parkway at Route 80, Saddle Brook, New Jersey, on Monday, October 16, 2006, beginning at 2:00 p.m., local time.

        The accompanying proxy materials provide important information concerning the proposed acquisition of Interchange pursuant to an Agreement and Plan of Merger by and between Interchange and TD Banknorth Inc.

        Please review these materials carefully, including the enclosed copy of the merger agreement.

        Approval of the merger agreement requires the affirmative vote of a majority of the votes cast by the holders of outstanding Interchange common stock at the annual meeting.

        The merger cannot be completed unless the shareholders of Interchange approve the merger agreement and the parties receive all required regulatory approvals.

        THE BOARD OF DIRECTORS OF INTERCHANGE UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.

Sincerely, /s/ Anthony S. Abbate Anthony S. Abbate President and Chief Executive Officer

September 8, 2006

Table of Contents

NOTICE OF THE 2006 ANNUAL MEETING OF SHAREHOLDERS	1
PROXY STATEMENT
SUMMARY TERM SHEET	2

FORWARD-LOOKING STATEMENTS — CAUTIONARY STATEMENTS	8

INTRODUCTION	9

THE ANNUAL MEETING	10
DATE, PLACE AND TIME	10
RECORD DATE	10
QUORUM	10
VOTING RIGHTS	10
VOTE REQUIRED	10
VOTING AND REVOCATION OF PROXIES	10
SOLICITATION OF PROXIES	11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12

PROPOSAL 1 — THE MERGER	13
THE PARTIES	13
BACKGROUND OF THE MERGER	13
INTERCHANGE’S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS	17
NONPUBLIC FINANCIAL PROJECTIONS SHARED WITH TD BANKNORTH	18
OPINION OF INTERCHANGE’S FINANCIAL ADVISOR	19
BANK MERGER	24
MERGER CONSIDERATION	24
TREATMENT OF EQUITY-BASED AWARDS	25
FINANCING THE TRANSACTION	25
NO SOLICITATION	25
RECOMMENDATION OF INTERCHANGE BOARD OF DIRECTORS	26
SURRENDER OF STOCK CERTIFICATES; PAYMENT FOR SHARES	26
CONDITIONS TO THE MERGER	27
REPRESENTATIONS AND WARRANTIES OF INTERCHANGE AND TD BANKNORTH	28
CONDUCT PENDING THE MERGER	29
EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT	32
EXPENSES	32
TERMINATION OF MERGER AGREEMENT	33
TERMINATION FEE	33
INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION	34
EMPLOYEE BENEFITS MATTERS	36
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	36
ACCOUNTING TREATMENT	37
REGULATORY APPROVALS	38

PROPOSAL 2 — ELECTION OF DIRECTORS	39
GENERAL	39
RECOMMENDATION OF INTERCHANGE’S BOARD OF DIRECTORS	39
BOARD OF DIRECTORS	39
EXECUTIVE OFFICERS	43
COMPLIANCE WITH SECTION 16(a)	43
CODE OF ETHICS	44
DIRECTOR NOMINATIONS BY SHAREHOLDERS	44
EXECUTIVE COMPENSATION	45
DIRECTOR COMPENSATION	50

AUDIT COMMITTEE REPORT	51

PERFORMANCE GRAPH	52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	53

PRINCIPAL ACCOUNTANTS FEES AND SERVICES	54

ADDITIONAL INFORMATION	55

WHERE YOU CAN FIND MORE INFORMATION	56

APPENDICES
A Agreement and Plan of Merger between Interchange Financial Services Corporation and
TD Banknorth Inc. dated as of April 13, 2006	A-	1
B Opinion of Goldman Sachs & Co.	B-	1

Notice of 2006 Annual Meeting of Shareholders

Park 80 West/Plaza II
Saddle Brook, NJ 07663
(201) 703-2265

Date:	Monday, October 16, 2006
Time:	2:00 p.m., local time
Place:	The Marriot Hotel
Garden State Parkway at Route 80
Saddle Brook,
New Jersey 07663

        At the annual meeting, Interchange will ask you to:

1.	Consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of April 13, 2006 between Interchange Financial Services Corporation (“Interchange”) and TD Banknorth Inc. (“TD Banknorth”), which provides for, among other things, (a) the merger of Interchange with a newly-formed acquisition subsidiary of TD Banknorth, with Interchange as the surviving corporation; and (b) the conversion of each share of Interchange common stock outstanding immediately prior to the merger (other than certain shares held by Interchange and TD Banknorth) into the right to receive $23.00 in cash, without interest; and;

2.	Elect five directors: Donald L. Correll, James E. Healey, Jeremiah F. O’Connor, Robert P. Rittereiser and John A. Schepisi for a term of three years; and

3.	Transact such other business as may properly be brought before the annual meeting, or any adjournments or postponements of the annual meeting.

        Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned or postponed.

        The board of directors has fixed the close of business on August 31, 2006 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting. Only holders of shares of Interchange common stock at the close of business on the record date will be entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

        A majority in interest of the outstanding shares of Interchange common stock must be represented at the annual meeting, in person or by proxy, to constitute a quorum for the transaction of business. The affirmative vote of the holders of a majority of the shares of our common stock present and voting at the annual meeting is required to approve the merger agreement. Directors will be elected by a plurality of the votes cast at the annual meeting.

By Order of the Board of Directors, /s/ Nicholas R. Marcalus Nicholas R. Marcalus Secretary

Saddle Brook, New Jersey
September 8, 2006

YOUR VOTE IS IMPORTANT. EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

INTERCHANGE FINANCIAL SERVICES CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 16, 2006

        This proxy statement is first being mailed to shareholders of Interchange Financial Services Corporation on or about September 8, 2006.

SUMMARY TERM SHEET

        This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the merger agreement, a copy of which is included as APPENDIX A to this proxy statement, and the other documents to which we have referred you. You may obtain copies of our publicly filed reports and other information from the sources listed under the section “Where You Can Find More Information” on page 56. Page references are included in this summary term sheet to direct you to a more complete description of the topics.

        Throughout this proxy statement, “Interchange,” “we” and “our” refer to Interchange Financial Services Corporation, “Interchange Bank” refers to Interchange’s wholly-owned banking subsidiary, Interchange Bank, “TD Banknorth” refers to TD Banknorth Inc. and “TD Banknorth, NA” refers to TD Banknorth, National Association, a wholly-owned banking subsidiary of TD Banknorth. Also, the merger between a newly-formed subsidiary of TD Banknorth and Interchange is referred to as the “merger,” the merger between Interchange Bank and TD Banknorth, NA is referred to as the “bank merger,” the agreement and plan of merger, dated as of April 13, 2006, between Interchange and TD Banknorth is referred to as the “merger agreement,” and the agreement and plan of merger between Interchange Bank and TD Banknorth, NA is referred to as the “bank merger agreement.”

THE PARTIES (PAGE 13)

•	INTERCHANGE is a New Jersey corporation that was organized in 1984 under the Bank Holding Company Act of 1956. Interchange acquired all of the outstanding common stock of Interchange Bank, its principal operating subsidiary, in 1986. Interchange Bank is a full-service New Jersey-chartered commercial bank and wholly-owned subsidiary of Interchange and is headquartered in Saddle Brook, New Jersey. Interchange Bank offers banking services for individuals and businesses through thirty banking offices and one supermarket mini-branch in Bergen and Essex Counties, New Jersey. Interchange Bank maintains thirty-four automated teller machines, which are located at thirty of the banking offices, a supermarket, and Interchange Bank’s operations center. At June 30, 2006, Interchange had consolidated assets of $1.66 billion and consolidated shareholders’ equity of $184.0 million.
Interchange’s principal executive offices are located at Park 80 West/Plaza II, Saddle Brook, New Jersey 07663, and its telephone number is (201) 703-2265.

•	TD BANKNORTH is a Delaware corporation and a majority-owned subsidiary of The Toronto-Dominion Bank, a Canadian-chartered bank. TD Banknorth is a registered bank/financial holding company under the Bank Holding Company Act of 1956, as amended. TD Banknorth’s principal asset is all of the capital stock of TD Banknorth, NA, a national bank which was initially formed as a Maine-chartered savings bank in the mid-19th century. TD Banknorth, NA operates banking divisions in Maine, New Hampshire, Massachusetts, Connecticut, Vermont, Pennsylvania, New York and New Jersey and had 587 banking offices located in these states at June 30, 2006. Through TD Banknorth, NA and its subsidiaries, TD Banknorth offers a full range of banking services and products to individuals, businesses and governments throughout its market areas, including commercial, consumer, trust, investment advisory and insurance agency services. At June 30, 2006, TD Banknorth had consolidated assets of $40.3 billion and consolidated shareholders’equity of $8.2 billion. Based on total assets at that date, TD Banknorth is one of the 26 largest commercial banking organizations in the United States.
TD Banknorth’s executive offices are located at Two Portland Square, Portland, Maine 04101, and its telephone number is (207) 761-8500.

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INTERCHANGE SHAREHOLDERS WILL RECEIVE $23.00 IN CASH FOR EACH SHARE OF INTERCHANGE COMMON STOCK (PAGE 24)

        TD Banknorth and Interchange propose a transaction in which Interchange will be acquired by TD Banknorth. If the acquisition of Interchange by TD Banknorth is completed, you will have the right to receive $23.00 in cash, without interest, for each share of Interchange common stock that you own as of the effective time of the merger. Immediately after the merger, Interchange Bank will be merged into TD Banknorth, NA. You will need to surrender your Interchange stock certificates to receive the cash merger consideration, but you should not send us any certificates now. After the merger is completed, an exchange agent appointed by TD Banknorth will send you detailed instructions on how to exchange your shares.

THE MERGER WILL BE TAXABLE FOR INTERCHANGE SHAREHOLDERS (PAGE 36)

        For U.S. federal income tax purposes, the merger will be treated as a sale to TD Banknorth of all of the shares of Interchange common stock. Each shareholder will recognize a gain or loss equal to the difference between the cash received and his or her adjusted tax basis in the shares exchanged. The gain or loss will be a capital gain or loss and will be long-term if the shares have been held for more than one year or short-term if the shares have been held for one year or less.

        Tax matters are complicated, and the tax consequences of the merger may vary among shareholders. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement. You should therefore consult your own tax advisor for a full understanding of the state and federal tax consequences to you of the merger.

TREATMENT OF EQUITY-BASED AWARDS (PAGE 25)

        Immediately prior to the merger, each unexercised stock option to buy Interchange common stock will be cancelled and each holder of an unexercised stock option will be entitled to receive from Interchange a cash payment in an amount equal to the number of shares subject to the stock option multiplied by the difference between $23.00 and the exercise price of the stock option, less any required withholding taxes. Immediately prior to the merger, all stock options granted under Interchange’s plans will be fully vested. All shares of restricted stock then outstanding will immediately vest and be converted to a right to receive $23.00 per share, less any required withholding taxes, from Interchange.

INTERCHANGE HAS RECEIVED AN OPINION FROM ITS FINANCIAL ADVISOR THAT THE CASH MERGER CONSIDERATION IS FAIR TO ITS SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW (PAGE 19)

        Interchange has received the written opinion of its financial advisor, Goldman, Sachs & Co. (“Goldman Sachs”), that, as of April 13, 2006 (the date on which Interchange executed the merger agreement), the $23.00 cash merger consideration is fair to the holders of Interchange common stock from a financial point of view. The opinion is included as APPENDIX B to this proxy statement. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Goldman Sachs in providing its opinion. Goldman Sachs’ opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote at the annual meeting with respect to the merger or any other matter.

THE ANNUAL MEETING (PAGE 10)

        The annual meeting will be held at 2:00 p.m., local time, on Monday, October 16, 2006, at the Marriot Hotel, Garden State Parkway at Route 80, Saddle Brook, New Jersey, 07663. At the annual meeting, you will be asked to approve the merger agreement, elect five directors for three year terms and to act on any other matters that may properly come before the annual meeting.

RECORD DATE; VOTE REQUIRED (PAGE 10)

        You can vote at the annual meeting if you owned shares of Interchange common stock as of the close of business on August 31, 2006. On that date, there were 20,442,499 shares of Interchange common stock outstanding. You will have one vote at the annual meeting for each share of Interchange common stock that you

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owned on that date. If you own Interchange shares as a participant in the Interchange Bank Capital Investment Plan or hold unvested restricted Interchange common stock under the Interchange 2005 Omnibus Stock and Incentive Plan or the 1997 Stock Option and Incentive Plan, you will have the right to vote those shares.

        The affirmative vote of the holders of a majority of the shares of Interchange common stock present and voting at the meeting is required to approve the merger agreement. Each of the directors of Interchange has agreed with TD Banknorth to vote his or her shares of Interchange common stock in favor of the merger agreement and the transactions contemplated thereby, including the merger. These individuals own in the aggregate approximately 10.2% of the outstanding shares of Interchange common stock.

        Directors will be elected by a plurality of the votes cast at the annual meeting.

INTERCHANGE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AGREEMENT (PAGE 17)

        Based on the reasons described elsewhere in this proxy statement, Interchange’s board of directors believes that the merger is fair to you and in your best interests and unanimously recommends that you vote FOR the approval of the merger agreement.

CONDITIONS TO COMPLETING THE MERGER (PAGE 27)

        The obligations of TD Banknorth and Interchange to complete the merger are subject to the satisfaction of a number of conditions, including the following:

•	shareholders of Interchange must approve the merger agreement;
•	TD Banknorth and Interchange must have received all regulatory approvals required to consummate the merger and the bank merger, and such regulatory approvals must remain in full force and effect and all statutory waiting periods in respect thereof must have expired or been terminated; and
•	there must be no injunction, order, decree or law prohibiting, materially restricting or making illegal the completion of the transactions contemplated by the merger agreement.

        In addition, the obligation of Interchange to complete the merger is conditioned on the satisfaction or waiver of the following conditions:

•	the representations and warranties of TD Banknorth in the merger agreement must be true and correct as of the date of the merger agreement and the closing date of the merger, other than, in most cases, those failures to be true or correct that would not result or reasonably be expected to result in a material adverse effect on TD Banknorth; and
•	TD Banknorth must have performed in all material respects all of its obligations required under the merger agreement.

        In addition, the obligation of TD Banknorth to complete the merger is conditioned on the satisfaction or waiver of the following conditions:

•	the representations and warranties of Interchange in the merger agreement must be true and correct as of the date of the merger agreement and the closing date of the merger, other than, in most cases, those failures to be true or correct that would not result or reasonably be expected to result in a material adverse effect on Interchange;
•	Interchange must have performed in all material respects all of its obligations required under the merger agreement;
•	there must not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by the merger agreement by any governmental entity, in connection with the grant of regulatory approval or otherwise, which imposes any restriction, requirement or condition which would have or would be reasonably likely to have a material adverse effect on TD Banknorth; and

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•	at or prior to the effective time of the merger, Interchange and certain of its executive officers shall have performed in all material respects all obligations required to be performed by them under certain consulting and release agreements they entered into with TD Banknorth in connection with the execution of the merger agreement.

        Unless prohibited by law, either TD Banknorth or Interchange could elect to waive any of the conditions for its benefit that have not been satisfied and complete the merger anyway. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible, or that the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (PAGE 33)

        The merger agreement may be terminated at any time (even after approval of the merger by the Interchange shareholders) as follows:

•	by mutual written consent of the parties;
•	by TD Banknorth or Interchange if any required regulatory approval is not obtained, or if any governmental authority has issued a final order prohibiting the transactions contemplated by the merger agreement;
•	by TD Banknorth or Interchange if the merger is not completed by March 31, 2007;
•	by TD Banknorth or Interchange if the other party breaches and does not cure any of its representations, warranties, covenants or agreements under the merger agreement which would entitle the non-breaching party to not complete the merger;
•	by TD Banknorth or Interchange if the shareholders of Interchange do not approve the merger agreement at the annual meeting or any adjournment thereof;
•	by TD Banknorth, if Interchange’s board of directors does not publicly recommend to its shareholders that they vote in favor of the merger agreement, or withdraws, modifies or amends its recommendation in a manner materially adverse to TD Banknorth or takes any other action or makes any other public statement in connection with the annual meeting inconsistent with such recommendation;
•	by TD Banknorth if Interchange fails to call, give notice of, convene and hold a meeting of shareholders to approve the merger agreement;
•	by TD Banknorth if an unrelated person or entity commences a tender offer or exchange offer for 25% or more of the outstanding shares of Interchange common stock and Interchange’s board of directors recommends that shareholders tender their shares or does not recommend that shareholders reject the tender offer or exchange offer.

TERMINATION FEE (PAGE 33)

        As a material inducement to TD Banknorth to enter into the merger agreement, Interchange agreed to pay TD Banknorth a termination fee of up to $20 million. Interchange will pay the full $20 million fee to TD Banknorth if:

•	TD Banknorth terminates the merger agreement because the board of directors of Interchange does not publicly recommend to its shareholders that they vote in favor of the merger agreement or withdraws, modifies or amends its recommendation in a manner materially adverse to TD Banknorth or takes any other action or makes any other public statement in connection with the meeting of shareholders inconsistent with such recommendation;
•	TD Banknorth terminates the merger agreement because Interchange fails to call, give notice of, convene and hold a meeting of shareholders to approve the merger agreement; or
•	TD Banknorth terminates the merger agreement because an unrelated person or entity commences a tender offer or exchange offer for 25% or more of the outstanding shares of Interchange common stock and Interchange’s board of directors recommends that shareholders tender their shares or does not to recommend that shareholders reject the tender offer or exchange offer.

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Interchange will pay a fee of $5 million to TD Banknorth if an acquisition proposal (or intent to make one) of Interchange is publicly announced or otherwise communicated or made known to the board of directors or senior management of Interchange and:

•	TD Banknorth terminates the merger agreement because of Interchange’s willful breach of any representation, warranty, covenant or agreement under the merger agreement;
•	TD Banknorth or Interchange terminates the merger agreement because the shareholders of Interchange do not approve the merger agreement at the annual meeting of shareholders or any adjournment thereof; or
•	TD Banknorth or Interchange terminate the merger agreement because the merger is not completed by March 31, 2007 without a vote of Interchange shareholders having occurred.

        Interchange will pay TD Banknorth the remaining $15 million if, within 18 months after termination of the agreement, Interchange or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an acquisition proposal.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 34)

        Some of the directors and executive officers of Interchange have agreements, stock options, restricted stock awards and other benefit plans or arrangements that provide them with interests in the merger that are different from, or in addition to, your interests. These interests arise from the merger agreement and because of rights under benefits and compensation plans or arrangements maintained by Interchange or Interchange Bank and, in the case of several officers, under change of control agreements, and include the following:

•	the payment of cash amounts to five officers of Interchange which total approximately $2.2 million for Anthony S. Abbate, Interchange’s President and Chief Executive Officer, $686,000 for Anthony J. Labozzetta, Interchange’s Executive Vice President and Chief Operating Officer, $549,000 for Patricia D. Arnold, Interchange’s Senior Vice President, $541,000 for Charles T. Field, Interchange’s Senior Vice President and Chief Financial Officer, and $473,000 for Frank R. Giancola, Interchange’s Senior Vice President and Compliance Officer, in connection with the settlement of their multi-year change of control agreements by Interchange upon consummation of the merger;
•	the potential for cash payments to 13 additional officers of Interchange or Interchange Bank (including Charles P. Frost, Interchange’s Senior Vice President and Chief Credit Officer) under their one-year change of control agreements upon certain terminations of their employment following the consummation of the merger which could total approximately $2.3 million in the aggregate (of which approximately $250,000 could be payable to Mr. Frost);
•	the continuation of certain health insurance coverage for those executive officers receiving cash severance under change of control agreements for periods varying from one to three years;
•	the cancellation of all vested stock options in exchange for the payment by Interchange of the difference between $23.00 and the exercise price of such option and vesting of all unvested shares of restricted stock (whether or not purchased at a discount) granted under Interchange’s equity compensation plans prior to the consummation of the merger as contemplated by the merger agreement, valued in the aggregate at approximately $3.6 million for Mr. Abbate, $1.5 million for Mr. Labozzetta, $1.5 million for Ms. Arnold, $315,000 for Mr. Field, $88,000 for Mr. Frost, $6.4 million for all other officers as a group and $922,000 for all non-employee directors as a group (13 persons);
•	TD Banknorth’s agreement to provide indemnification arrangements for, among others, directors and officers of Interchange (including its subsidiaries) and to maintain directors’ and officers’ indemnification insurance for such persons for a period of six years following the merger; and
•	TD Banknorth’s entry into a consulting and noncompetition agreement with Mr. Abbate for a one-year period during which time Mr. Abbate will receive a consulting fee of $8,333 per month, use of a company-provided automobile and payment of country club expenses.

        The board of directors of Interchange was aware of these factors and considered them in approving the merger and the merger agreement.

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REGULATORY APPROVALS (PAGE 38)

        The merger and the bank merger are subject to the approval of, or notice to, certain regulatory authorities, including the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Office of the Comptroller of the Currency (“OCC”) and the New Jersey Department of Banking and Insurance. The U.S. Department of Justice also may review the merger and the bank merger under the applicable antitrust laws. To date, TD Banknorth and Interchange have filed all necessary applications and notices with applicable regulatory agencies, and have received the approvals of the Federal Reserve for the merger and of the OCC for the bank merger. Written notice of the merger will be provided to the New Jersey Commissioner of Banking and Insurance at least 15 days before the effective date of the merger.

QUESTIONS

        You may contact Interchange at (201) 703-2265 with any questions about the merger and related matters.

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FORWARD-LOOKING STATEMENTS — CAUTIONARY STATEMENTS

        This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements and information with respect to the financial condition, results of operations, plans, objectives, future performance, business and other matters relating to Interchange or the merger that are based on the beliefs of, as well as assumptions made by and information currently available to, Interchange’s management. When used in this proxy statement, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import are intended to identify forward-looking statements. These statements reflect the current view of Interchange with respect to future events and are subject to risks, uncertainties and assumptions that include, without limitation, the risk factors set forth in Interchange’s 2005 Annual Report on Form 10-K/A and other filings with the Securities and Exchange Commission, the risk that the merger will not be completed and risks associated with competitive factors, general economic conditions, geographic credit concentration, customer relations, interest rate volatility, governmental regulation and supervision, defaults in the repayment of loans, changes in volume of loan originations, and changes in industry practices. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected or intended.

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INTRODUCTION

        This proxy statement is furnished to the shareholders of Interchange in connection with the solicitation of proxies by Interchange’s board of directors for use at the annual meeting of shareholders of Interchange to be held at the Marriot Hotel, Garden State Parkway at Route 80, Saddle Brook, New Jersey, on Monday, October 16, 2006, beginning at 2:00 p.m., local time, and any adjournment or postponement thereof.

        At the annual meeting, shareholders of Interchange will be asked to consider and approve the merger agreement, elect five directors for three-year terms and to transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting. A copy of the merger agreement is attached to this proxy statement as APPENDIX A.

        At the effective time of the merger, each share of Interchange common stock issued and outstanding immediately prior to the effective time will be canceled and converted automatically into the right to receive from TD Banknorth an amount equal to $23.00 in cash, without interest.

        The merger will become effective when a certificate of merger, executed in accordance with the relevant provisions of the New Jersey Business Corporation Act, is filed with the Department of Treasury, Division of Commercial Recording of the State of New Jersey (or such later time as may set forth in the certificate of merger by the parties), which will not be done unless and until all conditions to the obligations of the parties to consummate the merger are satisfied or waived where permissible. See “—Conditions to the Merger,” beginning on page 27. Although no assurance can be given in this regard, it is anticipated that the merger will become effective in the first quarter of 2007.

        After the completion of the merger, holders of certificates that prior to the merger represented issued and outstanding shares of Interchange common stock will have no rights with respect to those shares except for the right to surrender the certificates for the merger consideration. After the completion of the merger, holders of shares of Interchange common stock will have no continuing equity interest in Interchange or TD Banknorth and, therefore, will not share in the future earnings, dividends or growth of Interchange or TD Banknorth.

        Immediately after the merger, the bank merger is expected to be completed, thereby terminating the separate legal existence of Interchange Bank. In addition, Interchange will thereafter be liquidated with and into TD Banknorth.

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THE ANNUAL MEETING

DATE, PLACE AND TIME

        The annual meeting of shareholders of Interchange will be held at the Marriot Hotel, Garden State Parkway at Route 80, Saddle Brook, New Jersey, on Monday, October 16, 2006, beginning at 2:00 p.m., local time.

RECORD DATE

        The close of business on August 31, 2006 has been fixed as the record date for determining the shareholders of Interchange entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting. There were 20,442,499 shares of common stock outstanding as of the record date.

QUORUM

        A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. Interchange will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting and any adjournment or postponement of the annual meeting but will not count them in the voting on the proposals.

VOTING RIGHTS

        You are entitled to one vote for each share of Interchange common stock that you owned as of record at the close of business on August 31, 2006. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

        You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which Interchange will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the merger agreement and FOR the election of the five nominees for director for three-year terms.

        If any other matter is properly presented at the annual meeting, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the board of directors determines. As of the date of this proxy statement, Interchange knows of no other matters that may be presented at the annual meeting, other than those listed in the notice of annual meeting.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the shares of Interchange common stock present and voting at the meeting is required to approve the merger agreement. Each of the directors of Interchange has agreed with TD Banknorth to vote his or her shares of Interchange common stock in favor of the merger agreement. These individuals collectively own approximately 10.2 % of the outstanding shares of Interchange common stock.

        As of the close of business on the record date for the annual meeting, neither TD Banknorth nor, to the knowledge of TD Banknorth, any of its directors and executive officers, beneficially owned any shares of Interchange common stock.

        Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote the nominees being proposed is withheld.

VOTING AND REVOCATION OF PROXIES

        Common stock represented by properly executed proxies received by Interchange and not revoked will be voted at the annual meeting in accordance with the instructions contained in the proxies. If there are no

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instructions, properly executed proxies will be voted FOR the proposal to approve the merger agreement and FOR the election of the five nominees for director for three-year terms.

        Interchange intends to count the shares of common stock present in person at the annual meeting but not voting, and shares of common stock for which it has received proxies, but the holders of these shares have abstained on any matter, as present at the annual meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. However, these nonvoting shares and abstentions will not be counted as votes cast for purposes of determining the number of votes cast on the proposals.

        In addition, brokers who hold shares in street name for customers who are the beneficial owners of these shares are prohibited from giving a proxy to vote shares in favor of the approval of the merger agreement without instructions from the customers who beneficially own the shares. Accordingly, the failure of these customers to provide voting instructions to their broker will result in those shares not being voted.

        A shareholder of record may revoke a proxy by:

•	filing a written notice of revocation with Nicholas R. Marcalus, Secretary of Interchange, at Interchange Financial Services Corporation, Park 80 West/Plaza II, Saddle Brook, New Jersey 07663;
•	filing a properly signed proxy bearing a later date; or
•	appearing at the annual meeting in person, notifying the Secretary and voting by ballot at the annual meeting. The mere presence of a shareholder at the annual meeting (without notification of revocation to the Secretary) will not, by itself, automatically revoke a shareholder’s proxy.

        At this time, Interchange’s board of directors is not aware of any business that may properly be presented at the annual meeting other than the proposals to approve the merger agreement and elect directors. However, if further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment. Unless otherwise provided by Interchange’s Certificate of Incorporation or bylaws or by law, other matters will be approved by a majority of the votes cast in favor of such matters.

SOLICITATION OF PROXIES

        This proxy statement is furnished in connection with the solicitation of proxies by Interchange’s board of directors for use at the annual meeting or any adjournment or postponement of the annual meeting. The cost of solicitation of proxies by the board of directors will be borne by Interchange. In addition to the solicitation of proxies by mail, the directors, officers and employees of Interchange and Interchange Bank may also solicit proxies personally or by telephone, telecopier, or similar means without compensation other than reimbursement by Interchange for their actual expenses. Interchange also will request persons, firms and corporations holding shares which are beneficially owned by others to send proxy materials to and obtain proxy instructions from those beneficial owners. Interchange will reimburse those holders for their reasonable out-of-pocket expenses.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Interchange’s common stock by (a) each beneficial owner of more than five percent of the common stock, (b) each director, (c) each named executive officer, and (d) all current directors and executive officers of Interchange as a group. Beneficially owned shares include shares over which the named person exercised either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by spouse, minor children or by relatives sharing the same home, or (ii) by entities owned or controlled by the named person. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the dividend reinvestment plan as of June 30, 2006.

Name and Address (1)	Beneficially Owned		Right to Acquire (2)	Deferral Plans (3)	Total	Percent of Class (4)
5% Shareholders:
Lawrence B. Seidman
100 Misty Lane
Parsippany, NJ 07054	1,037,305	(5)	—	—	1,037,305	5.1

Directors:
Anthony S. Abbate	535,454		307,500	39,250	882,205	4.3
Anthony D. Andora	294,232		6,750	—	300,982	1.5
Gerald A. Calabrese, Jr	222,167		4,500	—	226,667	1.1
Donald L. Correll	18,230		13,500	—	31,730	*
Anthony R. Coscia	18,613		13,500	—	32,113	*
John J. Eccleston	185,664		—	—	185,664	*
David R. Ficca	129,986	(6)	13,500	—	143,486	*
James E. Healey	91,224		11,250	—	102,474	*
Nicholas R. Marcalus	25,554		6,150	—	31,704	*
Eleanore S. Nissley	116,234		—	—	116,234	*
Jeremiah F. O’Connor	129,297		—	—	129,297	*
Robert P. Rittereiser	62,125		13,500	—	75,625	*
John A. Schepisi	247,211		4,500	—	251,711	1.2
William “Pat” Schuber	1,106		6,750	—	7,856	*

Executive Officers who are not Directors:
Patricia D. Arnold	29,086		115,250	34,124	178,460	*
Charles T. Field	89		22,500	11,059	33,648	*
Charles P. Frost	450		7,500	2,207	10,157	*
Frank R. Giancola	1,551		106,875	46,251	154,677	*
Anthony J. Labozzetta	108,128		120,000	20,617	248,745	1.2

Directors and executive officers as a group (19 persons)	2,216,401		773,525	153,509	3,143,434	15.5

*	Does not exceed one percent of class
1.	The address for all directors and officers of Interchange is c/o Interchange Financial Services Corporation, Park 80 West/Plaza II, Saddle Brook, New Jersey 07663.
2.	Includes stock acquirable by exercise of stock options.
3.	Shares held in deferred compensation accounts to which individuals have sole power to vote but no investment power.
4.	Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the preceding footnotes to the table, the percentages indicated are based on 20,406,124 shares of common stock issued and outstanding on June 30, 2006. In the case of parties holding presently exercisable options described in footnote 2 above, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.
5.	As reported on Schedule 13D/A filed April 12, 2006 with the Securities and Exchange Commission.
6.	Includes 99,786 shares owned by Mr. Ficca’s wife and 3,799 shares owned by a foundation. Mr. Ficca disclaims beneficial ownership of the shares owned by his wife and of the shares owned by the foundation.

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PROPOSAL 1 — THE MERGER

        This section of the proxy statement describes the material aspects of the merger agreement. A copy of the merger agreement is attached to this proxy statement as APPENDIX A. Shareholders are urged to read the merger agreement carefully and in its entirety.

THE PARTIES

        Interchange Financial Services Corporation, or Interchange, is a New Jersey corporation that was organized in 1984 under the Bank Holding Company Act of 1956. Interchange acquired all of the outstanding common stock of Interchange Bank, its principal operating subsidiary, in 1986. Interchange Bank is a full-service New Jersey-chartered commercial bank and wholly-owned subsidiary of Interchange and is headquartered in Saddle Brook, New Jersey. Interchange Bank offers banking services for individuals and businesses through thirty banking offices and one supermarket mini-branch in Bergen and Essex Counties, New Jersey. Interchange Bank maintains thirty-four automated teller machines, which are located at thirty of the banking offices, a supermarket, and Interchange Bank’s operations center. At June 30, 2006, Interchange had consolidated assets of $1.66 billion and consolidated shareholders’ equity of $184.0 million.

        Interchange’s principal executive offices are located at Park 80 West/Plaza II, Saddle Brook, New Jersey 07663, and its telephone number is (201) 703-2265.

        TD Banknorth Inc., or TD Banknorth, is a Delaware corporation and a majority-owned subsidiary of The Toronto-Dominion Bank, a Canadian-chartered bank. TD Banknorth is a registered bank/financial holding company under the Bank Holding Company Act of 1956, as amended. TD Banknorth’s principal asset is all of the capital stock of TD Banknorth, NA, a national bank which was initially formed as a Maine-chartered savings bank in the mid-19th century. TD Banknorth, NA operates banking divisions in Maine, New Hampshire, Massachusetts, Connecticut, Vermont, Pennsylvania, New York and New Jersey and had 587 banking offices located in these states at June 30, 2006. Through TD Banknorth, NA and its subsidiaries, TD Banknorth offers a full range of banking services and products to individuals, businesses and governments throughout its market areas, including commercial, consumer, trust, investment advisory and insurance agency services. At June 30, 2006, TD Banknorth had consolidated assets of $40.3 billion and consolidated shareholders’ equity of $8.2 billion. Based on total assets at that date, TD Banknorth is one of the 26 largest commercial banking organizations in the United States.

        TD Banknorth’s executive offices are located at Two Portland Square, Portland, Maine 04101, and its telephone number is (207) 761-8500.

BACKGROUND OF THE MERGER

        The Interchange board of directors and its senior management have regularly reviewed Interchange’s strategic alternatives and assessed various opportunities for increasing long-term shareholder value, including opportunities for enhancing earnings internally, opportunistic de novo branching, and acquiring and/or affiliating with other financial institutions. These reviews included a periodic assessment by Interchange’s outside financial advisors of Interchange’s financial performance and return to shareholders, stock trading patterns and trends in the financial marketplace, including merger and acquisition activity, both local and nationwide. These reviews often included a discussion of the Interchange board of directors’ fiduciary duties with Interchange’s legal counsel.

        One of these reviews, including a periodic assessment of Interchange by a financial advisor, occurred on May 26, 2005, when a financial advisor made a presentation to the Interchange board of directors regarding Interchange’s market position and strategic alternatives.

        On June 11-12, 2005, the Interchange board of directors conducted general strategic planning sessions with a financial advisor. The board of directors reviewed materials related to and discussed various strategic options for Interchange, including potential acquisition targets, potential merger of equals opportunities, the value of Interchange as a stand-alone entity and the value of Interchange were it to be acquired. The board of directors resolved to continue with Interchange’s strategic plan and to continue to conduct periodic reviews of Interchange’s strategic options.

        On June 23, 2005, a financial advisor presented a strategic evaluation of Interchange to the board of directors. Following the meeting, Anthony D. Andora, the chairman of Interchange’s board of directors, met

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with Robert P. Rittereiser, the chairman of both the Corporate Planning Committee of the Interchange board of directors and its subcommittee, the Strategic Planning Committee. Mr. Andora asked that Mr. Rittereiser have the Strategic Planning Committee evaluate and explore various strategic options and report to the board of directors as appropriate.

        During late June or early July 2005, a member of the Strategic Planning Committee was contacted by an associate of his at a financial advisory firm. That associate conveyed the desire of another financial institution (“Company A”) to meet with Interchange to discuss strategic opportunities. The Strategic Planning Committee, based on the status of its efforts to date, determined to defer a response to a later time.

        On July 28, 2005, Anthony S. Abbate, the president and chief executive officer of Interchange, met with the Strategic Planning Committee to discuss Interchange’s strategic evaluations. Mr. Abbate was charged with the responsibility of seeking out indications of interest from financial institutions that may be interested in acquiring Interchange.

        Subsequently, during August and September 2005, Mr. Abbate met with the members of the Strategic Planning Committee to discuss his progress in seeking out indications of interest.

        During mid-October 2005, the financial advisor for Company A conveyed to the Strategic Planning Committee another indication from Company A that it may be interested in acquiring Interchange. The Strategic Planning Committee indicated its interest in meeting with the financial advisor for Company A.

        On October 25, 2005, Mr. Abbate and Mr. Andora met with the Strategic Planning Committee to discuss Mr. Abbate’s progress on behalf of the committee.

        During mid-November 2005, the Strategic Planning Committee met with Goldman Sachs & Co. (“Goldman Sachs”) regarding the possibility of Goldman Sachs serving as financial advisor to Interchange.

        On November 23, 2005, a financial advisor informally represented to Mr. Abbate and Anthony J. Labozzetta, Interchange’s executive vice president and chief operating officer, the possible interest of a second financial institution (“Company B”) in acquiring Interchange.

        Also on November 23, 2005, the Strategic Planning Committee met with the financial advisor for Company A regarding Company A’s interest in acquiring Interchange. The Strategic Planning Committee indicated a willingness to propose to the Interchange board of directors a process which would enable Company A to refine its view of the strategic value of Interchange.

        During early December 2005, there were additional discussions between the Strategic Planning Committee and the financial advisor for Company A and the Strategic Planning Committee advised Mr. Abbate and Mr. Labozzetta of Company A’s interest.

        On December 13, 2005, Mr. Abbate had a dinner meeting with a member of management of Company B. The two informally discussed the strategic options of Interchange and Company B.

        During mid-December 2005, the Strategic Planning Committee briefed the Executive Committee of the Interchange board of directors regarding the progress of its initiative. The decision was made to brief the full board of directors. The Strategic Planning Committee also determined to recommend the retention of Goldman Sachs to the full board of directors.

        On December 16, 2005, the Strategic Planning Committee held a meeting to discuss Company A’s possible interest in acquiring Interchange. Thacher Proffitt & Wood LLP (“Thacher Proffitt”), special legal counsel to Interchange, participated via teleconference. On December 20, 2005, Mr. Abbate and Mr. Andora met with the Strategic Planning Committee to review strategic matters and further discuss Company A’s possible interest in acquiring Interchange.

        On December 22, 2005, the Interchange board of directors held a meeting to review strategic matters. Thacher Proffitt discussed with the board of directors its fiduciary duties and Goldman Sachs gave a presentation regarding the current bank merger environment and Interchange’s strategic alternatives. The Interchange board of directors discussed the prospects of Interchange and the potential value that shareholders could realize in a sale of Interchange.

        On December 27, 2005, the Interchange board of directors held a meeting in which Interchange’s strategic alternatives were discussed.

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        On January 3, 2006, Mr. Abbate and Mr. Labozzetta met with two members of Company B’s management. They informally discussed the strategic options of Interchange and Company B.

        On January 5, 2006, the Interchange board of directors held a meeting in which Interchange’s strategic alternatives were further discussed.

        At a meeting on January 17, 2006, in response to the informal approaches by Company A and Company B, the Interchange board of directors determined to confirm the engagement of Goldman Sachs to serve as Interchange’s financial advisor to explore the level of interest in a potential acquisition of Interchange by Company A or Company B.

        On January 20, 2006, Mr. Abbate, the Strategic Planning Committee, Goldman Sachs and Thacher Proffitt held a teleconference to discuss the steps that needed to be taken in order to have Company A and Company B enter into confidentiality agreements.

        On January 24, 2006, Goldman Sachs, Thacher Proffitt and members of Interchange management met to compile certain non-public information regarding Interchange to be provided to Company A and Company B.

        During late January 2006, Goldman Sachs contacted Company A and Company B regarding the possibility of entering into confidentiality agreements in order to receive confidential material regarding Interchange.

        Company A and Company B both entered into confidentiality agreements with Goldman Sachs, on behalf of Interchange, during the first week of February 2006 and were provided with preliminary information packages regarding Interchange and preliminary bid instructions.

        On February 2, 2006, Mr. Abbate, Mr. Labozzetta, the Strategic Planning Committee and Goldman Sachs met with representatives of Company A and their financial advisors to further explore Company A’s possible interest in acquiring Interchange. On February 7, 2006, Mr. Abbate, Mr. Labozzetta and the Strategic Planning Committee conducted a meeting with representatives of Company B.

        During the week of February 13, 2006, Goldman Sachs was verbally contacted by an investment bank representing another financial institution (“Company C”) regarding the possibility of Company C acquiring Interchange. Goldman Sachs conveyed this information to the Interchange board of directors. The board of directors determined not to further pursue a potential acquisition of Interchange by Company C at that time.

        The Strategic Planning Committee was formally recognized as a committee of the board at a February 21, 2006 meeting of the Compensation/Stock Option Committee of the board and the recognition was subsequently ratified by the full Interchange board of directors.

        On February 23, 2006, Mr. Labozzetta and Mr. Rittereiser had a breakfast meeting with members of Company A’s management to discuss business synergies related to a possible transaction.

        On February 24, 2006, preliminary indications of interest were received from Company A and Company B. Both indications of interest included a proposal to acquire Interchange for a mixture of cash and stock.

        Goldman Sachs reviewed the preliminary indications of interest with the Strategic Planning Committee on February 27, 2006 and with the full Interchange board of directors on February 28, 2006. The Interchange board of directors determined that the preliminary indications of interest did not meet the board of directors’ price expectations with respect to a potential sale of Interchange. Goldman Sachs communicated this information to Company A and Company B on February 28, 2006, and indicated that the parties would need to commit to a higher price in order to continue discussions and further due diligence.

        On March 6, 2006, Mr. Abbate met with a financial analyst to discuss general industry topics, as they had been doing over lunch periodically. At this meeting, the financial analyst was accompanied by William J. Ryan, the President and Chief Executive Officer of TD Banknorth. Mr. Abbate, Mr. Ryan and the financial analyst discussed industry trends and the strategic challenges and opportunities facing the financial services industry and Interchange and TD Banknorth in Bergen County, New Jersey.

        During the week of March 6, 2006, Company A increased its preliminary indication of interest to a level that was deemed suitable by the Interchange board of directors to allow Company A to proceed with detailed due diligence. Company A commenced detailed due diligence on March 11, 2006. Company B’s preliminary

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indication of interest was not increased to a level sufficient to meet the Interchange board’s requirements for conducting due diligence. When informed of this by Goldman Sachs, Company B elected not to proceed.

        During the week of March 13, 2006, Interchange management and Goldman Sachs were verbally contacted by a financial advisor representing another financial institution (“Company D”) regarding the possibility of Company D acquiring Interchange. During the same week, Interchange management and Goldman Sachs were verbally contacted by Keefe, Bruyette & Woods, the financial advisor to TD Banknorth, regarding the possibility of TD Banknorth acquiring Interchange.

        On March 23, 2006, at an Interchange board of directors meeting, Goldman Sachs reviewed with the board of directors the valuation of Interchange and discussed options with respect to the recent verbal inquiries received by TD Banknorth and Company D, as well as the inquiry received from Company C during the week of February 13, 2006. Thacher Proffitt discussed with the Interchange board of directors its fiduciary duties in evaluating the possible sale of Interchange. The board of directors determined to include TD Banknorth, Company C and Company D in the process.

        On March 24, 2006, Goldman Sachs contacted TD Banknorth, Company C and Company D. Each executed a confidentiality agreement and was provided with a preliminary information package and preliminary bid instructions. Each was advised that preliminary bids would be due by March 31, 2006.

        On March 31, 2006, Goldman Sachs received a preliminary indication of interest from TD Banknorth. TD Banknorth’s preliminary indication of interest included a proposal to pay $22.75 in cash per share of Interchange common stock. Goldman Sachs received telephone calls from Company C and Company D indicating that they would not be submitting preliminary indications of interest.

        On April 3, 2006, the Strategic Planning Committee conducted a telephone conference with Goldman Sachs to discuss the preliminary indication of interest from TD Banknorth. The Strategic Planning Committee authorized Goldman Sachs to invite TD Banknorth to conduct detailed due diligence. Goldman Sachs informed TD Banknorth of the Interchange board of directors’ decision and instructed TD Banknorth to submit a final bid by April 7, 2006. TD Banknorth commenced detailed due diligence.

        Also on April 3, 2006, Goldman Sachs received a final bid from Company A. The final bid included a proposal to purchase Interchange for a mixture of cash and Company A’s stock.

        At a telephonic meeting of the Interchange board of directors on April 5, 2005, Goldman Sachs reviewed with the board of directors the preliminary indication of interest from TD Banknorth and the final bid from Company A. The board of directors noted that TD Banknorth’s final bid was due on April 7, 2006 and determined to further review each of the final bids at a board of directors meeting on April 10, 2006.

        On April 7, 2006, TD Banknorth submitted its final bid to Goldman Sachs. TD Banknorth’s final bid included a proposal to pay $23.00 in cash per share of Interchange common stock. TD Banknorth also submitted an initial draft merger agreement.

        At a special meeting of the Interchange board of directors on April 10, 2006, Goldman Sachs reviewed the two final bid proposals with the board of directors. After fully considering both proposals, including the tax implications to Interchange’s shareholders of TD Banknorth’s all cash offer versus the mixture of cash and stock offered by Company A, the board of directors determined to proceed with TD Banknorth’s offer because it represented a higher value than the final bid submitted by Company A. The board of directors authorized Thacher Proffitt to begin negotiating a definitive agreement with TD Banknorth under the terms of its final bid.

        Over the next few days, the parties and their advisors negotiated the terms of the merger agreement, subject to the resolution of several open items. TD Banknorth was asked whether it would consider purchasing Interchange for a mixture of cash and TD Banknorth common stock. TD Banknorth reiterated its desire to pay all cash, rather than a mixture of cash and stock. The final open items were resolved during the morning of April 13, 2006.

        During the afternoon of April 13, 2006, a special meeting of the Interchange board of directors was held. At this meeting, Goldman Sachs and Thacher Proffitt updated the board of directors on the status of the negotiations. Thacher Proffitt reviewed for the board of directors the terms of the merger agreement, as well as the voting agreement to be entered into by each director of Interchange, the legal duties of the board of directors to Interchange’s shareholders and potential conflicts of interest issues. Goldman Sachs stated to the

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board of directors that it would render a written fairness opinion to the effect that, based upon and subject to the considerations described in its opinion, the per share merger consideration offered by TD Banknorth was “fair” from a financial point of view to Interchange’s shareholders. The board of directors then unanimously approved the merger agreement and the transactions contemplated thereby. Shortly thereafter, the parties executed the merger agreement and issued a joint press release publicly announcing the transaction late in the afternoon on April 13, 2006.

        Between the date of the merger agreement and the date of this proxy statement, neither Interchange nor its representatives has been contacted by any party other than TD Banknorth with respect to a potential acquisition of Interchange.

INTERCHANGE’S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

        Interchange’s board of directors has unanimously approved the merger agreement and unanimously recommends that Interchange shareholders vote “FOR” approval of the merger agreement.

        Interchange’s board of directors has determined that the merger is fair to, and in the best interests of, Interchange and its shareholders. In approving the merger agreement, the board of directors consulted with Goldman Sachs with respect to the fairness of the merger consideration to the holders of Interchange common stock from a financial point of view and Thacher Proffitt as to its legal duties and the terms of the merger agreement. In arriving at its determination, the board of directors also considered a number of factors, including the following:

•	the board’s familiarity with and review of information concerning the business, results of operations, financial condition, competitive position and future prospects of Interchange;
•	the current and prospective environment in which Interchange operates, including national, regional and local economic conditions, the competitive environment for banks and other financial institutions generally and the increased regulatory burdens on financial institutions generally and the trend toward consolidation in the banking industry and in the financial services industry;
•	the financial presentation of Goldman Sachs and the opinion of Goldman Sachs that, as of the date of such opinion, the merger consideration of $23.00 in cash per share is fair, from a financial point of view, to the holders of Interchange common stock;
•	results that could be expected to be obtained by Interchange if it continued to operate independently, and the likely benefits to shareholders of such course, as compared with the value of the merger consideration being offered by TD Banknorth;
•	the ability of TD Banknorth to pay the aggregate merger consideration and to receive the requisite regulatory approvals in a timely manner;
•	the fact that the consideration to be received in the merger is cash, thus eliminating any uncertainty in valuing the merger consideration to be received by Interchange shareholders, and that this consideration would result in a fully-taxable transaction to Interchange shareholders;
•	its assessment, based in part on discussions with Goldman Sachs, that it currently was unlikely that another acquiror had both the willingness and the financial capability to offer to acquire Interchange at a price which was materially higher than that being offered by TD Banknorth;
•	the terms and conditions of the merger agreement, including the parties’ respective representations, warranties, covenants and other agreements, the conditions to closing, the absence of a financing condition, a provision which permits Interchange’s board of directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, a third party which has submitted a bona fide unsolicited written proposal to acquire Interchange and a provision providing for Interchange’s payment of a termination fee to TD Banknorth if the merger agreement is terminated under certain circumstances, and the effect such termination fee could have on a third party’s decision to propose a merger or similar transaction to Interchange at a higher price than that contemplated by the merger;

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•	the effects of the merger on Interchange’s depositors and customers and the communities served by Interchange, which was deemed to be favorable given that they would be served by a geographically diversified organization which had greater resources than Interchange; and
•	the effects of the merger on Interchange’s employees, including the prospects for employment with a large, growing organization such as TD Banknorth and the severance and other benefits agreed to be provided by TD Banknorth to employees whose employment was terminated in connection with the merger.

        The discussion and factors considered by Interchange’s board of directors is not intended to be exhaustive, but includes all material factors considered. In approving the merger agreement, the board of directors did not assign any specific or relative weights to any of the foregoing factors and individual directors may have weighted factors differently.

NONPUBLIC FINANCIAL PROJECTIONS SHARED WITH TD BANKNORTH

        As noted under “— Background of the Merger” above, in connection with their consideration of the merger, TD Banknorth conducted a due diligence review of Interchange. The information that was provided to TD Banknorth included Interchange’s internal budget for the 2006 fiscal year, which was prepared by Interchange management during October and November of 2005. The budget was prepared by Interchange management for internal use and for assistance in planning, capital allocation and other management decisions and contained certain financial projections for the 2006 fiscal year, which are summarized below.

        The budget information provided below was not prepared with a view to public disclosure or compliance with GAAP, the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding forecasts and projections. In addition, the budget was based on numerous assumptions, and those Interchange believes to be material are summarized below. The financial projections may not be realized and are subject to contingencies and uncertainties, many of which are beyond the control of Interchange. For example, Interchange’s business, and the basis for the preparation of its budget, depends on conditions in the financial markets, including the level of interest rates and the performance of the equity and debt markets. Accordingly, the inclusion herein of the summary of the financial projections from the budget should not be interpreted as an indication that Interchange considers this information a reliable prediction of future results, and this information should not be relied upon for this purpose. Actual results may differ materially from those set forth below, and for a discussion of some of the factors that could cause actual results to differ see “Forward-Looking Statements—Cautionary Statements” on page 8. Interchange does not intend to make publicly available any update or other revision to these projections. Interchange generally includes various forward-looking information in its periodic reports filed with the Securities and Exchange Commission.

        In light of the foregoing, and considering that the Interchange annual meeting will be held eleven months after the date the financial projections included below were prepared, as well as the uncertainties inherent in any budgeted or forecasted information, shareholders are cautioned not to place undue reliance on these projections. At this time, Interchange does not believe it will achieve the projections as summarized below based on its recently filed financial results for the three and six months ended June 30, 2006 contained in its Form 10-Q for the second quarter of 2006. Interchange’s results were adversely affected for the periods by additional merger-related and other expenses, rising short-term interest rates and a flattening of the yield curve along with less than expected growth in loans and deposits. All of these factors contributed to a decline in Interchange’s reported net income as compared to the 2006 budget. The largest variance is projected to occur in net interest income, driven by lower loan and deposit growth and a compression in the net interest margin when compared to budget.

2006 Interchange Budget Projections	For the year ended December 31, 2006
(In thousands, except per share data)
Revenues	$110,157
Net Income	21,997
Earnings Per Share (diluted)	1.09

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        The information shown above was prepared using assumptions considered to be representative of market conditions over the period presented. Some of the more significant assumptions included the net interest margin, loan and deposit growth, prepayment speeds in the loan portfolios, growth in non-interest income and expense, the level of provisions for loan loss, the estimated tax rate and capital management through a previously announced share repurchase program. Interest rates and yields on the interest earning assets and interest bearing liabilities were assigned based upon the then-current pricing patterns and specific yields were assigned where known. Asset and deposit growth were based upon each department’s business plan and compared to recent historical achievements. National prepayment speeds were used to calculate the expected prepayments in the loan portfolio. The provision for loan losses was based upon the then-current loan review analysis and projected loan growth. Estimated taxes were based upon the then-current tax rate adjusted for any then-known or anticipated tax law changes. Certain assumptions were utilized in estimating the number of diluted shares outstanding used in the earnings per share computation including the anticipated stock price and share repurchases to be made in the open market as a result of the previously announced share repurchase plan.

OPINION OF INTERCHANGE’S FINANCIAL ADVISOR

        Goldman Sachs rendered its opinion to Interchange’s board of directors that, as of April 13, 2006 and based upon and subject to the factors and assumptions set forth therein, the merger consideration of $23.00 in cash per share to be received by holders of outstanding shares of common stock of Interchange pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated April 13, 2006, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as APPENDIX B to this proxy statement. Interchange’s shareholders should read the opinion in its entirety. Goldman Sachs provided its opinion for the information and assistance of Interchange’s board of directors in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of Interchange’s common stock should vote or make any election with respect to the transaction.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;
•	annual reports to stockholders and annual reports on Form 10-K of Interchange and TD Banknorth for the five fiscal years ended December 31, 2005;
•	certain interim reports to shareholders and quarterly reports on Form 10-Q of Interchange and TD Banknorth;
•	certain other communications from Interchange and TD Banknorth to their respective stockholders; and
•	certain internal financial analyses and forecasts for Interchange prepared by its management.

        Goldman Sachs also held discussions with members of the senior management of Interchange regarding their assessment of the past and current business operations, financial condition, and future prospects of Interchange. In addition, Goldman Sachs reviewed the reported price and trading activity for Interchange’s common stock, compared certain financial and stock market information for Interchange with similar financial and stock market information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry specifically and other industries generally and performed such other studies and analyses and considered such other factors, as it considered appropriate.

        Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of Interchange or any of its respective subsidiaries. No evaluation or appraisal of the assets or liabilities of Interchange or any of its respective subsidiaries was furnished to Goldman Sachs.

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        The following is a summary of the material financial analyses used by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and on their own do not represent a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 7, 2006 and is not necessarily indicative of current market conditions.

        Transaction Overview and Transaction Multiples Analysis. Goldman Sachs reviewed with Interchange’s board of directors the basic terms of the merger.

        Goldman Sachs calculated for Interchange’s board of directors various multiples and premiums resulting from the transaction. These calculations were based on historical information, estimates from Institutional Brokerage Estimate Systems, or IBES (a data service that compiles estimates issued by securities analysts), and certain financial analysis and forecasts for Interchange prepared by its management.

        Goldman Sachs calculated that the consideration of $23.00 per share of Interchange’s common stock represented a 23.5% premium to the closing price per share of Interchange common stock on April 7, 2006. Using the consideration, Goldman Sachs also calculated the following multiples and premiums:

•	the consideration per share of $23.00 as a multiple of Interchange’s 2005 earnings per share, or EPS, 2006 IBES median estimated EPS and estimated EPS based on the budget of Interchange’s management as of September 2005;
•	the aggregate consideration (based on the consideration per share of $23.00) as a multiple of Interchange’s stated book value and tangible book value as of December 31, 2005; and
•	the premiums to Interchange’s stated deposits and to Interchange’s core deposits, each as of December 31, 2005. These premiums were calculated as the excess of the implied aggregate transaction value over Interchange’s tangible book value as of December 31, 2005, divided by Interchange’s stated deposits and core deposits, respectively, as of December 31, 2005.
TD Banknorth’s Proposal
Consideration per share as a multiple of:
Actual 2005 EPS	23.2x
Median IBES Estimated 2006 EPS	22.1x
Budget Estimated 2006 EPS	21.1x
Aggregate consideration as a multiple of:
Stated book value	2.7x
Tangible book value	4.6x
Premium to:
Stated deposits	29.8%
Core deposits	31.0%

        Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for Interchange to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the banking industry:

Interchange’s Regional Bank Peers	Interchange’s Large/Mid-Cap Regional Bank Peers
U.S.B. Holdings	PNC Financial Services Group1
Yardville National Bancorp	M&T Bank Corporation
Sterling Bancorp	TD Banknorth
Sun Bancorp	Commerce Bancorp
Suffolk Bancorp	Mercantile Bankshares Corporation2
Lakeland Bancorp	Valley National Bancorp
Royal Bancshares of Pennsylvania
Peapack-Gladstone Financial Corporation
State Bancorp

1	PNC is pro forma for the pending BlackRock, Inc./Merrill Lynch Investment Management merger.
2	Mercantile is pro forma for the pending acquisition of James Monroe Bancorp.

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        Although none of the selected companies is directly comparable to Interchange, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Interchange.

        The multiples and ratios of Interchange were calculated using market data for Interchange common stock on April 7, 2006, publicly available financial data as of December 31, 2005 and IBES estimates.

        The multiples and ratios of each of Interchange, TD Banknorth and the selected companies were based on publicly available financial data as of December 31, 2005, market data as of April 7, 2006 and IBES estimates. With respect to the selected companies, Goldman Sachs calculated:

•	the closing share price as a percentage of the 52-week high share price;
•	the closing share price as a multiple of IBES EPS estimate for 2006;
•	the closing share price as a multiple of IBES EPS estimate for 2007 (referred to as the “forward P/E multiple”);
•	the median IBES long-term earnings growth rate estimate;
•	the ratio of the forward P/E multiple to the median IBES long-term earnings growth rate estimate;
•	the ratio of the total market capitalization to the tangible book value;
•	the core deposit premium; and
•	the three-year EPS compounded annual growth rate.
	Interchange April 7, 2006	TD Banknorth April 7, 2006	Interchange’s Regional Bank Peers		Interchange’s Large/Mid-Cap Regional Bank Peers
			Range	Median	Range	Median
Closing share price as a percentage
of the 52-week high share price	95%	91%	70%-98%	89%	91%-100%	96%
Closing share price as a multiple of:
IBES estimated 2006 EPS	17.9x	12.1x	14.2x-19.6x	14.6x	12.1x-21.3x	15.7x
IBES estimated 2007 EPS	16.3x	10.8x	12.7x-17.8x	14.2x	10.8x-17.0x	14.4x
IBES long-term growth
rate estimate	8.0%	9.65	9.0%-15.0%	9.0%	8.0%-16.0%	9.4%
Ratio of the forward P/E multiple
to IBES long-term earnings
growth rate estimate	2.2x	1.3x	1.3x-1.8x	1.6x	1.3x-2.1x	1.5x
Ratio of market capitalization
to tangible book value	3.7x	3.4x	2.0x-3.4x	2.5x	3.2x-4.6x	3.4x
Core deposit premium	23.2%	19.6%	9.5%-30.8%	13.2%	15.7%-36.6%	27%
Three-year EPS compounded
annual growth rate	5.3%	N.A.	1.6%-17.6%	8.5%	2.6%-18.9%	9.3%

        Goldman Sachs compared the historical public market valuation, calculated as the ratio of the share trading price to the next 12 months EPS estimate for certain periods ended April 7, 2006 for Interchange, to the historical public market valuation for the selected Interchange regional bank peers and for the S&P bank index. The following table represents the price to next 12 months EPS estimates as of April 7, 2006:

	Interchange	Interchange’s Regional Bank Peers	S&P Bank Index
April 7, 2006 market valuation	17.7x	15.3x	12.4x

        Goldman Sachs compared the historical stock price return, calculated as the change in stock price, for certain periods ended April 7, 2006 for Interchange, to the average historical stock price return for the selected Interchange regional bank peers and for the S&P bank index. The following table represents the results of this analysis:

	Interchange	Interchange’s Regional Bank Peers	S&P Bank Index
5-year stock price return	177%	105%	31%
3-year stock price return	59%	26%	36%
1-year stock price return	5%	(7)%	4%

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        Selected Transactions Analysis. Goldman Sachs analyzed certain publicly available financial information relating to selected comparable transactions in the banking industry, which are divided into the following two groups: (1) a group of Northeastern bank and thrift transactions since January 1, 2003 with targets in New Jersey, New York, Connecticut or Pennsylvania and values between $250 million and $800 million; and (2) a group of all transactions since January 1, 2004 with values between $250 million and $800 million. Goldman Sachs took into consideration the information obtained from its selected transaction analysis in its evaluation of the fairness of the consideration to be received by the holders of Interchange common stock.

        For each of the selected transactions and groups of transactions, Goldman Sachs calculated and compared:

        FIRST: the implied premium represented by the price paid for the target in the transaction to:

•	the closing price per share of common stock of the target six days prior to the announcement of the transaction; and
•	the target’s core deposits (calculated as the price paid less the tangible book value of the target divided by the latest publicly available core deposits of the target prior to the announcement of the transaction); and

        SECOND: the implied ratio of the price paid for the target in the transaction to:

•	earnings of the target for the fiscal year in which the transaction was announced (“FY1”);
•	earnings of the target for the last twelve months;
•	stated book value of the target, based on the last publicly available financial statements of the target available as of the announcement of the transaction; and
•	tangible book value of the target, based on the last publicly available financial statements of the target available as of the announcement of the transaction.

        The following table presents the results of this analysis by the groups stated above for the selected transactions:

	TD Banknorth’s Proposal		Selected Transactions Since January 1, 2003						Selected Transactions Since January 1, 2004
			High		Median		Low		High		Median		Low
Premium/Market	23.5%		48.6%		15.5%		0.6%		48.6%		22.0%		(1.6)%
Premium/Core Deposits	31.0%		33.5%		23.6%		11.0%		33.5%		24.3%		10.0%
Price/FY1 Earnings	22.1	x	49.4	x	20.9	x	16.3	x	49.4	x	17.0	x	12.9	x
Price/LTM Earnings	23.2	x	50.6	x	22.7	x	10.6	x	50.6	x	19.1	x	10.6	x
Price/Stated Book Value	2.7	x	3.37	x	2.28	x	1.48	x	4.05	x	2.30	x	1.46	x
Price/Tangible Book Value	4.6	x	3.74	x	2.62	x	1.80	x	4.11	x	2.98	x	1.75	x

Note:	Financial information used in calculating the figures in this table were taken from publicly available filings and SNL Financial. In transactions where no EPS estimates existed, the calculations assumed a 10% annual growth rate from historical figures.

        Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis on Interchange to determine the implied present value per share of Interchange’s common stock assuming Interchange continues to operate on a stand-alone basis. A discounted cash flow analysis is a traditional method of evaluating an asset by estimating the future cash flows of the asset and taking into consideration the time value of money with respect to those future cash flows by calculating the “present value” of the estimated future cash flows of the asset. “Present value” refers to the current value of one or more future cash payments (“cash flows”) from the asset and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. “Terminal value” refers to the value of all future cash flows from an asset at a particular point in time.

        Goldman Sachs performed a particular discounted cash flow analysis known as a dividend discount analysis, which is more appropriate for leveraged institutions with strict capital requirements. This analysis

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was used to generate reference ranges for the implied present value per share of Interchange’s common stock assuming Interchange continued to operate as a stand-alone company. The following modeling assumptions were used regarding Interchange and its future prospects:

•	5-year discounted dividend model targeting Interchange’s tangible common equity to tangible assets ratio of 6.72% as of December 31, 2005;
•	core dividends maintained at 40.4% payout ratio;
•	8.0% annual growth in total assets;
•	terminal value of Interchange’s common stock at the end of 2010 based on an earnings multiple of 15.0x the estimated earnings in 2011; and
•	a discount rate of 10%.

        Goldman Sachs analyzed two different forecasts for the future earnings of Interchange. The first was based on the median IBES estimates for EPS and future EPS growth (IBES case) and the second was based on the management forecast (Management case); the assumptions for both cases are detailed below:

        For the IBES case, the following assumptions were used:
•	IBES median EPS estimates for fiscal years 2006 and 2007; and
•	a range of annual EPS growth rates for the years 2008-2011 of between 4.0% and 9.0%.

        For the Management case, the following assumptions were used:
•	Management’s earnings forecast for fiscal years 2006 through 2010; and
•	a range of annual EPS growth rates for fiscal year 2011 of between 4.0% and 14.0%.

        This analysis resulted in a reference range for the implied present value per share of Interchange common stock, on a standalone basis, of $15.14 to $17.96 for the IBES case and $19.43 to $21.06 for the Management case.

        The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Goldman Sachs considered the results of all of the analyses and factors and did not isolate specific analyses or factors and reach separate conclusions as to whether or not any particular analysis or factor supported its opinion; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the underlying analyses and factors. Accordingly, Goldman Sachs believes that its analyses must be considered as a whole and that selecting portions of its analyses or certain factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the processes underlying its opinion.

        In its analyses, Goldman Sachs made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and various other matters, many of which are beyond the control of the parties and their advisors. Furthermore, no company or transaction used in Goldman Sachs’ analysis is identical to Interchange, TD Banknorth or the proposed merger. Rather, the analyses of comparable companies and transactions involve complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition, public trading or other values of the companies or transactions being compared.

        Goldman Sachs prepared its analyses for purposes of providing its opinion to Interchange’s board of directors as to the fairness from a financial point of view to holders of shares of Interchange common stock of the exchange ratio and to assist Interchange’s board of directors in analyzing the proposed merger. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties and their respective advisors, none of Interchange, TD Banknorth, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasted.

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        Goldman Sachs’ opinion was one of many factors considered by the Interchange board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the board of directors of Interchange or management with respect to the merger or the exchange ratio.

        Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs acted as financial advisor to Interchange in connection with, and participated in certain of the negotiations leading to, the merger. In addition, Goldman Sachs has provided certain investment banking services to The Toronto-Dominion Bank, the majority shareholder of TD Banknorth, from time to time, including having acted as:

•	its financial advisor in connection with its disposition of TD Waterhouse Group, Inc. announced in June 2005;
•	its financial advisor in connection with TD Banknorth’s acquisition of Hudson United Bancorp announced in July 2005;
•	its financial advisor in connection with its acquisition of 51% of Banknorth Group announced in August 2004;
•	manager of its Medium Term Note Program from 2001 through 2005.

        Goldman Sachs has also provided certain investment banking services to TD Banknorth, from time to time, including having acted as a participant in its $200 million issuance of 8% Trust Preferred Securities in February 2002.

        Goldman Sachs may also provide investment banking services to TD Banknorth or Interchange and their respective affiliates in the future. In connection with the above-described investment banking services, Goldman Sachs has received, and may receive, compensation.

        Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to Interchange, TD Banknorth and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of Interchange, TD Banknorth and their respective affiliates for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

        Interchange selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated December 22, 2005, Interchange engaged Goldman Sachs as financial advisor in connection with the contemplated transaction. Pursuant to the terms of the engagement letter, Interchange has agreed to pay Goldman Sachs a transaction fee equal to 1.00% of the total merger consideration of $480.6 million, or approximately $4.81 million, which is payable upon completion of the merger. Interchange has also agreed to reimburse Goldman Sachs for all reasonable out-of-pocket expenses, including fees of counsel, and to indemnify Goldman Sachs and certain related persons against specified liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

BANK MERGER

        The merger agreement provides for the merger of Interchange Bank into TD Banknorth, NA immediately following the completion of the merger. Following the bank merger, Interchange will be liquidated with and into TD Banknorth.

MERGER CONSIDERATION

        At the effective time of the merger, each share of Interchange common stock issued and outstanding immediately prior to the effective time (other than shares held by Interchange or TD Banknorth) will be cancelled and converted automatically into the right to receive from TD Banknorth an amount equal to $23.00 in cash, without interest.

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        After the completion of the merger, holders of certificates that prior to the merger represented issued and outstanding shares of Interchange common stock will have no rights with respect to those shares except for the right to surrender the certificates for the merger consideration. After the completion of the merger, holders of shares of Interchange common stock will have no continuing equity interest in Interchange or TD Banknorth and, therefore, will not share in future earnings, dividends or growth of Interchange or TD Banknorth.

TREATMENT OF EQUITY-BASED AWARDS

        Immediately prior to the merger, any unexercised option to buy Interchange common stock which is outstanding will be terminated and each holder will be entitled to receive from Interchange in consideration therefor a cash payment at the closing in an amount equal to the difference between $23.00 and the exercise price of such stock option, multiplied by the number of shares subject to the stock option held, less any required tax withholdings. In addition, immediately prior to the merger, all unvested shares of restricted stock then outstanding will immediately vest and be converted to a right to receive $23.00 per share, less any required tax withholdings, from Interchange. See “—Interests of Certain Persons in the Transaction-Equity-Based Awards.”

FINANCING THE TRANSACTION

        Based on the fully diluted number of shares of Interchange outstanding, the aggregate amount of consideration to be paid to Interchange’s shareholders and option holders will be approximately $480.6 million. TD Banknorth represented and warranted in the merger agreement that it will have capital and financing sufficient to pay the merger consideration to the shareholders of Interchange following completion of the merger. Concurrently with the execution of the merger agreement, TD Banknorth and its majority stockholder, The Toronto-Dominion Bank, entered into a letter agreement which provides for the sale of 13.0 million shares of TD Banknorth common stock to The Toronto-Dominion Bank at a price of $31.17 per share on the closing date of the merger. The proceeds from this transaction will be used by TD Banknorth to fund a substantial portion of the merger consideration.

NO SOLICITATION

        The merger agreement provides that Interchange and its subsidiaries and its and their directors, officers, employees, agents or representatives may not directly or indirectly solicit, initiate, knowingly encourage or take any action to facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any offer or proposal regarding an acquisition proposal. The term “acquisition proposal” is generally defined in the merger agreement as any offer or proposal for, or any indication of interest in, any of the following:

•	a merger, tender offer, recapitalization, consolidation or similar transaction involving Interchange or any of its subsidiaries;
•	any purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Interchange or any of its subsidiaries; or
•	a purchase or other acquisition of beneficial ownership of securities representing 10% or more of the voting power of Interchange or any of its subsidiaries.

        The merger agreement also provides that Interchange and its subsidiaries and its and their directors, officers, employees, agents or representatives shall not participate in any discussions or negotiations with, or provide any information to, any person (other than TD Banknorth or its affiliates or representatives) concerning an acquisition proposal, or enter into any definitive agreement or understanding for any acquisition proposal or requiring Interchange to abandon, terminate or fail to complete the transactions contemplated by the merger agreement, except as authorized in the manner described in the following paragraph.

        The merger agreement allows Interchange to furnish information to, and negotiate and engage in discussions with, any person that delivers an unsolicited, bona fide written proposal for an acquisition proposal if:

•	the board of directors of Interchange determines in good faith (1) by a majority vote, after consultation with its outside legal counsel, that failing to take such action would be inconsistent with its fiduciary duties under applicable laws; and (2) that the proposal, after taking into account the advice of its

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financial advisor and all of the terms and conditions of the acquisition proposal, is or would be reasonably likely to result in a proposal that is in the aggregate more favorable and provides greater value to all of Interchange’s shareholders than the merger consideration, merger agreement and the merger with TD Banknorth taken as a whole (a “superior proposal”); and

•	prior to furnishing any information to that person, Interchange has entered into a confidentiality agreement with that person that is no less restrictive, in any material respect, than the confidentiality agreement between TD Banknorth and Interchange, and Interchange enforces and does not waive any of the provisions of the confidentiality agreement with that person.

        The merger agreement also allows Interchange to take and disclose to its shareholders any position contemplated by the federal securities laws so long as Interchange has complied with the requirements described above.

        Interchange is required to notify TD Banknorth if Interchange receives any inquiries, proposals or offers or requests for discussions or negotiations relating to an acquisition proposal.

RECOMMENDATION OF INTERCHANGE BOARD OF DIRECTORS

        The merger agreement requires Interchange’s board of directors to recommend and to continue to recommend the approval of the merger agreement and the merger by Interchange’s shareholders. Interchange’s board of directors is permitted to withdraw, modify or change in a manner adverse to TD Banknorth its recommendation to shareholders with respect to the merger agreement and the merger only if:

•	after consultation with its outside legal counsel, the board of directors determines in good faith that failing to take such action, in response to an unsolicited bona fide written acquisition proposal that is a superior proposal, would be inconsistent with its fiduciary duties under applicable law;
•	Interchange has given TD Banknorth five business days’ prior written notice of its intention to do so and Interchange’s board of directors has considered any changes to the merger consideration and the merger agreement, if any, proposed by TD Banknorth and has determined in good faith, after consultation with its outside legal counsel and after consultation with its financial advisor, that the unsolicited proposal remains a superior proposal; and
•	Interchange has complied in all material respects with the requirements described under “—No Solicitation” above.

SURRENDER OF STOCK CERTIFICATES; PAYMENT FOR SHARES

        Prior to the completion of the merger, TD Banknorth will appoint an exchange agent for the benefit of the holders of shares of Interchange common stock in connection with the merger. At or prior to the effective time of the merger, TD Banknorth will deliver to the exchange agent an amount of cash equal to the aggregate merger consideration.

        No later than five business days following the completion of the merger, the exchange agent will mail to each holder of record of shares of Interchange common stock a form letter of transmittal and related documents disclosing the effectiveness of the merger and the procedure for exchanging certificates representing shares of Interchange common stock for the merger consideration. After the effective time, each holder of a certificate representing shares of issued and outstanding Interchange common stock (except for shares held by Interchange or TD Banknorth) will, upon surrender to the exchange agent of a certificate for exchange together with a properly completed letter of transmittal and related documents, be entitled to receive $23.00 in cash, without interest, multiplied by the number of shares of Interchange common stock represented by the certificate. No interest will be paid or accrued on the merger consideration upon the surrender of any certificate for the benefit of the holder of the certificate.

        Any portion of the cash delivered to the exchange agent by TD Banknorth (together with any interest or other income earned thereon) that remains unclaimed by the former shareholders of Interchange for six months after the effective time will be delivered to TD Banknorth or TD Banknorth, NA. Any shareholders of Interchange who have not exchanged their certificates as of that date may look only to TD Banknorth for

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payment of the merger consideration. However, none of the exchange agent, TD Banknorth or Interchange shall be liable to any holder of shares of Interchange common stock for any shares or any dividends or distributions with respect to or any merger consideration paid to a public official in accordance with applicable abandoned property, escheat or similar laws.

CONDITIONS TO THE MERGER

        Completion of the merger is subject to the satisfaction of conditions set forth in the merger agreement, or, to the extent permitted by law, the waiver of those conditions by the party entitled to do so, at or before the effective time of the merger. Each of the parties’ obligation to complete the merger is subject to the following conditions:

•	a majority of the shares of Interchange common stock present and voting at the annual meeting must vote to approve the merger agreement;
•	all regulatory approvals required to complete the transactions contemplated by the merger agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods shall have expired; and
•	no statute, rule, regulation, judgment, decree, injunction or other order may prohibit, materially restrict or make illegal the completion of the transactions contemplated by the merger agreement.

        The obligation of TD Banknorth to complete the merger is also conditioned upon the satisfaction or waiver of each of the following conditions:

•	there must not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by the merger agreement by any governmental entity which imposes any restriction, requirement or condition which would have or would be reasonably likely to have a material adverse effect on TD Banknorth; and
•	the representations and warranties of Interchange in the merger agreement are true and correct as of the date of the merger agreement and as of the closing date for the merger (except that certain representations and warranties will be read without materiality or material adverse effect qualifications), other than, in most cases, those failures to be true and correct that would not result or reasonably be expected to result, individually or in the aggregate, in a material adverse effect on Interchange. TD Banknorth shall have received a certificate from specified officers of Interchange with respect to compliance with this condition;
•	Interchange shall have performed in all material respects all obligations required to be performed by it at or prior to the completion of the merger; TD Banknorth shall have received a certificate from specified officers of Interchange with respect to compliance with this condition; and
•	at or prior to the effective time of the merger, Interchange and certain of its executive officers shall have performed in all material respects all obligations required to be performed by them under (1) the termination and release agreements by and among TD Banknorth, Interchange and such executive officers; and (2) the noncompetition and consulting agreement between TD Banknorth and Anthony S. Abbate.

        The obligation of Interchange to complete the merger is also conditioned upon the satisfaction or waiver of each of the following conditions:

•	the representations and warranties of TD Banknorth in the merger agreement are true and correct as of the date of the merger agreement and as of the closing date for the merger (except that certain representations and warranties will be read without materiality or material adverse effect qualifications), other than, in most cases, those failures to be true and correct that would not result or reasonably be expected to result, individually or in the aggregate, in a material adverse effect on TD Banknorth. Interchange shall have received a certificate from specified officers of TD Banknorth with respect to compliance with this condition; and
•	TD Banknorth shall have performed in all material respects all obligations required to be performed by it at or prior to completion of the merger; Interchange shall have received a certificate from specified officers of TD Banknorth with respect to compliance with this condition.

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REPRESENTATIONS AND WARRANTIES OF INTERCHANGE AND TD BANKNORTH

        Interchange and TD Banknorth each has made representations and warranties to the other with respect to, among other things:

•	corporate organization and existence;
•	authority and power to execute the merger agreement to complete the transactions contemplated by the merger agreement;
•	required consents, approvals, notices and filings;
•	the accuracy of Securities and Exchange Commission filings;
•	broker’s fees;
•	its compliance with applicable laws;
•	pending or threatened legal proceedings;
•	agreements with regulatory authorities; and
•	the truth and accuracy of certain information included in this proxy statement.

        TD Banknorth has also made an additional representation and warranty to Interchange with respect to having available to it sufficient cash to pay the aggregate merger consideration.

        Interchange has also made additional representations and warranties to TD Banknorth with respect to, among other things:

•	its and Interchange Bank’s stock capitalization;
•	the absence of certain changes and events;
•	its and its subsidiaries’ reports and filings with regulatory authorities;
•	the absence of undisclosed liabilities;
•	the filing of tax returns and the payment of taxes;
•	labor matters;
•	employee-benefit plans and the administration of these plans;
•	board approval;
•	material agreements;
•	title to properties and leases;
•	its loan portfolio;
•	derivative transactions;
•	adequacy of insurance;
•	environmental matters;
•	compliance with the Investment Advisors Act of 1940 and the Investment Company Act of 1940;
•	the inapplicability of state anti-takeover laws;
•	the completeness of corporate books and records;
•	intellectual property; and
•	the truth and accuracy of the representations and warranties made in the merger agreement.

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CONDUCT PENDING THE MERGER

        The merger agreement contains covenants of Interchange and TD Banknorth pending the completion of the merger, including covenants regarding the conduct of Interchange’s business. These covenants are briefly described below.

        Interchange has agreed that it will conduct, and will cause each of its subsidiaries to conduct, its business in the usual, regular and ordinary course consistent with past practice and use reasonable best efforts to preserve its business organization, employees and advantageous business relationships and to retain the services of its officers and key employees. Interchange has also agreed not to take any action that would adversely affect or materially delay their ability to obtain any regulatory approvals necessary to complete the merger or its performance of its covenants under the merger agreement.

        Interchange has further agreed that, except as expressly contemplated or permitted by the merger agreement, it will not, nor will it permit any of its subsidiaries to, do any of the following without the prior written consent of TD Banknorth:

•	adjust, split, combine or reclassify any capital stock;
•	set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock or stock appreciation rights, other than (1) regular quarterly cash dividends equal to the rate paid during the fiscal quarter immediately preceding the date of the merger agreement, any such quarterly dividend to have the same record and payment dates as the quarterly dividend for the comparable period in the prior year; (2) dividends paid by any of the subsidiaries of Interchange so long as such dividends are only paid to Interchange or any of its other wholly-owned subsidiaries, provided that no such dividend shall cause Interchange Bank to cease to qualify as a “well capitalized”institution under the prompt corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 and the applicable regulations thereunder; and (3) dividends paid to the holders of trust preferred securities issued by affiliated trusts, in each case in accordance with the terms of such securities;
•	issue or commit to issue any voting debt or any additional shares of capital stock, or any rights with respect to shares of its capital stock, except that (1) shares of common stock may be issued pursuant to the exercise of stock options outstanding as of the date of the merger agreement; and (2) 72,421 shares of common stock may be issued from treasury in satisfaction of awards of unvested restricted stock that, as of the date of the merger agreement, had been earned by and granted to, but not yet issued to, their respective recipients;
•	enter into any new line of business or change its lending, investment, risk and asset-liability management and other material banking or operating policies in any material respect, except as required by law or by policies imposed by a governmental entity;
•	sell, license, lease, encumber, mortgage, transfer, assign or otherwise dispose of, or abandon or fail to maintain, any of its material assets, properties or other rights or agreements other than in the ordinary course of business, provided that in no event shall Interchange or any of its subsidiaries sell, license, lease, encumber, mortgage, transfer, assign or otherwise dispose of any subsidiary, business division, branch or other operating business without, in any such case, receiving the prior written consent of TD Banknorth;
•	acquire or invest in any other person, by purchase or other acquisition of stock or other equity interests (other than in a fiduciary capacity in the ordinary course of business), by merger, consolidation, asset purchase or other business combination, or by formation of any joint venture or other business organization or by contributions to capital; or acquire any debt securities, property or assets (including any investments or commitments to invest in real estate or any real estate development project) in or from any other individual, corporation, joint venture or other entity other than a wholly-owned subsidiary of Interchange, except for (1) foreclosures, settlements in lieu of foreclosures, troubled debt or loan restructurings and other similar acquisitions in connection with securing or collecting debts previously contracted in the ordinary course of business; (2) purchases of investment securities in the ordinary course of business consistent with past practice; and (3) loans originated or acquired pursuant to the terms of the merger agreement;

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•	incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of any person, except in the ordinary course of business consistent with past practice;
•	create, renew, amend or terminate, fail to perform any obligations under, waive or release any rights under or give notice of a proposed renewal, amendment, waiver, release or termination of, any material contract, agreement or lease to which Interchange or any of its subsidiaries is a party or by which Interchange or any of its subsidiaries or their respective properties is bound, other than any of the foregoing arising in the ordinary course of business consistent with past practice;
•	foreclose on or take a deed or title to any multi-family residential or commercial real estate without first conducting a Phase I environmental assessment of the property, or foreclose on or take a deed or title to any multi-family residential or commercial real estate if such environmental assessment indicates the presence of a hazardous substance;
•	increase the compensation or fringe benefits of or pay any incentive or bonus payments to any present or former director, officer or employee of Interchange or any of its subsidiaries other than in the ordinary course of business consistent with past practice, provided that, notwithstanding the foregoing, (1) such increases shall not exceed 4.0% in the aggregate, (2) the compensation of an executive officer who is party to a change of control agreement may not be increased without the prior written consent of TD Banknorth and (3) Interchange may pay bonuses under its Executive Incentive Plan and Management Incentive Plan;
•	grant any severance or termination pay to any present or former director, officer or employee of Interchange or any of its subsidiaries;
•	establish, adopt or enter into any new benefit plan, agreement, program, policy, trust, fund or other arrangement;
•	amend or terminate any benefit plan, except as provided for in the merger agreement;
•	increase the funding obligation or contribution rate of any benefit plan subject to Title IV of ERISA;
•	hire any new employee at an annual rate of salary in excess of $75,000, provided, however, that Interchange may hire at-will employees at an annual rate of compensation not to exceed $75,000 to fill vacancies that may from time to time arise in the ordinary course of business;
•	increase the size of the Interchange board of directors;
•	make any capital expenditures in excess of $250,000 in the aggregate, other than expenditures budgeted in the capital expenditure budget delivered to TD Banknorth prior to the date of the merger agreement;
•	apply for the opening, relocation or closing of any, or open, relocate or close any, branch office or loan production or servicing facility;
•	except for loans or commitments for loans approved by Interchange prior to the date of the merger agreement, (1) make or acquire any loan or issue a commitment for any loan other than in the ordinary course of business consistent with past practice; and (2) make or acquire any loan or issue a commitment for any loan with a principal amount in excess of $5.0 million or with a principal amount which would result in a loan to any one borrower in excess of $5.0 million;
•	engage or participate in any material transaction or incur or sustain any material obligation, other than in the ordinary course of business consistent with past practice;
•	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates any of its officers or directors other than in the ordinary course of business consistent with past practice and consistent with loans made in the ordinary course of the business of Interchange and its subsidiaries;
•	pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations, including taking any action to settle or compromise any litigation, in each case (1) relating to the merger agreement or the transactions contemplated thereby; or (2) that requires the payment by Interchange of an amount, individually or in the aggregate, in excess of $150,000;

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•	amend its certificate of incorporation or bylaws or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation with any person (other than consolidations, mergers or reorganizations solely among wholly-owned subsidiaries of Interchange), or a letter of intent or agreement in principle with respect thereto;
•	materially change its investment securities portfolio policy or the manner in which the portfolio is classified or reported; or invest in any “high-risk” mortgage-backed or mortgage related securities;
•	make any material change in its policies and practices with respect to loans, including without limitation policies relating to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans;
•	take any action that is intended or would reasonably be expected to result in (i) any of the conditions to closing the merger not being satisfied or a required regulatory approval not being obtained without the imposition of a condition that is reasonably expected to have a material adverse effect on TD Banknorth after the merger or (ii) a material violation of any provision of the merger agreement;
•	make any changes in its accounting methods or methods of tax accounting, practices or policies, except as may be required under law, rule, regulation or U.S. GAAP, in each case as concurred in by Interchange’s independent public accountants;
•	enter into any securitizations of any loans or create any special purpose funding or variable interest entity;
•	make or change any material tax election (unless required by applicable law), file any material amended tax Returns, settle or compromise any material tax liability or surrender any right to claim a material tax refund, in each case other than in the ordinary course of business consistent with past practice (for this purpose, material means $250,000 or more of taxes); or
•	agree to, or make any commitments to, take any of the foregoing actions.

        TD Banknorth has agreed that prior to the effective time of the merger that it will not, nor will it permit any of its subsidiaries to, do any of the following without the prior written consent of Interchange, except as expressly contemplated or permitted by the merger agreement:

•	take any action that is intended or would reasonably be expected to result in (i) any of the conditions to closing the merger not being satisfied or a required regulatory approval not being obtained without the imposition of a condition that is reasonably expected to have a material adverse effect on TD Banknorth after the merger or (ii) a material violation of any provision of the merger agreement; or
•	agree to or make any commitment to do any of the foregoing.
•	The merger agreement also contains covenants relating to, among other things:
•	the preparation for the post-merger integration of Interchange’s business and operating systems with those used by TD Banknorth and its subsidiaries;
•	the preparation and distribution of this proxy statement and all requisite regulatory filings;
•	the notification of all parties of any material communication from, or reasonable opportunity for advance review of any communication intended to be given to, any governmental entity regarding the transactions contemplated under the merger agreement;
•	access to information concerning the other parties and the confidentiality of that information;
•	compliance with all legal requirements imposed on each party with respect to the merger and consummation of all transactions contemplated by the merger agreement;
•	the provision to employees of Interchange and its subsidiaries who remain employed after the merger with at least the types and levels of employee benefits maintained by TD Banknorth for similarly situated employees of TD Banknorth; the continuation of any employee benefit plans of Interchange until Interchange’s employees are permitted to participate in TD Banknorth’s employee benefit plans; severance pay for any employee of Interchange and its subsidiaries who is not otherwise covered by a specific termination or change of control agreement and who is terminated by TD Banknorth other than for cause in the one year period following the merger; TD Banknorth will honor the terms of all written compensation agreements to which Interchange is a party;

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•	the indemnification of any director, officer or employee of Interchange in any suit or other proceeding that pertains to either the fact that such person was a director, officer or employee of Interchange or the merger agreement; and the maintenance of directors’and officers’ liability insurance by TD Banknorth covering persons who are currently covered by Interchange’s directors’ and officers’ insurance, for six years after the merger;
•	the completion of all actions necessary to carry out the purpose of the merger agreement;
•	the notification of all parties of any event having a material adverse effect on any party or which would be reasonably likely to constitute a material breach of the merger agreement;
•	the amendment of all disclosures made by Interchange pursuant to the merger agreement up until the effective time of the merger;
•	the provision to TD Banknorth of copies of all financial statements and reports filed by Interchange or any of its subsidiaries with any regulatory authority or its shareholders, all internal control reports submitted to Interchange or its subsidiaries by its independent auditors and additional information as TD Banknorth may request, and will notify TD Banknorth of any material changes in the ordinary course of business or operation of properties, any governmental complaints or investigations and the institution or threat of material litigation involving Interchange or any of its subsidiaries;
•	the merger of Interchange Bank with and into TD Banknorth, NA, with TD Banknorth, NA as the surviving entity;
•	the consultation between all parties regarding the issuance of press releases and public statements related to the merger agreement;
•	the creation of the merger subsidiary by TD Banknorth as its wholly owned subsidiary which will take all necessary action to complete the transactions contemplated by the merger agreement;
•	the liquidation and dissolution of Clover Leaf Mortgage Company by Interchange and any other inactive Interchange subsidiary as may be requested by TD Banknorth not less that 30 days prior to the anticipated closing date; and
•	the approval by the sole shareholder of each of TD Banknorth, NA and Interchange Bank of the bank merger agreement prior to the merger.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

        At any time prior to the effective time of the merger (and whether before or after approval of the merger by Interchange’s shareholders), TD Banknorth and Interchange may, to the extent permitted by law:

•	extend the time for performance of any of the obligations of the other party under the merger agreement;
•	waive any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant thereto;
•	waive compliance with any agreements or conditions contained in the merger agreement; or
•	amend any provision of the merger agreement.

        However, after the approval of the merger by the shareholders of Interchange, TD Banknorth and Interchange may not, without further approval of the Interchange shareholders, extend, waive or amend any provision of the merger agreement which by law requires further approval by Interchange’s shareholders without obtaining such approval.

EXPENSES

        The merger agreement provides that, as a general matter, each party shall bear its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement. In some circumstances, however, Interchange may be required to pay a termination fee to TD Banknorth. See “—Termination Fee” below.

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TERMINATION OF MERGER AGREEMENT

        The merger agreement may be terminated at any time (even after approval of the merger by the Interchange shareholders) as follows:

•	by mutual written consent of the parties;
•	by TD Banknorth or Interchange if any required regulatory approval for the completion of the transactions contemplated by the merger agreement is not obtained, or if any governmental authority has issued a final order prohibiting the transactions;
•	by TD Banknorth or Interchange if the merger is not completed by March 31, 2007, unless the failure to complete the merger is due to the failure by the party seeking to terminate the merger agreement to perform its obligations under the merger agreement;
•	by TD Banknorth or Interchange if the other party breaches any of its representations, warranties, covenants or agreements under the merger agreement and the breach has not been cured within 30 days of written notice of the breach or by its nature could not be cured prior to closing of the merger, provided that the terminating party is not then in material breach of the merger agreement;
•	by TD Banknorth or Interchange if the shareholders of Interchange do not approve the merger agreement at the meeting of shareholders called to approve the merger agreement or any adjournment thereof;
•	by TD Banknorth, if Interchange’s board of directors does not publicly recommend to its shareholders that they vote in favor of the merger agreement, or withdraws, modifies or amends its recommendation in a manner materially adverse to TD Banknorth or takes any other action or makes any other public statement in connection with the meeting of shareholders called to approve the merger agreement inconsistent with such recommendation;
•	by TD Banknorth if Interchange fails to call, give notice of, convene and hold a meeting of shareholders to approve the merger agreement; or
•	by TD Banknorth if a tender offer or exchange offer for 25% or more of the outstanding shares of Interchange common stock commences (other than by TD Banknorth or a subsidiary) and Interchange’s board of directors recommends that shareholders tender their shares or otherwise fails to recommend that shareholders reject the tender offer or exchange offer.

TERMINATION FEE

        As a material inducement to TD Banknorth to enter into the merger agreement, Interchange agreed to pay TD Banknorth a termination fee of up to $20 million. Interchange will pay the full $20 million to TD Banknorth if:

•	TD Banknorth terminates the merger agreement because the board of directors of Interchange does not publicly recommend to its shareholders that they vote in favor of the merger agreement or withdraws, modifies or amends its recommendation in a manner materially adverse to TD Banknorth or takes any other action or makes any other public statement in connection with the meeting of Interchange shareholders inconsistent with such recommendation;
•	TD Banknorth terminates the merger agreement because Interchange fails to call, give notice of, convene and hold a meeting of shareholders to approve the merger agreement; or
•	TD Banknorth terminates the merger agreement because a tender offer or exchange offer for 25% or more of the outstanding shares of Interchange common stock commences (other than by TD Banknorth or a subsidiary) and Interchange’s board of directors recommends that shareholders tender their shares or otherwise fails to recommend that shareholders reject the tender offer or exchange offer.

        Interchange will pay a fee of $5 million if an acquisition proposal with respect to Interchange is publicly announced or otherwise communicated or made known to the board of directors or senior management of Interchange (or any person has publicly announced, communicated or made known an intention to make an acquisition proposal with respect to Interchange) and:

•	TD Banknorth terminates the merger agreement because of Interchange’s willful breach of any representation, warranty, covenant or agreement under the merger agreement;

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•	TD Banknorth or Interchange terminates the merger agreement because the shareholders of Interchange do not approve the merger agreement at the meeting of shareholders called to approve the merger agreement or any adjournment thereof (and the acquisition proposal was communicated before the date of the shareholders meeting); or
•	TD Banknorth or Interchange terminate the merger agreement because the merger is not completed by March 31, 2007 without a vote of Interchange shareholders having occurred.

        Interchange will pay TD Banknorth the remaining $15 million if, within 18 months after termination of the merger agreement in the circumstances set forth in the immediately preceding paragraph, Interchange or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an acquisition proposal.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

        Some of the members of Interchange management and board of directors may be deemed to have interests in the merger that are in addition to their interests as shareholders of Interchange generally. The board of directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated by the merger agreement.

        Equity-Based Awards. Immediately prior to the effective time of the merger, any unexercised option will be terminated and each holder will receive in consideration for the cancellation of such option a cash payment from Interchange in an amount equal to the difference between $23.00 and the exercise price of such stock option, multiplied by the number of shares of common stock subject to such option, less any required tax withholdings. In addition, immediately prior to the merger, all unvested shares of restricted stock then outstanding will become fully vested at the time of the merger and will be converted to a right to receive $23.00 per share, less any required tax withholdings, from Interchange upon the closing of the merger.

        The following table sets forth the number of unexercised options and unvested shares of restricted stock which were held by the named executive officers, all other officers as a group and all non-employee directors as a group as of the date of this document. Certain of the unvested awards shown below may vest in accordance with their terms prior to the consummation of the merger.

Name	Number of Unexercised Options	Payment at Completion of Merger in Cancellation of Unexercised Options (Before Deduction of Withholding Taxes)	Number of Unvested Shares of Restricted Stock	Payment at Completion of Merger in Cancellation of Unvested Shares of Restricted Stock (Before Deduction of Withholding Taxes)
Anthony S. Abbate	307,500	$ 2,763,713	34,518	$ 793,914
Anthony J. Labozzetta	120,000	1,163,426	11,652	267,996
Patricia D. Arnold	115,250	1,260,205	9,079	208,817
Charles T. Field	22,500	135,900	5,794	133,262
Charles P. Frost	7,500	47,325	1,526	35,098
All other officers
as a group	545,484	5,926,150	20,885	480,355
All non-employee
directors as a group
(13 persons)	93,900	922,074	—	—

Total	1,212,134	$12,218,793	83,454	$1,919,442

        In addition, shares of purchased restricted stock (i.e., shares purchased at a discount to market price by the executive which are subject to a vesting schedule) held by certain executives will vest immediately prior to the effective time of the merger. The value attributable to the vesting of purchased restricted stock is as follows: Labozzetta — $66,638; Arnold — $23,500; Field — $45,375; Frost — $5,232; and Giancola — $8,720.

        Change of Control Agreements. Under the merger agreement, TD Banknorth has agreed to honor various change of control agreements which have been entered into by Interchange and some of its executive officers. Interchange has one-year change of control agreements with 13 officers, including Charles P. Frost, two-year change of control agreements with four officers, including Patricia D. Arnold, Charles T. Field and Anthony J. Labozzetta, and a three-year change of control agreement with Anthony S. Abbate.

        The one-year agreements provide, among other things, that if the officer is terminated during the two years following a “change of control,” or if they voluntarily terminate during one year following a “change of control,” unless such termination is (1) because of the officer’s death or retirement; (2) by Interchange for cause or disability; or (3) by the officer for other than good reason, the officer shall receive an amount equal to the officer’s highest annualized base salary.

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        The two-year agreements provide, among other things, that if the officer is terminated during the two years following a “change of control,” or if they voluntarily terminate during the two years following a “change of control,” unless such termination is (1) because of the officer’s death or retirement; (2) by Interchange for cause or disability; or (3) by the officer for other than good reason, the officer shall receive an amount equal to two times the officer’s highest annualized base salary plus an amount equal to the sum of the bonuses paid for the previous two years.

        Mr. Abbate’s agreement provides, among other things, that if he is terminated during the three years following a “change of control,” or he voluntarily terminates during the three years following a “change of control,” unless such termination is (1) because of his death or retirement; (2) by Interchange for cause or disability; or (3) by him for other than good reason, Mr. Abbate shall receive (a) a lump sum amount equal to three times his annual base salary at the highest rate in effect during the twelve months immediately preceding his date of termination; plus (b) a lump sum amount equal to the greater of: (x) $300,000; or (y) the sum of all bonuses earned by him (without regard to the date of payment) during the three calendar years preceding the calendar year in which occurs his date of termination.

        In addition, each change of control agreement provides that the officers will receive their unpaid base salary up to termination, accrued vacation pay, a portion of the bonus in the year of termination which has not yet been awarded or paid under Interchange management incentive plan, benefits and continuation of health and welfare benefits, “grossed up” to cover any excise tax imposed by Section 4999 of the Internal Revenue Code (except for the one-year change of control agreements, which do not contain a “gross-up” provision).

        In settlement of the change of control agreements, the following cash severance will be paid as of the effective time of the merger: Abbate — $2,194,187; Labozzetta — $686,194; Arnold — $549,167; Field — $540,732; and Giancola — $472,726. In addition it is estimated that the aggregate potential payments to individuals with one-year agreements would be approximately $2,070,743 of which $250,350 would be payable to Mr. Frost if such one-year agreements are triggered by a termination of employment under the terms of such agreements.

        Indemnification and Insurance. The merger agreement provides that from and after the effective time of the merger, TD Banknorth shall indemnify and hold harmless each present and former director, officer and employee of Interchange or Interchange subsidiary determined as of the effective time of the merger against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (including any amounts paid in a settlement effected with the prior written consent of TD Banknorth) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she is or was a director, officer or employee of Interchange or Interchange subsidiary or, while a director, officer or employee, is or was serving at the request of Interchange as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of the merger agreement or any of the transactions contemplated thereby, to the fullest extent which such persons would be entitled under the certificate of incorporation of Interchange as of the date of the merger agreement.

        In addition, the merger agreement provides that TD Banknorth shall use its reasonable best efforts to cause the persons serving as directors and officers of Interchange immediately prior to the effective time of the merger to be covered by the directors’ and officers’ liability insurance policy maintained by Interchange (provided that TD Banknorth may substitute therefore policies of at least the same coverage and amounts containing comparable terms and conditions as such policy or single premium tail coverage with policy limits equal to Interchange’s existing coverage limits and which is not less advantageous to such directors and officers) for a six-year period following the effective time of the merger with respect to acts or omissions occurring prior to the effective time of the merger which were committed by such directors and officers in their capacities as such.

        Consulting and Noncompetition Agreement with Anthony S. Abbate. In connection with the execution of the merger agreement, TD Banknorth entered into a consulting and noncompetition agreement with Anthony S. Abbate. Pursuant to the terms of the agreement, Mr. Abbate will provide advice and counsel

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to TD Banknorth and its affiliates in connection with TD Banknorth’s operations and customer relationships in New Jersey for one year following the completion of the merger. The agreement also provides that Mr. Abbate may not compete, directly or indirectly, with TD Banknorth or its affiliates during the one year following the completion of the merger. In consideration of the foregoing, Mr. Abbate will receive a consulting fee of $8,333 per month, use of a company-provided automobile and payment of country club expenses during the consulting period.

        Other than as set forth above, no director or executive officer of Interchange has any substantial interest, direct or indirect, in the proposed merger, except insofar as ownership of Interchange’s common stock might be deemed such an interest. See “Security Ownership of Certain Beneficial Owners and Management.”

EMPLOYEE BENEFITS MATTERS

        The merger agreement contains agreements of the parties with respect to various employee matters, which are briefly described below.

        As soon as administratively practicable after the effective time of the merger, TD Banknorth will provide the employees of Interchange and its subsidiaries who remain employed after the merger with at least the types and levels of employee benefits maintain by TD Banknorth for similarly situated employees.

        TD Banknorth will cause its benefit plans:

•	not to treat any employee of Interchange or its subsidiaries as a “new” employee for purposes of exclusions from any benefit plan for a pre-existing medical condition covered under the TD Banknorth benefits plans;
•	waive any waiting period limitations and evidence of insurability requirements for employees of Interchange or its subsidiaries which would otherwise apply under the TD Banknorth benefits plans, unless such employees have not yet satisfied any similar limitation or requirement under an analogous plan maintained by Interchange or its subsidiaries;
•	to provide full credit under such plans for any deductibles, co-payments or out-of-pocket expenses incurred by any employees prior to such participation; and
•	to treat service rendered to Interchange or any of its subsidiaries as service rendered to TD Banknorth for purposes of eligibility to participate, vesting, benefit accruals (other than for benefit accruals under TD Banknorth’s defined benefit pension plan, supplemental retirement plan and supplemental retirement agreements) and for other appropriate benefits attributable to any period before the merger.

        In addition, TD Banknorth will honor in accordance with their terms all written employment, termination, severance, change of control and other compensation agreements disclosed to TD Banknorth by Interchange, and TD Banknorth will not, and will not cause any of its subsidiaries to, challenge the validity of any obligation of any such agreement.

        TD Banknorth will have no obligation to continue the employment of any employee of Interchange or a Interchange subsidiary and nothing contained in the merger agreement will be deemed to give any employee of Interchange or any Interchange subsidiary a right to continuing employment with TD Banknorth after the effective time of the merger. An employee of Interchange or a Interchange subsidiary (other than an employee who is party to a change of control agreement) who is involuntarily terminated within one year following the effective time of the merger will be entitled to receive severance payments and continued insurance benefits in accordance with, and to the extent provided in, the severance plan adopted by TD Banknorth for purposes of this merger (which generally provides for a specified number of weeks of base pay as cash severance and health insurance continuation based upon years of service and position with Interchange and any Interchange subsidiary, with benefits capped at one year base pay and insurance continuation). TD Banknorth will also provide outplacement services to any employee entitled to severance benefits under the terms of the severance plan adopted by TD Banknorth for purposes of the merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        This summary sets forth the material U.S. federal income tax consequences to shareholders of their exchange of their shares of Interchange common stock for cash pursuant to the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury

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Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. Such laws or interpretations may be amended at any time, possibly with retroactive effect. The summary does not address any state, local or foreign tax consequences and does not address estate or gift tax consequences. The consummation of the merger is not conditioned upon the receipt of any ruling from the Internal Revenue Service or any opinion of counsel as to tax matters.

        This summary is for general information only. The tax treatment of each shareholder will depend in part upon his or her particular situation. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, pension funds, mutual funds, broker-dealers, persons who are not citizens or residents of the United States or persons who are foreign corporations, foreign partnerships or foreign estates or trusts.

        EACH SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

        TREATMENT OF MERGER. The receipt of cash for shares of Interchange common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

        CAPITAL GAIN OR LOSS. In general, except as discussed under “Stock Options and Incentive Stock Option Shares” below, each shareholder will recognize gain or loss equal to the difference between the amount of cash received and such shareholder’s adjusted tax basis for the shares exchanged in the merger. Such gain or loss will be capital gain or loss (assuming that the shares of Interchange common stock are held as a capital asset) and any such capital gain or loss will be long term if, as of the date of the merger, the shares were held for more than one year or will be short term if the shares were held for one year or less.

        WITHHOLDING AND INFORMATION REPORTING. Unless a shareholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and the Treasury Regulations, such shareholder may be subject to withholding tax (currently 28%) with respect to any cash payments received pursuant to the merger. Shareholders should consult their brokers to ensure compliance with such procedures.

        STOCK OPTIONS AND INCENTIVE STOCK OPTION SHARES. If you acquired shares of Interchange common stock as a result of the exercise of an incentive stock option that was granted within two years of the effective time of the merger or exercised within one year of the effective time of the merger, you will recognize a portion of your gain in the merger as ordinary income. Specifically, the excess of the price at which you exercised your options over the lesser of (1) the fair market value of the shares on the date of exercise; or (2) the fair market value of the shares at the effective time, will be treated as ordinary income rather than capital gain.

        If you hold incentive or nonqualified stock options and do not exercise your options prior to the completion of the merger, you will receive the merger consideration (minus the exercise price and any applicable withholding taxes) in exchange for your options pursuant to the merger agreement. This will result in ordinary income equal to the difference between the fair market value of the shares deemed received (which should be the same as the merger consideration) and the exercise price of the options.

ACCOUNTING TREATMENT

        The merger will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States of America. Under this method, Interchange’s assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of TD Banknorth. Any difference between the purchase price for Interchange and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with Financial Accounting Standards Board Statement No. 142, “Goodwill and Other Intangible Assets,” issued in July 2001, the goodwill resulting from the merger will not be amortized to expense, but will be subject to at least an annual assessment of impairment by applying a fair value test. In addition, any core deposit intangibles recorded by TD Banknorth in connection with the merger will be amortized to expense in accordance with these rules. The financial statements of TD Banknorth issued after the merger will reflect the results attributable to the acquired operations of Interchange beginning on the date of completion of the merger.

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REGULATORY APPROVALS

Regulatory Approvals that Must be Obtained for the Merger to Occur.

        Federal Reserve. The merger is subject to the prior approval of the Federal Reserve under Section 3 of the Bank Holding Company Act of 1956, as amended, and the Federal Reserve’s implementing regulation, Regulation Y (12 C.F.R. Part 225, Subpart B). Pursuant to the Bank Holding Company Act, the Federal Reserve may not approve the merger if:

•	it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or
•	the effect of the merger may be substantially to lessen competition in any section of the country, tend to create a monopoly, or in any other manner be in restraint of trade, unless the Federal Reserve finds that the anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effect of the merger in meeting the convenience and needs of the communities to be served.

        In considering the approval of the merger, the Bank Holding Company Act also requires the Federal Reserve to review the financial and managerial resources and future prospects of The Toronto-Dominion Bank, TD Banknorth and Interchange and their respective subsidiary banks, and the convenience and needs of the communities to be served. The Federal Reserve also must take into account (1) the effectiveness of The Toronto-Dominion Bank, TD Banknorth and Interchange in combating money laundering activities, and (2) the record of performance of the subsidiary banks of The Toronto-Dominion Bank, TD Banknorth and Interchange in meeting the credit needs of the banks’ entire community, including low- and moderate-income neighborhoods, under the Community Reinvestment Act of 1977, as amended.

        Where a transaction, such as the merger, is the acquisition of a bank holding company of a bank located in a state other than the home state of the bank holding company, the Act authorizes the Federal Reserve to approve the transaction without regard to whether such transaction is prohibited under state law, as long as the bank holding company is adequately capitalized and adequately managed and certain other limitations are met. Each of The Toronto-Dominion Bank and TD Banknorth is considered well-capitalized and well-managed under the Federal Reserve’s Regulation Y, and the transaction meets the other limitations.

        State Approvals and Notices. Pursuant to Section 17:9A-411 of the New Jersey Banking Act of 1948, TD Banknorth and Interchange must give written notice of the merger to the New Jersey Commissioner of Banking and Insurance at least 15 days before the effective date of the merger.

Regulatory Approvals that Must be Obtained for the Bank Merger to Occur.

        OCC. It is anticipated that immediately after the effective time of the merger, the bank merger will be completed. The bank merger is subject to the prior approval of the OCC under the Bank Merger Act. The OCC will review the bank merger under statutory criteria which are substantially the same as those required to be considered by the Federal Reserve in evaluating transactions for approval under Section 3 of the Bank Holding Company Act of 1956, as discussed above.

        The bank merger may not be completed until 30 days after the date of the OCC’s approval, during which time the U.S. Department of Justice may challenge the merger on antitrust grounds and seek the divestiture of certain assets and liabilities. If the OCC has not received any adverse comment from the U.S. Attorney General relating to the competitive factors, the OCC, with the concurrence of the Attorney General, may reduce the waiting period to no less than 15 days after the date of its approval.

        State Approvals and Notices. Pursuant to Section 17:9A-148B of the New Jersey Banking Act, Interchange Bank provided the New Jersey Commissioner of Banking and Insurance with notice that Interchange has approved the bank merger agreement in its capacity as the sole shareholder of Interchange Bank.

        Status of Applications and Notices. To date, The Toronto-Dominion Bank, TD Banknorth, Interchange and their subsidiary banks have filed all required applications, notices and requests for consent with applicable federal and state regulatory authorities in connection with the merger and the bank merger. The Federal Reserve Bank of New York approved the merger pursuant to delegated authority on August 2, 2006. The OCC approved the bank merger on July 27, 2006. Written notice of the merger will be timely provided to the New Jersey Commissioner of Banking and Insurance at least 15 days before the effective date of the merger.

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PROPOSAL 2 — ELECTION OF DIRECTORS

GENERAL

        The second item to be acted upon at the annual meeting is the election of five directors to serve until the 2009 annual meeting of shareholders. Interchange’s board of directors currently consists of thirteen members. In accordance with Interchange’s restated certificate of incorporation and bylaws, the board is divided into three classes, each of which contains approximately one-third of the board. Approximately one-third of the directors are elected annually. Directors of Interchange are generally elected to serve for three-year terms or until their respective successors are elected and qualified.

        Each nominee who is currently a director of Interchange was elected by the shareholders at a previous annual meeting. Each nominee for director and each continuing director also serves as director of Interchange Bank. If a nominee should become unavailable to serve as a director for any reason, which management does not anticipate, the proxy will be voted for a substitute nominee selected by the board of directors or, if no substitute is selected, the number of directors may be reduced. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected. Jeremiah F. O’Connor, Interchange’s Vice Chairman of the Board, is the father of Jeremiah F. O’Connor, Jr., a director of Interchange Bank.

RECOMMENDATION OF INTERCHANGE’S BOARD OF DIRECTORS

        Interchange’s board of directors recommends that you vote FOR election of the five nominees listed below. Unless contrary instruction is given, it is intended that the named proxies will vote in favor of each of the five nominees listed below.

        The name, age, principal occupation and business experience of each member of Interchange’s board of directors are set forth below. Unless otherwise indicated, each has held his or her current position for the last five years.

BOARD OF DIRECTORS

Nominees to be Elected for Three Year Terms Expiring in 2009.

        Donald L. Correll, age 55, has been President and CEO of American Water Company, a subsidiary of RWE AG, since April 17, 2006. Mr. Correll held the position of President and CEO of Pennichuck Corporation (PNNW: NASDAQ), a holding company whose subsidiaries are active in public water supply, water related services and real estate from August 2003 through April 2006. Mr. Correll retired as Chairman and CEO of United Water Resources, Inc. in 2001. In July 2005, Mr. Correll was appointed to the board of directors of Health South Corporation. Mr. Correll has been a director of Interchange and Interchange Bank since 1994 and serves on the Audit Committee and Compensation/Stock Option Committee and is an alternate member of the Executive Committee.

        James E. Healey, age 64, is a practicing Certified Public Accountant in Ramsey, New Jersey and is also a Director of Sappi Ltd., a NYSE listed South African vertically integrated international pulp and paper producer and a Director of Marcal Paper Mills, Inc., a manufacturer and marketer of consumer tissue paper products. In addition, he is a Trustee of Pace University in New York City, a Trustee of St. Joseph’s Health Care System in Paterson, New Jersey, and Chairman of the Board of Trustees of the United Way of Bergen County, in Oradell, New Jersey. In December 2000, Mr. Healey retired as Executive Vice President and Chief Financial Officer of Nabisco Holdings Corp., a position he held since June 1997, and retired as Senior Vice President and Chief Financial Officer of Nabisco Group Holdings, Inc., a position he held since June 1999. Mr. Healey has been a director of Interchange and Interchange Bank since 1993. He is Chairman of the Compensation/Stock Option Committee and serves on the Audit Committee, Corporate Planning/Finance Committee and the Executive Committee.

Jeremiah F. O’Connor, age 73, is currently a principal of NW Financial Group (since 1996), a financial advisory firm. Mr. O’Connor was formerly a Managing Director of NatWest Financial Markets Group (since 1994). Mr. O’Connor has been a director of Interchange since 1984 and Interchange Bank since 1969. He is Vice Chairman of the Board and serves on the Executive Committee.

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Nominees to be Elected for Three Year Terms Expiring in 2009 (Cont’d.)

        Robert P. Rittereiser, age 68, a private investor, joined Centurion Holdings LLC, a privately held Management Advisory Concern, in November 2005 as Advisor. Centurion provides services to corporations and government entities. He was formerly the Chairman and Chief Executive Officer of Gfinancial, L.L.C., formerly known as Gruntal Financial, L.L.C., and GCO Services, L.L.C., formerly known as Gruntal & Co., L.L.C., which are related investment services firms based in New York City. On October 29, 2002, each of Gfinancial, L.L.C., and GCO Services, L.L.C, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code for the Southern District of New York. The Plans were confirmed on March 25, 2004 and his association ended at that time. He serves as a Director of Viecore, Inc., a privately held corporation in Upper Saddle River, New Jersey. Viecore, Inc. is a systems integration firm specializing in Voice Recognition Technology. He served as a Trustee of the DBL Liquidating Trust from April 1992 until April 1996. He has been a Director of Interchange and Interchange Bank since July 1989. He is Chairman of the Corporate Planning/Finance Committee and a member of the Compensation/Stock Option Committee, the Executive Committee, and the Investment Committee.

        John A. Schepisi, age 61, is Senior Partner of Schepisi & McLaughlin, Attorneys at Law. Mr. Schepisi has been a director of Interchange and Interchange Bank since 2003. He serves as a member of the Corporate Planning/Finance Committee and is an alternate member of the Executive Committee.

Directors to Continue in Office with Terms Expiring in 2008.

        Anthony S. Abbate, age 66, has been President and Chief Executive Officer of Interchange since its formation in 1984 and President and Chief Executive Officer of Interchange Bank since 1981. He is Chairman of the Executive Committee and a member of the Corporate Planning and Finance Committee and serves in an ex-officio capacity on all committees. Mr. Abbate also serves (since February 2004) as an independent director of the board of K-Sea General Partner GP LLC, (NYSE:KSP) and member of K-Sea’s Audit Committee.

        Anthony R. Coscia, age 46, is a partner and executive committee member of the law firm of Windels Marx Lane & Mittendorf, LLP in New York and New Brunswick, New Jersey. He currently serves as the Chairman of the Board of Commissioners of Port Authority of New York and New Jersey. Mr. Coscia has been a director of Interchange and Interchange Bank since 1997. He serves on the Audit Committee, Nominating/Governance Committee and is an alternate member of the Executive Committee.

        John J. Eccleston, age 80, retired principal of R.D. Hunter & Company, L.L.C., Certified Public Accountants. Prior to January 1995, he was Senior Partner of John J. Eccleston & Company, Certified Public Accountants and Registered Municipal Accountants. Mr. Eccleston has been a director of Interchange since 1984 and Interchange Bank since 1969. He is Chairman of the Audit Committee and a member of the Executive Committee, Nominating/Governance Committee and Corporate Planning/Finance Committee.

        Eleanore S. Nissley, age 73, is a commercial real estate investor, President of The SIBS Company, LLC, a New Jersey real estate company, and owner of Anclote and Gulf Atlantic Asset Management, Inc., two Florida real estate companies. She currently serves as Vice Chairperson of Hackensack Meadowlands Development Commission. Mrs. Nissley has been a director of Interchange and Interchange Bank since 1992. She is Chairman of the Nominating/Governance Committee and is a member of the Audit Committee and is an alternate member of the Executive Committee.

        William “Pat” Schuber, age 59, is a member of the firm of DeCotiis, Fitzpatrick, Cole & Wisler, LLP a leading New Jersey law firm and is a member of the New Jersey Bar. He is senior lecturer at Fairleigh Dickinson University, the School of Administrative Science. Mr. Schuber was Bergen County Executive from 1991 to 2002 and former New Jersey Assemblyman from 1982 to 1990. He has been a member of Interchange Bank’s board since 2003. He is member of the Nominating/Governance Committee and the Investment Committee and is an alternate member of the Executive Committee.

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Directors to Continue in Office with Terms Expiring in 2007.

        Anthony D. Andora, age 75, is a member of Andora & Romano, LLC, a law firm in Paramus, New Jersey. Mr. Andora has been a director of Interchange since 1984 and Interchange Bank since 1969. He is Chairman of the Board and is a member of the Executive Committee, the Corporate Planning and Finance Committee and serves in an ex-officio capacity on all committees.

        Gerald A. Calabrese, Jr., age 56, is President of Century 21, Calabrese Realty and Chairman and Chief Executive Officer of Metropolitan Mortgage Company. Mr. Calabrese has been a director of Interchange and Interchange Bank since 2003. He serves as an alternate member of the Executive Committee.

        David R. Ficca, age 75, is retired Vice Chairman and Senior Legal Officer of Kidde, Inc, a multi-market manufacturing and service organization. He has been a director of Interchange since 1984 and Interchange Bank since 1983. He is a member of the Executive Committee, the Nominating/Governance Committee, the Corporate Planning/Finance Committee and the Compensation/Stock Option Committee.

        Nicholas R. Marcalus, age 62, is Chairman, Chief Executive Officer of Marcal Paper Mills, Inc., a manufacturer and marketer of consumer tissue paper products, in Elmwood Park, New Jersey, and serves on the board of directors of that organization. Mr. Marcalus has been a director of Interchange and Interchange Bank since 1997. He serves as the Secretary and on the Investment Committee and is an alternate member of the Executive Committee.

        Committees and Meetings of the Board of Directors. During 2005, the board of directors of Interchange held 6 meetings and the board of Directors of Interchange Bank held 12 meetings. All directors attended at least 75% of the aggregate meetings of each board and the committees of each board on which they served that were held during fiscal year 2005.

        Interchange’s board of directors has determined that Mr. Eccleston, Chairman, and Messrs. Correll and Healey, members of the Audit Committee, each of whom is independent as defined in the listing standards of the NASDAQ Stock Market, are “audit committee financial experts” within the meaning of Securities and Exchange Commission regulations.

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        The following committees serve both Interchange and Interchange Bank:

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2005
Audit John J. Eccleston, Chairman Donald L. Correll Anthony R. Coscia James E. Healey Eleanore S. Nissley	Reviews significant audit, accounting and other principles, policies and practices, the activities of independent auditors and of Interchange’s internal auditors, and the conclusion and recommendations of auditors and the reports of regulatory examiners upon completion of their respective audits and examinations. Each member is independent as defined in the NASDAQ Stock Market Marketplace rules.	10

Compensation/Stock Option James E. Healey, Chairman Donald L. Correll David R. Ficca Robert P. Rittereiser	Administers management incentive compensation plans, including Interchange’s stock option and incentive plan. The committee makes recommendations to the board of directors with respect to compensation of directors and executive officers. Each member is independent as defined in the NASDAQ Stock Market Marketplace rules.	8

Corporate Planning and Finance Robert P. Rittereiser, Chairman Anthony S. Abbate Anthony D. Andora John J. Eccleston David R. Ficca James E. Healey John A. Schepisi	Responsible for the review of the annual budget, capital expenditures and other financial transactions.	2

Executive Anthony S. Abbate, Chairman Anthony D. Andora John J. Eccleston David R. Ficca James E. Healey Jeremiah F. O’Connor Robert P. Rittereiser	Has authority to exercise all of the powers of the board of directors with respect to the affairs of Interchange, except that the Executive Committee may not: (1) exercise such powers while a quorum of the board of directors is actively convened for the conduct of business; (2) declare a dividend or approve any other distribution to shareholders; (3) elect or appoint any officer or director; and (4) make, alter or repeal Interchange’s bylaws.	13

Nominating/Governance Eleanore S. Nissley, Chairperson David R. Ficca Anthony R. Coscia John J. Eccleston William P. Schuber	Nominating: Advises and makes recommendations to the board of directors concerning the selection of candidates as nominees for election as directors. The committee will consider nominations recommended by shareholders.

Governance: Develops and recommends to the board of directors a Code of Business Conduct and Ethics and considers any waivers from Interchange’s Code of Business Conduct and Ethics. The committee will arbitrate any issues involving conflicts of interest which are not in conformance with the Corporate Governance Guidelines of Interchange and its subsidiaries.

	Each member is independent as defined in the NASDAQ Stock Market Marketplace rules.	3

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EXECUTIVE OFFICERS

        The following table sets forth the name, age, business experience and present position of Interchange’s and Interchange Bank’s principal executive officers:

Name	Age	Positions Held with Interchange
Anthony S. Abbate	66	President & Chief Executive Officer
Anthony J. Labozzetta	43	Executive Vice President & Chief Operating Officer
Patricia D. Arnold	47	Senior Vice President & Chief Lending Officer
Charles T. Field	41	Senior Vice President & Chief Financial Officer
Charles P. Frost	55	Senior Vice President & Chief Credit Officer
Frank R. Giancola	52	Senior Vice President & Compliance Officer

Business Experience.

        Anthony S. Abbate, President and Chief Executive Officer of Interchange since 1984 and of Interchange Bank since 1981; Senior Vice President and Controller from October 1980 to 1981. Engaged in the banking industry since 1959.

        Anthony J. Labozzetta, Executive Vice President and Chief Operating Officer since February 2003; Executive Vice President and Chief Financial Officer from September 1997 to February 2003; Senior Vice President and Treasurer from 1995 to 1997. Engaged in the banking industry since 1989. Formerly a senior manager with an international accounting firm, specializing in the financial services industry.

        Patricia D. Arnold, Senior Vice President and Chief Lending Officer since August 1997; First Vice President from 1995 to 1997; Department Head Vice President from 1986 to 1995; Assistant Vice President from 1985 to 1986; Commercial Loan Officer-Assistant Treasurer from 1983 to 1985. Engaged in the banking industry since 1981.

        Charles T. Field, Senior Vice President and Chief Financial Officer since February 2003. Formerly Vice President Finance and Treasurer of Viatel, Inc. from 1999 to 2002 and Treasurer from 1998 to 1999, Corporate Controller of Horsehead Industries, Inc. from 1995 to 1998 and a manager specializing in financial institutions at an international accounting firm from 1987 to 1995.

        Charles P. Frost, Senior Vice President and Chief Credit Officer since July 2004 and Director of Interchange Capital Company since January 2005. He served in a similar capacity for 9 years at Trustcompany Bank in Jersey City. His background includes 28 years in commercial lending/credit with various New Jersey banks. He is an active member of the RMA (Risk Management Association), having served on the Board of Governors for 8 years and as President of the Northern New Jersey Chapter from 2000-2001.

        Frank R. Giancola, Senior Vice President and Compliance Officer since September 1997; Senior Vice President-Retail Banking from 1993 to 1997; Senior Vice President-Operations of Interchange Bank from 1984 to 1993; Senior Operations Officer from 1982 to 1984; Vice President/Branch Administrator from 1981 to 1982. Engaged in the banking industry since 1971.

        Officers are elected annually by the board of directors and serve at the discretion of the board of directors. Management is not aware of any family relationship between any director or executive officer. No executive officer was selected to his or her position pursuant to any arrangement or understanding with any other person.

COMPLIANCE WITH SECTION 16(a)

        Section 16(a) of the Securities Exchange Act of 1934 requires Interchange’s executive officers and directors, and persons who beneficially own more than ten percent of Interchange’s equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission. These persons are also required by Securities and Exchange Commission regulations to furnish Interchange with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required during the fiscal year ended December 31, 2005, Interchange believes that, during the 2005 fiscal year, all of our

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executive officers and directors complied with all Section 16(a) filing requirements applicable to them, with the exception of the following: Form 4 filings for Directors William Schuber, John Schepisi, Robert Rittereiser, Jeremiah F. O’Connor, Eleanor S. Nissley, Nicholas R. Marcalus, James E. Healey, David R. Ficca, John J. Eccleston, Anthony R. Coscia, Donald R. Correll, Gerald A. Calabrese, and Anthony D. Andora, reflecting options to acquire common stock granted on April 22, 2004, were filed late on March 23, 2005.

CODE OF ETHICS

        We have adopted Codes of Ethics that applies to our board of directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available free of charge by contacting Interchange at Park 80 West, Plaza II, Saddle Brook, NJ 07663.

DIRECTOR NOMINATIONS BY SHAREHOLDERS

        Nominations may be made by any shareholder of Interchange, who is entitled to vote at a meeting in which directors are to be elected and who provides timely notice to Interchange’s Secretary, as set forth in Interchange’s bylaws. To be considered timely, nominations must be delivered to or received by Interchange’s Secretary not later than 60 days in advance of the date on which the proxy statement relating to the previous year’s annual meeting was released to shareholders. The shareholder’s notice to the Secretary must set forth certain information regarding the proposed nominee and the shareholder making such nomination or recommendation. If a nomination is not properly brought before the meeting in accordance with the Interchange’s bylaws, the board of directors or the Nominating/Governance Committee may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about Interchange’s director nomination requirements, please see Interchange’s bylaws.

Candidates must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. It is the policy of the Nominating/Governance Committee to select individuals as director nominees candidates who exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields. Shareholder nominees are analyzed by the Nominating/Governance Committee in the same manner as nominees that are identified by the Nominating/Governance Committee. Additionally, pursuant to Interchange’s bylaws, a person is not qualified to serve as a director if he or she (a) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (b) is a person against whom a federal or state bank regulatory agency has issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (c) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; (d) has been nominated by a person who would be disqualified from serving as a director of Interchange, as above; or (e) is a party (either directly or through an affiliate) to litigation or an administrative proceeding adverse to Interchange or Interchange Bank, except (i) derivative litigation brought in the name of Interchange or Interchange Bank by the director in his or her capacity as a shareholder of Interchange; or (ii) litigation arising out of a proxy fight concerning the election of directors of Interchange or Interchange Bank or otherwise involving control of Interchange or Interchange Bank.

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EXECUTIVE COMPENSATION

        Summary Compensation Table. The following table sets forth compensation paid by Interchange and its subsidiaries during the years ended December 31, 2005, 2004 and 2003, for services in all capacities, to Mr. Abbate, Interchange’s chief executive officer, and the next four highest paid executive officers of Interchange whose total salary and bonus exceeded $100,000 during 2005.

		Annual Compensation			Long-term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($) (1)	Options (No. of Shares)	All Other Compensation ($) (2)
Anthony S. Abbate	2005	$420,000	$140,952	$13,612	$120,961	—	$99,970
President and CEO	2004	400,000	137,600	4,671	118,000	82,500	72,903
	2003	390,000	60,450	—	53,625	78,750	111,515
Anthony J. Labozzetta	2005	215,000	51,536	26,194	32,082	—	9,178
Executive Vice President and	2004	200,000	49,200	18,496	28,000	30,000	7,835
Chief Operating Officer	2003	190,000	22,800	5,066	33,250	28,125	8,124
Patricia D. Arnold	2005	180,250	43,206	19,124	8,149	—	5,535
Senior Vice President and	2004	175,000	43,050	5,419	30,275	21,000	7,198
Chief Lending Officer	2003	170,000	20,400	1,859	25,500	21,000	7,466
Charles T. Field	2005	179,000	42,906	14,299	27,513	—	7,465
Senior Vice President and	2004	169,000	41,574	8,940	12,506	15,000	5,730
Chief Financial Officer	2003	146,961	19,800	—	28,875	7,500	4,253
Charles P. Frost	2005	165,000	38,352	2,856	19,535	—	6,157
Senior Vice President and	2004	80,000	18,040	—	—	7,500	1,953
Chief Credit Officer	2003	—	—	—	—	—	—

(1)	The unvested performance-based restricted stock awards granted, to date, totaled 16,018, 12,428, 8,798, 1,626 and 6,229 for Messrs. Abbate, Labozzetta, Field, Frost, and Mrs. Arnold, respectively. The value of such awards at December 31, 2005, were $276,310, $214,383, $151,765, $28,048 and $107,450 respectively. The value of these shares at the date of grant is reflected in the table above. The awards for Messrs. Abbate, Labozzetta, Field, Frost, and Mrs. Arnold vest in three years following the date of grant provided they do not terminate their employment during that period. Dividends, if and when declared by the board of directors, will be paid on all restricted stock awards. All per share data has been restated to reflect a 3-for-2 stock split declared on January 18, 2005 and paid on February 18, 2005. The performance-based restricted stock values are for awards earned in that year but granted in the following year.
(2)	Represents payments as shown below:
	Year	Abbate	Labozzetta	Arnold	Field	Frost
Amounts contributed to
401(k) plan	2005	$10,431	$8,378	$4,635	$6,865	$4,791
Value of life insurance
premium paid in respect
to coverage in excess
of $50,000	2005	4,953	600	900	600	1366
Premium on disability
policy	2005	7,860	—	—	—	—
Contribution to
Supplemental Executives’
Retirement Plan	2005	76,726	200	—	—	—

        Stock Option Grants in Last Fiscal Year. The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during the year ended December 31, 2005. All options granted during the year were incentive stock options:

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (1)	Expiration Date (2)	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name					5%	10%
Anthony S. Abbate	82,500	31.2%	$16.69	1/18/15	$866,525	$2,194,775
Anthony J. Labozzetta	30,000	11.3	16.69	1/18/15	315,100	798,100
Patricia D. Arnold	21,000	7.9	16.69	1/18/15	220,570	558,670
Charles T. Field	15,000	5.7	16.69	1/18/15	157,550	399,050
Charles P. Frost	7,500	2.8	16.69	1/18/15	78,775	199,525

(1)	The exercise price was based on the closing price of a share of Interchange’s stock on the date of grant as reported on the NASDAQ National Market.
(2)	Options are fully exercisable as of December 31, 2005. Options expire if not exercised within 10 years of grant date.
(3)	Pre-tax gain. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission Regulation S-K and, therefore, are not intended to forecast possible future appreciation, if any, of Interchange’s stock price. Interchange’s per share stock price would be $27.19 and $43.29 if the increase was 5% and 10%, respectively, compounded annually over the option term.

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Aggregated Option Exercises in Last Fiscal Year and Year End Option Values.

	No. Shares Acquired on Exercise	Realized Value	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year-end (1)
Name			Shares Exercisable	Shares Unexercisable	Exercisable	Unexercisable
Anthony S. Abbate	—	—	307,500	—	$1,015,275	—
Anthony J. Labozzetta	—	—	120,000	—	480,458	—
Patricia D. Arnold	2,125	$36,648	115,250	—	602,768	—
Charles T. Field	—	—	22,500	—	8,400	—
Charles P. Frost	—	—	7,500	—	4,200	—

(1)	Pre-tax gain. Value of unexercised in-the-money options based on the December 30, 2005 closing price of $17.25 as reported on the NASDAQ National Market.

        Stock Option and Incentive Plans. Interchange maintains two stock option and incentive plans: the Stock Option and Incentive Plan of 1997, as amended, and the 2005 Omnibus Stock and Incentive Plan, which were designed to align shareholders’ and executive officers’ interests. The Compensation/Stock Option Committee administers the plans, reviews the awards and submits recommendations to the full board of directors for action. Stock options are granted on a discretionary basis with an exercise price equal to the price of a share of stock at the close of business on the date of the grant as reported by the Nasdaq National Market. Stock options may be exercisable between one and ten years from the date granted. Such stock options provide a retention and motivational program for executives and an incentive for the creation of shareholder value over the long-term since their full benefit cannot be realized unless an appreciation in the price of the common stock occurs over a specified number of years.

        The Stock Option and Incentive Plans also provide for the issuance of incentive stock awards as determined by the board of directors of Interchange. Certain key executives may be awarded incentive compensation in the form of three-year restricted stock, which is forfeitable upon termination of employment during that time period. Key employees may also use their cash bonus to purchase two-year restricted stock at a twenty-five percent discount. All amounts in excess of the purchase price of this stock are forfeitable should they terminate their employment during that time period. Incentive stock awards are an important factor in attracting and motivating key executives who will dedicate their maximum efforts toward the advancement of Interchange. During 2005 the board of directors accelerated the vesting of all options under the Stock Option and Incentive Plans and froze future option grants.

        Pension Plan and Supplemental Executives’ Retirement Plan. At December 31, 2005 Interchange, through Interchange Bank, froze all future benefit accruals to its non-contributory defined benefit pension plan covering all eligible employees including Mrs. Arnold, Messrs. Abbate, Field, Frost and Labozzetta. Retirement income is based on years of service under the plan and, subject to certain limits, on final average compensation.

        In 2005, Interchange froze all future service benefit accruals as of December 31, 2004 under its old Supplemental Executives’ Retirement Plan, a non-qualified plan intended to provide retirement income that would have been paid but for limitations imposed by the Internal Revenue Code under the qualified plan. In 1998, Interchange previously amended the Supplemental Executives’ Retirement Plan to include the director related retirement benefits relating to Mr. Abbate’s membership on the board of directors. Benefits under the Supplemental Executives’ Retirement Plan are paid from the general assets of Interchange.

        The board of directors approved a new executive Deferred Compensation Plan (“DCP”) which is structured similarly to the “old” SERP except it allows executive officers of Interchange to defer a portion of their salary or bonus into future periods and after December 31, 2005 there are no future accruals for Interchange’s non-contributory defined benefit plan. The deferred portion of any salary or bonus will be credited with interest at the ten year treasury rate. Benefits under the new executive DCP will be paid out of the general assets of Interchange.

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        The following table shows the annual benefits payable based on a range of average compensation (comprised solely of base salary) and years of future service at normal retirement date.

5-Year Average Compensation	Years of Service at Normal Retirement Date
	5	10	20	30	35
$100,000	$ 5,544	$11,089	$ 22,177	$ 33,266	$ 38,810
150,000	9,294	18,589	37,177	55,766	65,060
200,000	13,044	26,089	52,177	78,266	91,310
250,000	16,794	33,589	67,177	100,766	117,560
300,000	20,544	41,089	82,177	123,266	143,810
400,000	28,044	56,089	112,177	168,266	196,310
450,000	31,794	63,589	127,177	190,766	222,560
500,000	35,544	71,089	142,177	213,266	248,810

(1)	This plan was effective January 1, 1993.
(2)	Benefits calculated are based on base salary and total credited service at normal retirement date from the later of (a) January 1, 1993 or (b) date of hire. The benefits above are inclusive of both benefits from the qualified defined benefit plan and from the defined benefit portion of the supplemental plan. Currently, the supplemental plan covers Mr. Abbate and Mr. Labozzetta.
(3)	Average compensation is the average of base salary over the five (5) consecutive calendar years producing the highest average.
(4)	The chart reflects a Social Security integration level based on the average age of the executive officer group, which was 50 years as of December 31, 2005.
(5)	The annual benefit shown in the table above is payable as a life annuity which is the normal form of retirement benefit for non-married participants. For married participants, the normal form of benefit is an actuarial equivalent joint and 50% survivor annuity.
(6)	At December 31, 2005, the estimated credited years of service for purposes of computing the retirement benefits under the Pension Plan and the SERP for the named executive officers are as follows: Mr. Abbate — 13 years; Mr. Labozzetta — 10 years; Mrs. Arnold — 13 years; Mr. Field — 2 years; and Mr. Frost — 1 year. The estimated covered compensation under the Interchange Pension Plan is as follows: Mr. Abbate — $46,344; Mr. Labozzetta — $86,436; Mrs. Arnold — $81,816; Mr. Field — $87,216; and Mr. Frost — $71,052.

        Change of Control Arrangements. Interchange has a Change of Control Agreement with each of Mrs. Arnold and Messrs. Abbate, Field, Frost and Labozzetta. The agreements provide, among other things, that if the executive is terminated during the two years (three years in the case of Mr. Abbate and one year in the case of Mr. Frost) after a “change of control”, or if they voluntarily terminate during the two years (three years in the case of Mr. Abbate and one year in the case of Mr. Frost) following a “change of control”, unless such termination is (1) because of the executive’s death or retirement; (2) by Interchange for cause or disability; or (3) by the executive for other than good reason, they shall receive an amount equal to two times their highest annualized base salary plus an amount equal to the sum of the bonuses paid for the previous two years, except for (a) Mr. Abbate who shall receive (i) a lump sum amount equal to three times his annual base salary at the highest rate in effect during the twelve months immediately preceding his date of termination; plus (ii) a lump sum amount equal to the greater of: (x) $300,000; or (y) the sum of all bonuses earned by him (without regard to the date of payment) during the three calendar years preceding the calendar year in which occurs his date of termination; and (b) Mr. Frost who will receive one times his highest annualized base salary. In addition, the executives will receive their unpaid base salary up to termination, accrued vacation pay, a portion of the bonus in the year of termination which has not yet been awarded or paid under the management incentive plan, benefits and continuation of health and welfare benefits, “grossed up” to cover any excise tax imposed by Section 4999 of the Internal Revenue Code (except for Mr. Frost whose agreement does not contain a “gross-up” provision).

        Compensation/Stock Option Committee Interlocks and Insider Participation. No member of the Compensation/Stock Option Committee was, during 2005, or formerly, an employee of Interchange. During 2005, no executive officer of Interchange (1) served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation/Stock Option Committee of Interchange, (2) served as a director of another entity, one of whose executive officers served on the Compensation/Stock Option Committee of Interchange, or (3) was a member of the compensation committee of another entity, one of whose executive officers served as a Director of Interchange.

Compensation/Stock Option Committee Report on Executive Compensation.

        General. The Compensation/Stock Option Committee is responsible for reviewing and recommending executive compensation to the full board of directors for action and administering Interchange’s executive compensation programs and plans. The Committee reports regularly to the board of directors. During 2005, the Committee consisted of five directors who were not employees of Interchange and, therefore, not eligible to participate in such programs and plans.

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        Compensation Strategy. The objectives of this Committee are to attract and retain top quality executives and provide compensation programs designed to motivate and reward executives to achieve business goals that foster both the enhancement of long-term shareholder value through stock appreciation and dividend yield, and the long-term best interests of the organization. Compensation programs for executives are designed to link compensation to the various performance measures of Interchange discussed in this report and generally provide competitive compensation for executives at the seventy-fifth percentile of peer group banks (as determined by the Committee with the assistance of an independent consultant) and other organizations of similar size, performance and geographic location. The committee utilizes professional surveys prepared by outside consultants focusing on compensation levels of this peer group in order to assure competitiveness in its compensation programs. The compensation mix reflects a balance of cash awards, including incentive awards, and equity-based incentives. Annual cash compensation (base salary and annual bonus) is established based on the achievement of corporate financial targets and individual performance. The Stock Option and Incentive Plan of 1997 and the 2005 Omnibus Stock Option and Incentive Plan, both approved by Shareholders, are intended to function as the basis for fostering alignment of executive compensation with the interests of shareholders.

        The policies with respect to each of these compensation elements as well as the basis for determining the compensation level of executive officers, including the President and Chief Executive Officer, Mr. Abbate, are described below.

        Base Salary. Base salaries for executive officers are based on the salary ranges that are established by the Committee annually for each position. The salary ranges for each position are determined by evaluating the responsibilities and accountabilities of the position and comparing it with other executive officer positions in the market place on an annual basis. The base salary of each executive officer, including President and Chief Executive Officer, is reviewed annually and adjusted within the position range based upon a performance evaluation. Evaluations of other executive officers are submitted to the Committee by the President and Chief Executive Officer. These evaluations, and an evaluation of the President and Chief Executive Officer by the Committee, are reviewed and submitted together with the Committee’s recommendations to the full board of directors for action. Salary increases are generally based upon the extent to which the executive is considered to have contributed to a furtherance of Interchange’s goals and/or met objectives specifically assigned to that individual.

        Annual Bonus. The Management Incentive Plan is an incentive plan designed to reward key management employees for achievement of specific financial, individual and business results for the year. The specific financial targets, which are weighted equally, are primarily based upon (i) the year-to-year increase in Interchange’s net after-tax earnings and (ii) achievement of a targeted return on equity. The targeted goal is established annually through the budgeting process, which is reviewed and approved by the board of directors, using input relating to performance opportunities for the year and the historical performance results of Interchange. Individual and business results are pre-established targets for specific objectives relating to the executives’ area of responsibility. An objective of the Management Incentive Plan is to relate a portion of the executives’ compensation to the overall financial results of Interchange for the year. The bonus for 2005 (paid in 2006) reflects the attainment of 95.9 percent of the financial targets set in 2005. The board of directors reserves the right to award discretionary bonus awards in the event the financial target is either not met or is exceeded. In so doing, the Committee, among other matters, will take into account whether Interchange, while not reaching its threshold target, has performed better on a comparable basis than its peers. In addition to the attainment of the earnings target, the level of the President and Chief Executive Officer’s annual bonus award is also based upon performance-related factors including various predetermined strategic objectives.

        A portion of the incentive compensation awarded to executive management is in the form of restricted stock. The restriction is for three years and the restricted stock is forfeitable upon termination of employment during that time period. In addition, executive officers were given the option to utilize their cash bonus to purchase two-year restricted, forfeitable stock at a twenty-five percent discount. The excess of market value over the purchase price is included in the Summary Compensation Table as Other Annual Compensation.

        A total of 2,076,470 shares of common stock were made available for option and incentive awards under the Stock Option and Incentive Plan of 1997. Options to purchase 1,768,704 shares (net of forfeitures) and 264,586 shares of restricted stock have been granted to date. A total of 1,500,000 shares of common stock

48

were made available for option and incentive awards under the 2005 Omnibus Stock and Incentive Plan; 29,307 shares of restricted stock have been granted to date. Awards granted to the executives in 2005 and those granted in 2006 as a result of 2005‘s performance are included in the Summary Compensation Table.

        Chief Executive Officer Compensation. The compensation of Interchange’s President and Chief Executive Officer, Mr. Abbate, is reviewed by the Compensation/Stock Option Committee, which presents its recommendations to the board for action. Mr. Abbate participates in the same plans as the other executive officers, including the base salary program, the Management Incentive Plan, the Stock Option and Incentive Plans, and the staff benefit programs as outlined elsewhere in this proxy statement. Mr. Abbate also participates in the Supplemental Executives’ Retirement Plan. Mr. Abbate receives no compensation for his duties as a director. The committee bases Mr. Abbate’s compensation on the same criteria used for all executive officers with particular emphasis on the factors which will promote Interchange’s long-term growth, organization stability, and financial strength. Mr. Abbate’s salary was in the top quartile of the 2005 salary range for his position and his annual cash bonus for 2005 performance was based upon achieving 95.9 percent of targeted financial goals for that year. The committee believes that Mr. Abbate continues to provide Interchange and Interchange Bank with exemplary leadership, vision and commitment, and strives to meet Interchange’s long-term strategic goals.

Submitted by the Compensation/Stock Option Committee: James E. Healey, Chairman Donald L. Correll David R. Ficca Robert P. Rittereiser

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DIRECTOR COMPENSATION

        General. In 2005, each director of Interchange not employed by Interchange was paid a retainer of $1,000. Interchange’s Chairman of the Board, Vice-Chairman of the Board and Secretary of the board received additional retainers of $1,500, $500 and $250, respectively. In addition, each director of Interchange Bank not employed by Interchange Bank was paid a retainer at an annual rate of $10,000, a fee of $500 for each board meeting attended, a fee of $400 for each executive committee meeting attended and a fee of $300 for attendance at other committee meetings. Interchange Bank’s Chairman of the Board, the Vice-Chairman of the Board and Secretary of Interchange and Interchange Bank received additional retainers of $16,500, $13,500 and $4,000, respectively. Directors who are chairmen of the audit and compensation committees receive an additional retainer of $4,000 annually; while the chairman of the corporate planning and finance committee receives an additional retainer of $2,000 annually. A director who is an employee of Interchange or any subsidiary receives no retainer or fees.

        At December 31, 2005 Interchange Bank maintained a retirement plan for eligible Directors. This plan has been frozen and no future service benefits will accrue to Directors subsequent to December 31, 2005. Eligible directors, excluding directors who are employed by Interchange or Interchange Bank and participate in a separate plan, are entitled to receive upon retirement an amount equal to the annual retainer paid a director for that year (exclusive of additional amounts paid to the Chairman of the Board, the Vice Chairman of the Board, the Secretary of Interchange and Interchange Bank and to committee chairmen) multiplied by his or her years of service on the board, multiplied by his or her vested percentage. Notwithstanding the foregoing, the benefits payable to a participant who was a participant on January 1, 2002, shall not be less than the greater of: (i) the benefits such participant had accrued as of such date under the terms and provision of the plan in effect prior to its restatement on January 2, 2002, or (ii) the cash value of any life insurance policy that was purchased and owned by Interchange or Interchange Bank for that participant under the terms and provisions of the plan in effect prior to its restatement. The benefit may be paid in a lump sum or paid out in five annual installment payments at the election of the participant.

        The Outside Director Incentive Compensation Plan. The Outside Director Incentive Compensation Plan is designed to attract qualified personnel to accept positions of responsibility as outside directors with Interchange and to provide incentives for persons to remain on the board, as outside directors. The Compensation/Stock Option Committee administers the Outside Director Incentive Compensation Plan, reviews the awards and submits recommendations to the full board of directors for action. Options to acquire 2,250 shares of Interchange’s common stock are granted to each outside director of Interchange each year on the anniversary date of the initial grant. Each option represents the right to purchase, upon exercise, one share of Interchange’s common stock at an exercise price equal to the price of a share of stock at the close of business on the date of the grant as reported by the Nasdaq National Market. Stock options may be exercisable between one and ten years from the date granted. All options granted under the Outside Director Incentive Compensation Plan shall be non-qualified stock options and are not entitled to special tax treatment under the Internal Revenue Code of 1986, as amended. During 2005 the board of directors accelerated the vesting of all options under the Outside Director Incentive Compensation Plan and froze future grants.

        A total of 225,000 shares of common stock were made available for option awards under the Outside Director Incentive Compensation Plan, of which options to purchase 157,500 shares (net of forfeitures) have been granted to date. In 2005, options to acquire 29,250 shares, net of forfeitures, were granted to the outside directors.

        Stock Option and Incentive Plan. Interchange maintains two stock option and incentive plans: the Stock Option and Incentive Plan of 1997, as amended, and the 2005 Omnibus Stock and Incentive Plan (collectively the “Plans”), which were designed to align shareholders’ and executive officers’ interests. The Compensation/Stock Option Committee administers the plan, reviews the awards and submits recommendations to the full board of directors for action. Stock options are granted on a discretionary basis with an exercise price equal to the price of a share of stock at the close of business on the date of the grant as reported by the NASDAQ National Market. Stock options may be exercisable between one and ten years from the date granted. Such stock options provide a retention and motivational program for executives and an incentive for the creation of shareholder value over the long-term since their full benefit cannot be realized unless an appreciation in the price of the common stock occurs over a specified number of years.

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        The Plans also provide for the issuance of incentive stock awards as determined by the board of directors of Interchange. Certain key executives may be awarded incentive compensation in the form of 3-year restricted stock, which is forfeitable upon termination of employment during that time period. Key employees may also use their cash bonus to purchase two-year restricted stock at a twenty-five percent discount. All amounts in excess of the discounted purchase price of this stock are forfeitable should the employee’s employment terminate during that time period. Incentive stock awards are an important factor in attracting and motivating key executives who will dedicate their maximum efforts toward the advancement of Interchange. During 2005 the board of directors accelerated the vesting of all options under the Plans and froze future option grants.

AUDIT COMMITTEE REPORT

        The Audit Committee consists of five directors, each of whom is independent as defined in the listing standards of the Nasdaq Stock Market. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Proposal No. 2 — Election of Directors — Committees and Meetings of the Board of Directors”.

        In accordance with its written charter adopted by the board of directors, the Audit Committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Interchange. The Committee met ten times during 2005. The Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and the independent registered public accounting firm prior to the public release of this information. The Chairman also discussed matters described in Statement on Auditing Standards No. 61, as amended “Communication with Audit Committees” (“SAS 61”) with the independent registered public accounting firm prior to the filing of each of Interchange’s quarterly reports, on Form 10-Q.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and Interchange that might bear on the auditors’ independence consistent with the Independence Standards Board No. 1, “Independence Discussions with Audit Committees”, discussed with auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of Interchange’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing and concurred in the appointment of internal audit staff. The Committee reviewed with the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

        The Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in SAS 61 and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’ audit of the financial statements. The Committee also discussed the results of the internal audit examinations.

        The Committee reviewed the audited financial statements of Interchange as of, and for, the fiscal year ended December 31, 2005 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of Interchange’s financial statements and the independent registered public accounting firm’s have the responsibility for the audit of those statements.

        Based on the review and discussions with management and the independent registered public accounting firm, the Committee recommended to the board that Interchange’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2005 and for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent registered public accounting firm, and the board concurred in such recommendation.

Submitted by the Audit Committee: John J. Eccleston, Chairman Donald L. Correll Anthony R. Coscia James E. Healey Eleanore S. Nissley

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PERFORMANCE GRAPH

        The following graph compares the performance of Interchange for the periods indicated with the performance of the NASDAQ Stock Market and the performance of a group of banks in the NASDAQ Bank Index assuming the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG INTERCHANGE FINANCIAL SERVICES CORP.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ BANK INDEX

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
Interchange Financial Services Corp.	100.00	142.51	184.87	297.03	311.58	316.47
Nasdaq Stock Market (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
Nasdaq Bank Index	100.00	106.35	107.47	137.00	154.24	149.95

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Officers and directors of Interchange and their affiliated companies are customers of and are engaged in transactions with Interchange and its subsidiaries in the ordinary course of business on substantially the same terms (including interest rates on loans, collateral and collectibility considerations) as those prevailing at the time for comparable transactions with other unaffiliated borrowers and suppliers. None of such loans gave been disclosed by Interchange as non-accrual, past due, restructured or potential problems.

        Mr. Andora, a director of Interchange and Interchange Bank, is a member of Andora & Romano, LLC, a firm that renders various legal services to Interchange and its subsidiaries. During 2005, Andora & Romano received fees for legal services of $423,474, including $95,000 paid pursuant to retainer contracts and $328,474 primarily representing fees for loan related matters, the bulk of which was reimbursed to Interchange Bank by its customers. Interchange expects to transact business with this firm in the future.

        Mr. Calabrese, Jr., a director of Interchange and Interchange Bank, is a member of Gerald A. Calabrese, Jr. & Company, a firm that renders real estate appraisal services to Interchange and its subsidiaries. During 2005, Gerald A. Calabrese, Jr. & Company received $9,850 for real estate appraisals. Interchange expects to transact business with this firm in the future.

        Mr. William “Pat” Schuber, a director of Interchange and Interchange Bank, is a member of DeCotiis, Fitzpatrick, Cole & Wisler, LLP a firm that renders various legal services to Interchange and its subsidiaries. During 2005, DeCotiis, Fitzpatrick, Cole & Wisler, LLP received fees for legal services of $14,574, primarily representing fees for loan related matters, the bulk of which was reimbursed to Interchange Bank by its customers. Interchange expects to transact business with this firm in the future.

        Mr. Marcalus, a director of Interchange and Interchange Bank, is a member of Marcal Paper Mills, Inc. During 2005, Marcal Paper Mills, Inc. received $84,000 for subletting space to Interchange Bank. Interchange expects to transact business with this firm in the future.

        Mr. Schepisi, a director of Interchange and Interchange Bank, is a member of Schepisi & McLaughlin, a firm that renders various legal services to Interchange and its subsidiaries. During 2005, Schepisi & McLaughlin received fees for legal services of $49,616, primarily representing fees for loan related matters, the bulk of which was reimbursed to Interchange Bank by its customers. Interchange expects to transact business with this firm in the future.

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PRINCIPAL ACCOUNTANTS FEES AND SERVICES

        The following table summarizes the aggregate fees billed to Interchange by Deloitte & Touche LLP, its independent registered public accounting firm for the periods indicated:

	2005	2004
Audit Fees (a)	$315,000	$315,500
Audit-Related Fees (b)	34,000	47,500
Tax Fees (c)	—	—
All Other Fees	—	—

Total	$349,000	$363,000

(a)	Fees for audit services billed in 2005 and 2004 consisted of: (1) audit of Interchange’s annual consolidated financial statements; (2) reviews of Interchange’s quarterly condensed consolidated financial statements; (3) attestation of management’s assessment of internal control, as required by section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991; (4) New Jersey State Bank Directors Examination; and (5) Sarbanes-Oxley 404 attestation work.
(b)	Fees for audit-related services billed in 2005 and 2004 consisted of: (1) employee benefit plan audits; (2) examination of management’s assertion regarding Interchange’s compliance with its minimum servicing standards under the Uniform Single Attestation Program for Mortgage Bankers; and (3) due diligence associated with mergers/acquisitions (2005 only).
(c)	There were no fees paid for tax services billed in 2005 or 2004. Fees for tax services consist of tax compliance. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of: (1) federal, state and local income tax return assistance; and (2) sales and use, property and other tax return assistance

        In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Interchange management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

        Pre-Approval Policy. All services performed by the independent auditor in 2005 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its January 20, 2004 meeting. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform.

        Any requests for audit, audit-related, tax, and other services not contemplated must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. During 2005 no such fees were incurred.

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ADDITIONAL INFORMATION

        Interchange will hold a 2007 annual meeting only if the merger with TD Banknorth is not consummated before the time of the meeting. If such a meeting is to be held, a shareholder proposal must be received by the Secretary of Interchange by no later than November 30, 2006 to be included in the proxy statement and form of proxy for the meeting. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require Interchange to include in its proxy statement and proxy card relating to any annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission and Interchange’s bylaws in effect at the time such proposal is received.

        To be considered for presentation at the next annual meeting of shareholders (if one is held), although not included in the proxy materials, any shareholder proposal must be delivered to the Secretary at least 60 days in advance of the anniversary of this year’s annual meeting if the next annual meeting is to be held within 30 days prior to, on the anniversary date of, or after the anniversary of this year’s annual meeting. However, if the next annual meeting is not held within this time period, the shareholder proposal must be delivered to the Secretary by the close of business on the 10th day following the date on which notice of the date of the meeting is first made publicly available to shareholders. A shareholder’s notice shall set forth such information as required by the bylaws of Interchange.

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WHERE YOU CAN FIND MORE INFORMATION

        Interchange is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Interchange with the Securities and Exchange Commission at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Interchange’s filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

        Interchange common stock is quoted on the Nasdaq National Market and such reports, statements or other information concerning Interchange are available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. In addition, Interchange maintains a website at www.interchangebank.com, where you can request Interchange’s annual report to shareholders and Interchange’s quarterly reports for recent quarters. Copies of any of these documents are also available upon request by contacting Interchange Financial Services Corporation, Park 80 West/ Plaza II, Saddle Brook, New Jersey 07663, Attention: Ms. Georgianna Hutter, or by telephone at (201) 703-2265.

        A copy of Interchange’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 is being mailed to Interchange shareholders with this proxy statement. If you would like an additional copy of our Annual Report on Form 10-K/A, including audited financial statements for the fiscal year ended December 31, 2005, we will send you one (without exhibits) free of charge. Please write to Interchange Financial Services Corporation, Park 80 West/ Plaza II, Saddle Brook, New Jersey 07663, Attention: Ms. Georgianna Hutter.

By Order of the Board of Directors, /s/ Nicholas R. Marcalus Nicholas R. Marcalus Secretary

Saddle Brook, New Jersey
September 8, 2006

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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Appendix A

AGREEMENT AND PLAN OF MERGER
between
INTERCHANGE FINANCIAL SERVICES CORPORATION
and
TD BANKNORTH INC.
DATED AS OF APRIL 13, 2006

(This page intentionally left blank.)

i

ii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of April 13, 2006 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), is entered into by and between Interchange Financial Services Corporation (“Interchange”), a New Jersey corporation, and TD Banknorth Inc. (“TD Banknorth”), a Delaware corporation and a majority-owned subsidiary of The Toronto-Dominion Bank, a Canadian-chartered bank.

RECITALS

        WHEREAS, the respective Boards of Directors of each of Interchange and TD Banknorth have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for herein, in which a newly-formed transitory subsidiary of TD Banknorth will, subject to the terms and conditions set forth herein, merge with and into Interchange (the “Merger”); and

        WHEREAS, as soon as practicable after the execution and delivery of this Agreement, Interchange Bank, a New Jersey-chartered bank and a wholly-owned subsidiary of Interchange, and TD Banknorth, National Association (“TD Banknorth, NA”), a national bank and a wholly-owned subsidiary of TD Banknorth, will enter into an agreement and plan of merger (the “Bank Merger Agreement”) providing for the merger of Interchange Bank with and into TD Banknorth, NA (the “Bank Merger”), it being intended that the Bank Merger be consummated immediately following consummation of the Merger; and

        WHEREAS, as a material inducement to TD Banknorth to enter into this Agreement, and simultaneously with the execution of this Agreement, each director of Interchange is entering into an agreement, in the form of Exhibit A hereto, pursuant to which such person has agreed, among other things, to vote his or her shares of Interchange Common Stock (as defined herein) in favor of this Agreement; and

        WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions provided for herein and also to prescribe certain conditions to the consummation of such transactions;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

    1.1. Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

        “Acquisition Proposal” means any proposal or offer by any Person or group of Persons with respect to any of the following: (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation or dissolution or other similar transaction involving Interchange or any Subsidiary of Interchange whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of Interchange; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets (including for this purpose the outstanding capital stock of any Subsidiary of Interchange and the capital stock of any entity surviving any merger or business combination involving any Subsidiary of Interchange) and/or liabilities that constitute 10% or more of the net revenues, net income or assets of Interchange and its Subsidiaries taken as a whole in a single transaction or series of transactions; or (iii) any purchase or other acquisition or tender offer or exchange offer that if consummated would result in such Person(s) beneficially owning 10% or more of the outstanding shares of the common stock of Interchange or any Subsidiary of Interchange whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of Interchange, in each case other than (x) the transactions contemplated by this Agreement and (y) any transaction referred to in clause (i) or (ii) involving only Interchange and one or more of its Subsidiaries, or involving two or more of its Subsidiaries, provided that any such transaction is not entered into in violation of the terms of this Agreement.

        “Agreement” has the meaning set forth at the beginning of this document.

A-1

        “Bank Merger” has the meaning ascribed thereto in the recitals to this Agreement.

        “Bank Merger Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

        “Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

        “BHC Act” means the Bank Holding Company Act of 1956, as amended, and the rules and regulations thereunder.

        “BIF” means the Bank Insurance Fund administered by the FDIC.

        “Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Maine, the State of New Jersey or Ontario, Canada are authorized or obligated to close.

        “Certificates” has the meaning set forth in Section 3.2(a).

        “Certificate of Merger” has the meaning set forth in Section 2.2(a).

        “Change in Interchange Recommendation” has the meaning set forth in Section 7.3(a).

        “Closing” and “Closing Date” have the meanings set forth in Section 2.2(b).

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Confidential Information” has the meaning set forth in Section 7.2(b).

        “Confidentiality Agreement” has the meaning set forth in Section 7.2(b).

        “Continuing Employees” has the meaning set forth in Section 7.10(a).

        “CRA” means the Community Reinvestment Act of 1977, as amended, and the rules and regulations thereunder.

        “Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

        “Effective Time” has the meaning set forth in Section 2.2(a).

        “Environmental Laws” means any federal, state or local law, regulation, order, decree, permit or agency requirement relating to (i) the protection or restoration of the environment, health, safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance, as well as any common law standards relating to environmental protection, human health or safety.

        “Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended, and the rules and regulations thereunder.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

        “ERISA Affiliate” means any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        “Exchange Agent” has the meaning set forth in Section 3.2(a).

        “Fair Housing Act” means the Fair Housing Act, as amended, and the rules and regulations thereunder.

        “FDIC” means the Federal Deposit Insurance Corporation.

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        “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

        “Governmental Entity” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

        “Hazardous Substance” means any substance that is (i) listed, classified or regulated pursuant to any Environmental Law, (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (iii) any other substance which is the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

        “Home Mortgage Disclosure Act” means the Home Mortgage Disclosure Act of 1975, as amended, and the rules and regulations thereunder.

        “HSR Act” means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        “Indemnified Party” has the meaning set forth in Section 7.7(a).

        “Insurance Amount” has the meaning set forth in Section 7.7(d).

        “Intellectual Property” means all patents, trademarks, trade names, service marks, domain names, database rights, copyrights and any applications therefore, mask works, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material and all other intellectual property or proprietary rights.

        “Interchange” has the meaning set forth in the preamble to this Agreement.

        “Interchange Bank” has the meaning ascribed thereto in the recitals to this Agreement.

        “Interchange Benefit Plans” has the meaning set forth in Section 4.11(a).

        “Interchange Board” means the Board of Directors of Interchange.

        “Interchange Bylaws” means the Bylaws of Interchange, as amended as of the date hereof.

        “Interchange Certificate” means the Amended and Restated Certificate of Incorporation of Interchange, as amended as of the date hereof.

        “Interchange Common Stock” means the common stock, no par value per share, of Interchange.

        “Interchange Contract” has the meaning set forth in Section 4.14(a).

        “Interchange Disclosure Schedule” has the meaning set forth at the beginning of Article IV.

        “Interchange Loans” has the meaning set forth in Section 4.25(a).

        “Interchange Preferred Stock” means the preferred stock, no par value per share, of Interchange.

        “Interchange Recommendation” has the meaning set forth in Section 7.3(a).

        “Interchange Regulatory Agreement” has the meaning set forth in Section 4.15.

        “Interchange Required Vote” has the meaning set forth in Section 4.3(a).

        “Interchange SEC Reports” has the meaning set forth in Section 4.5(a).

        “Interchange Shareholders Meeting” has the meaning set forth in Section 7.3(a).

        “Interchange Stock” means the Interchange Common Stock and the Interchange Preferred Stock.

        “Interchange Stock Options” means options to acquire shares of Interchange Common Stock issued under the Interchange Stock Plans.

        “Interchange Stock Plans” means the following stock compensation plans of Interchange: 2005 Omnibus Stock and Incentive Plan, Stock Option and Incentive Plan of 1997 and Outside Directors’ Incentive Compensation Plan, in each case as amended as of the date hereof.

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        “Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

        “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

        “IRS” means the Internal Revenue Service.

        “Knowledge” as used with respect to a Party (including references to such Person being aware of a particular matter) means those facts that are known to a Party by the executive officers and directors of such Party, and includes any facts, matters or circumstances set forth in any written notice from any Governmental Authority received by that Party.

        “Lien” means any lien, claim, charge, mortgage, pledge, security interest, restriction, encumbrance or security interest.

        “Litigation” has the meaning set forth in Section 10.7(a).

        “Loans” means any loan, loan agreement, note or borrowing arrangement, including, without limitation, leases, credit enhancements, guarantees and similar interest-bearing assets, as well as commitments to extend any of the same.

        “Material Adverse Effect” means (a) with respect to Interchange, a material adverse effect on the business, results of operations or financial condition of Interchange and its Subsidiaries taken as a whole or a material adverse effect on the ability of Interchange to consummate the Merger on a timely basis; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on Interchange and its Subsidiaries the cause of which is (i) any change after the date of this Agreement in (x) laws, rules or regulations of general applicability or published interpretations thereof by courts or governmental authorities, (y) U.S. GAAP or (z) regulatory accounting requirements, in any such case applicable to banks or their holding companies generally and not specifically relating to Interchange or any of its Subsidiaries, (ii) the announcement of this Agreement or any action or omission of Interchange or any Subsidiary thereof required under this Agreement or taken or omitted to be taken with the express written permission of TD Banknorth, (iii) any changes after the date of this Agreement in general economic or capital market conditions affecting banks or their holding companies generally, or (iv) changes or events, after the date hereof, affecting the financial services industry generally and not specifically relating to Interchange or its Subsidiaries, provided that a decrease in the trading or market prices of the Interchange Common Stock shall not be considered, by itself, to constitute a Material Adverse Effect; and (b) with respect to TD Banknorth, any effect that materially impairs the ability of TD Banknorth or TD Banknorth, NA to make payment at the Effective Time of the aggregate Merger Consideration or otherwise materially impairs the ability of TD Banknorth or Merger Sub to consummate the Merger.

        “Merger” has the meaning ascribed thereto in the recitals to this Agreement.

        “Merger Consideration” has the meaning set forth in Section 3.1(a)(iii).

        “Merger Sub” means a New Jersey corporation to be formed and wholly-owned by TD Banknorth as a transitory subsidiary to effect the Merger.

        “National Labor Relations Act” means the National Labor Relations Act, as amended.

        “NJBCA” means the New Jersey Business Corporation Act, as amended.

        “OCC” means the Office of the Comptroller of the Currency.

        “OREO” means other real estate owned.

        “Party” means any of Interchange, TD Banknorth or Merger Sub, and “Parties” shall mean all of Interchange, TD Banknorth and Merger Sub.

        “PBGC” means the Pension Benefit Guaranty Corporation.

        “Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

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        “Proxy Statement” has the meaning set forth in Section 7.1(a).

        “Related Agreements” has the meaning set forth in Section 7.10(i) hereof.

        “Requisite Regulatory Approvals” has the meaning set forth in Section 8.1(b).

        “Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests or which provide payments or benefits measured by the value of its capital stock.

        “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

        “SEC” means the Securities and Exchange Commission.

        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        “Shareholder Agreements” has the meaning ascribed to such term in the recitals to this Agreement.

        “State Banking Approvals” means such applications, filings, authorizations, orders and approvals as may be required under the banking laws of the states listed in the applicable schedules of Interchange and TD Banknorth.

        “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity of which (i) such Person or a subsidiary of such Person is a general partner or (ii) at least a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

        “Superior Proposal” means, with respect to Interchange, a bona fide written Acquisition Proposal which the Interchange Board concludes in good faith to be more favorable to the shareholders of Interchange, from a financial point of view, than the Merger and the other transactions contemplated by this Agreement after (1) receiving the advice of its financial advisor (which shall be a nationally-recognized investment banking firm), (2) taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) taking into account all appropriate legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; provided that, for purposes of this definition of “Superior Proposal,” the term Acquisition Proposal shall have the meaning assigned to such term in this Article I, except that the reference to “10% or more” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “a majority” and “Acquisition Proposal” shall only be deemed to refer to a transaction involving voting securities of Interchange or all or substantially all of the consolidated assets of Interchange and its Subsidiaries.

        “Surviving Corporation” has the meaning set forth in Section 2.1(a).

        “Taxes” means all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or non-U. S. taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest or penalties attributable thereto.

        “Tax Returns” means any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

        “TD Banknorth” has the meaning set forth in the preamble to this Agreement.

        “TD Banknorth, NA” has the meaning ascribed thereto in the recitals to this Agreement.

        “TD Banknorth Benefit Plans” has the meaning set forth in Section 7.10(a).

        “TD Banknorth Board” means the Board of Directors of TD Banknorth.

        “TD Banknorth Disclosure Schedule” has the meaning set forth at the beginning of Article V.

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        “TD Banknorth Regulatory Agreement” has the meaning set forth in Section 5.9.

        “TD Banknorth SEC Reports” has the meaning set forth in Section 5.5.

        “Termination Fee” has the meaning set forth in Section 9.2(b).

        “Treasury Stock” means all shares of Interchange Stock that are (i) owned directly by Interchange as treasury stock or (ii) owned directly by TD Banknorth, other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

        “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

        “U.S. GAAP” means accounting principles generally accepted in the United States of America.

        “Voting Debt” means any bond, debenture, note or other indebtedness which has the right to vote on any matter on which a Person’s shareholders may vote.

ARTICLE II
THE MERGER

        Section 2.1. The Merger.

        (a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time Merger Sub shall merge with and into Interchange in accordance with Section 14A:10-1 of the NJBCA, the separate corporate existence of Merger Sub shall cease and Interchange shall survive and continue to exist as a corporation incorporated under the NJBCA (Interchange, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”).

        (b) Name. The name of the Surviving Corporation shall be “Interchange Financial Services Corporation.”

        (c) Certificate and Bylaws. The Interchange Certificate as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with its terms. The Interchange Bylaws as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with its terms.

        (d) Directors and Officers of the Surviving Corporation. The directors and officers of the Surviving Corporation immediately after the Merger shall be the directors and officers of Merger Sub immediately prior to the Effective Time, each of whom shall serve until such time as his or her successor is duly elected and qualified.

        (e) Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in Section 14A:10-6 of the NJBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and Interchange shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and Interchange shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        Section 2.2. Effective Date and Effective Time; Closing.

        (a) Subject to the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), Merger Sub and Interchange shall file a certificate of merger relating to the Merger with the Department of Treasury, Division of Commercial Recording of the State of New Jersey pursuant to the NJBCA (the “Certificate of Merger”) on (i) a date selected by TD Banknorth after such satisfaction or waiver which is no later than the later of (A) five Business Days following such satisfaction or waiver and (B) the first month end following such satisfaction or waiver or (ii) such other date to which TD Banknorth and Interchange may mutually agree in writing, provided that in no event shall the Certificate of Merger be filed, or the Merger be consummated, prior to January 1, 2007. The Merger provided for herein shall become effective upon filing of the Certificate of Merger or on such date and at such later time as may be specified therein (the “Effective Time”).

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        (b) A closing (the “Closing”) shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the principal offices of TD Banknorth in Portland, Maine, or at such other place, at such other time, or on such other date as the Parties may mutually agree upon (such date, the “Closing Date”). At the Closing, there shall be delivered to the Parties the opinions, certificates and other documents required to be delivered under Article VIII hereof.

ARTICLE III
CONSIDERATION AND EXCHANGE PROCEDURES

        3.1. Effect on Capital Stock.

        (a) At the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

        (i) each share of Merger Sub common stock which is issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Interchange Common Stock;

        (ii) each share of Interchange Common Stock held as Treasury Stock immediately prior to the Effective Time shall be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefore; and

        (iii) with the exception of Treasury Stock and the shares of restricted Interchange Common Stock cancelled and paid for pursuant to Section 3.3, each outstanding share of Interchange Common Stock which is issued and outstanding prior to the Effective Time shall become and be converted into the right to receive $23.00 in cash, without interest (the “Merger Consideration”).

        3.2. Exchange Procedures.

        (a) TD Banknorth shall appoint an agent, which shall be reasonably acceptable to Interchange (the “Exchange Agent”), for the purpose of exchanging certificates that immediately prior to the Effective Time evidenced shares of Interchange Common Stock (the “Certificates”) for the Merger Consideration.

        (b) No later than five (5) Business Days following the Effective Time, TD Banknorth shall cause the Exchange Agent to mail or make available to each holder of record of a Certificate a notice and letter of transmittal reasonably satisfactory to Interchange disclosing the effectiveness of the Merger and the procedure for exchanging Certificates for the Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

        (c) At or prior to the Effective Time, TD Banknorth shall deliver, or cause TD Banknorth, NA to deliver, by wire transfer in immediately available funds, to the Exchange Agent for the benefit of the holders of Certificates (other than the holders of Treasury Stock) an amount of cash equal to the aggregate Merger Consideration for payment of the aggregate Merger Consideration to such holders of Certificates.

        (d) Each holder of any outstanding Certificate (other than holders of Treasury Stock) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the prompt payment of the Merger Consideration. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as provided in Section 3.1, evidence ownership of only the right to receive the Merger Consideration without interest.

        (e) The Exchange Agent and TD Banknorth, as the case may be, shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this Section 3.2, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by the Exchange Agent or TD Banknorth. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

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        (f) Any portion of the cash delivered to the Exchange Agent by TD Banknorth or TD Banknorth, NA pursuant to Section 3.2(c) that remains unclaimed by the former shareholders of Interchange for six months after the Effective Time shall be delivered by the Exchange Agent to TD Banknorth or TD Banknorth, NA, as applicable. Any shareholders of Interchange who have not theretofore complied with Section 3.2(d) shall thereafter look only to TD Banknorth for the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of TD Banknorth or TD Banknorth, NA, as applicable (and to the extent not in its possession shall be delivered to it), free and clear of all Liens of any Person previously entitled to such property. Neither the Exchange Agent nor any of the Parties hereto shall be liable to any holder of Interchange Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. TD Banknorth, TD Banknorth, NA and the Exchange Agent shall be entitled to rely upon the stock transfer books of Interchange to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto.

        (g) The Exchange Agent, TD Banknorth or TD Banknorth, NA shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any state, local or foreign tax law or regulation thereunder. To the extent that amounts are so withheld by the Exchange Agent, TD Banknorth or TD Banknorth, NA, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

        3.3. Interchange Stock Options and Other Equity Awards. Immediately prior to the Effective Time, each Interchange Stock Option, whether or not vested or exercisable, shall be terminated and the holder thereof shall be paid by Interchange immediately prior to the Effective Time an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable per share exercise price of that option by (ii) the number of shares of Interchange Common Stock that the holder could have purchased (assuming full vesting of that option) had that holder exercised that option immediately before the Effective Time, less applicable tax withholding. Immediately prior to the Effective Time, each unvested share of restricted Interchange Common Stock granted under the Interchange Stock Plans which is then outstanding shall be terminated and the holder thereof shall be paid by Interchange an amount equal to the Merger Consideration therefor. Subject to the foregoing, the Interchange Stock Plans and all Interchange Stock Options and other equity awards issued thereunder shall terminate at the Effective Time. Prior to the Effective Time, Interchange shall take such actions as may be necessary to give effect to the transactions contemplated by this Section 3.3, including, without limitation, the provision of any notices to holders of Interchange Stock Options and other equity awards thereunder as may be provided for in the Interchange Stock Plans and the adoption of any necessary amendments to such plans. Interchange also shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a then-outstanding Interchange Stock Option or other unvested equity award with respect to the termination of such Interchange Stock Option or other unvested equity award and the payment therefor in accordance with the terms of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INTERCHANGE

        At least one day prior to the execution and delivery of this Agreement, Interchange has delivered to TD Banknorth a schedule (the “Interchange Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of Interchange’s representations or warranties contained in this Article IV, or to one of Interchange’s covenants contained in Article VI. Except as set forth in the corresponding section of the Interchange Disclosure Schedule, Interchange hereby represents and warrants to TD Banknorth as follows:

        Section 4.1. Corporate Organization.

        (a) Interchange is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Interchange is registered with the Federal Reserve Board as a bank holding company under the BHC Act. Interchange has all requisite corporate power and authority to own or lease all of its

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properties and assets and to carry on its business as it is now being conducted. Interchange is duly licensed or qualified to do business and is in good standing in each jurisdiction (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Interchange.

        (b) The copies of the Interchange Certificate and Interchange Bylaws that have been filed by Interchange with the SEC are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

        (c) The only direct subsidiaries of Interchange are (i) Interchange Bank, a New Jersey-chartered bank and the only subsidiary of Interchange that is a depository institution (as defined at 12 U.S.C. §1813(c)(1)), (ii) Clover Leaf Mortgage Company, which is currently not engaged in any business activity, and (iii) Interchange Statutory Trust I and Interchange Statutory Trust II, which were formed for the sole purpose of issuing trust preferred securities for purposes of raising capital from the public and investing in debt securities of Interchange. Interchange Bank is a member of the BIF, and the deposit accounts of Interchange Bank are insured by the FDIC to the maximum extent provided by applicable law. Interchange Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

        (d) Each direct or indirect Subsidiary of Interchange (i) is duly organized and validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Interchange and (iii) has all requisite corporate or other power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. The certificate of incorporation, bylaws and similar governing documents of each direct or indirect Subsidiary of Interchange, copies of which have been made available to TD Banknorth, are true, complete and correct as of the date of this Agreement.

        Section 4.2. Capitalization.

        (a) As of the date of this Agreement, the authorized capital stock of Interchange consists of 33,750,000 shares of Interchange Common Stock and 1,000,000 shares of Interchange Preferred Stock. As of the date of this Agreement, there were 20,293,726 shares of Interchange Common Stock issued and outstanding, no shares of Interchange Preferred Stock outstanding and 1,820,739 shares of Interchange Common Stock held in Interchange’s treasury. As of the date hereof, no shares of Interchange Stock were reserved for issuance, except for an aggregate of 1,252,634 shares of Interchange Common Stock reserved for issuance upon the exercise of outstanding Interchange Stock Options granted pursuant to the Interchange Stock Plans. As of the date hereof, there were a total of 99,984 unvested shares of restricted Interchange Common Stock outstanding under the Interchange Stock Plans. All of the issued and outstanding shares of Interchange Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in this Section 4.2(a), there are no Rights authorized, issued or outstanding with respect to the capital stock or any other equity security of Interchange. No Subsidiary of Interchange owns any shares of Interchange Common Stock (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held in satisfaction of a debt previously contracted).

        (b) Section 4.2(b) of the Interchange Disclosure Schedule contains a list setting forth as of the date of this Agreement (i) all outstanding Interchange Stock Options, the names of the optionees, the date each such option was granted, the number of shares subject to each such option, the expiration date of each such option, any vesting schedule with respect to an option which is not yet fully vested, and the price at which each such option may be exercised and (ii) comparable information for all unvested restricted shares of Interchange Common Stock under the Interchange Stock Plans.

        (c) Section 4.2(c) of the Interchange Disclosure Schedule lists the name, jurisdiction of incorporation, authorized and outstanding shares of capital stock and record and beneficial owners of such capital stock for each direct and indirect Subsidiary of Interchange. Except as set forth in Section 4.2(c) of the Interchange Disclosure Schedule, Interchange owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of Interchange’s Subsidiaries, free and clear of any Liens,

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and all of such shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Neither Interchange nor any Subsidiary thereof has or is bound by any Right with respect to the capital stock or any other equity security of any Subsidiary of Interchange.

        (d) Except (i) as disclosed in Section 4.2(d) of the Interchange Disclosure Schedule, (ii) for Interchange’s ownership in its Subsidiaries set forth in Section 4.2(c) of the Interchange Disclosure Schedule, (iii) for securities held for the benefit of third parties in trust accounts, managed accounts and the like for the benefit of customers and (iv) for securities acquired after the date of this Agreement in satisfaction of debts previously contracted in good faith, neither Interchange nor any of its Subsidiaries beneficially owns or controls, directly or indirectly, any shares of stock or other equity interest in any corporation, firm, partnership, joint venture or other entity.

        (e) Neither Interchange nor any Interchange Subsidiary has any Voting Debt outstanding.

        Section 4.3. Authority; No Violation.

        (a) Interchange has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to the approval of this Agreement by the affirmative vote of a majority of the votes cast by the holders of the outstanding Interchange Common Stock at the Interchange Shareholders Meeting (the “Interchange Required Vote”), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance and consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate and, subject to obtainment of the Interchange Required Vote, shareholder action of Interchange and no other corporate or shareholder proceedings on the part of Interchange are necessary pursuant to the Interchange Certificate, Interchange Bylaws, the NJCBA or otherwise to approve this Agreement or to perform and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Interchange and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid and binding obligation of Interchange, enforceable against Interchange in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

        (b) Neither the execution and delivery of this Agreement by Interchange nor the performance and consummation by Interchange of the transactions contemplated hereby, nor compliance by Interchange with any of the terms or provisions hereof, will (i) violate any provision of the Interchange Certificate, Interchange Bylaws or any of the similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Interchange, any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Interchange or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Interchange or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults or other events which, either individually or in the aggregate, will not have and would not reasonably be expected to have a Material Adverse Effect on Interchange.

        Section 4.4. Consents and Approvals. Except for (i) the Interchange Required Vote, (ii) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and the OCC under the National Bank Act and approval of such applications and notices; (iii) the filing with the SEC in preliminary and definitive form of the Proxy Statement and related form of proxy, (iv) the filing of the Certificate of Merger with the Department of Treasury, Division of Commercial Recording of the State of New Jersey pursuant to the NJBCA, (v) any notices or filings under the HSR Act, (vi) the State Banking Approvals, (vii) the consents and approvals set forth in Section 4.4 of the Interchange Disclosure Schedule and (viii) the consents and approvals of third parties which are not Governmental Entities, as set forth on Section 4.4 of the Interchange Disclosure Schedule, no consents or approvals of, or filings or registrations with, any Governmental Entity, domestic or foreign, or with any other third party are necessary in connection with (A) the execution, delivery and performance by Interchange of this Agreement and (B) the

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consummation by Interchange of the Merger and the other transactions contemplated hereby. As of the date of this Agreement, Interchange knows of no reason relating to it why all regulatory approvals from any Governmental Entity required to consummate the transactions contemplated hereby should not be obtained on a timely basis without the imposition of a condition or restriction of the type referred to in Section 8.2(c).

        Section 4.5. SEC Documents; Other Reports; Internal and Disclosure Controls.

        (a) Except as set forth in Section 4.5(a) of the Interchange Disclosure Schedule, Interchange has filed on a timely basis all required reports, schedules, registration statements and other documents, together with amendments thereto, with the SEC since December 31, 2000 (the “Interchange SEC Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Interchange SEC Reports complied, and each such Interchange SEC Report filed subsequent to the date hereof will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.5(a) of the Interchange Disclosure Schedule, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Interchange SEC Reports. None of Interchange’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of Interchange has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act and no enforcement action has been initiated against Interchange by the SEC relating to disclosures contained in any Interchange SEC Report.

        (b) Interchange and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2000 with any Governmental Entity (other than the SEC) and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Interchange and its Subsidiaries or as set forth in Section 4.5(b) of the Interchange Disclosure Schedule, no Governmental Entity has initiated any proceeding or, to the best knowledge of Interchange, threatened an investigation into the business or operations of Interchange or any of its Subsidiaries since December 31, 2000. Except as set forth in Section 4.5(b) of the Interchange Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report, registration or statement filed by, or relating to any examinations by any such Governmental Entity of, Interchange or any of its Subsidiaries.

        (c) Except as set forth in Section 4.5(c) of the Interchange Disclosure Schedule, the records, systems, controls, data and information of Interchange and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Interchange or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. Interchange and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including that (i) transactions are executed only in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of Interchange and to maintain accountability for Interchange’s assets; (iii) access to Interchange’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of Interchange’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Interchange (A) has designed disclosure controls and procedures (within the meaning of Rules 13a-14(e) and 14d-14(e) of the Exchange Act) to ensure that material information relating to Interchange and its Subsidiaries is made known to the management of Interchange by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Interchange SEC Reports, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Interchange’s auditors and the audit committee of Interchange’s Board (1) any significant deficiencies in

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the design or operation of internal controls which could adversely affect in any material respect Interchange’s ability to record, process, summarize and report financial data and have identified for Interchange’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Interchange’s internal controls. Interchange has made available to TD Banknorth a summary of any such disclosure made by management to Interchange’s auditors and the audit committee of Interchange’s Board since January 1, 2002. Interchange is in compliance with Section 404 of the Sarbanes-Oxley Act in all material respects.

        (d) Since July 30, 2002, (x) neither Interchange nor any of its Subsidiaries nor, to the Knowledge of Interchange, any director, officer, employee, auditor, accountant or representative of Interchange or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Interchange or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Interchange or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (y) no attorney representing Interchange or any of its Subsidiaries, whether or not employed by Interchange or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Interchange or any of its officers, directors, employees or agents to the Interchange Board or any committee thereof or to any director or officer of Interchange.

        Section 4.6. Financial Statements; Undisclosed Liabilities.

        (a) The financial statements of Interchange (including any related notes thereto) included in the Interchange SEC Reports filed on or prior to the date hereof complied, and the financial statements of Interchange (including any related notes thereto) included in any Interchange SEC Reports filed after the date hereof will comply, as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been or will be, as the case may be, prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of Interchange and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown. The books and records of Interchange and its Subsidiaries have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

        (b) Except for (i) those liabilities that are fully reflected or reserved for in accordance with U.S. GAAP in the consolidated financial statements of Interchange included in its Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, or (ii) liabilities incurred since December 31, 2005 in the ordinary course of business, neither Interchange nor any of its Subsidiaries has incurred any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), and, to the best of Interchange’s Knowledge, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability other than pursuant to or as contemplated by this Agreement.

        Section 4.7. Broker’s Fees. Except for Goldman, Sachs & Co., neither Interchange nor any Interchange Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or any of the other transactions contemplated by this Agreement. A true, complete and correct copy of the agreement with Goldman, Sachs & Co. relating to any such fees has previously been furnished to TD Banknorth.

        Section 4.8. Absence of Certain Changes or Events. Except as publicly disclosed in the Interchange SEC Reports filed with the SEC prior to the date hereof, or as set forth in Section 4.8 of the Interchange Disclosure Schedule, since December 31, 2005, (a) no event has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Interchange and (b) prior to the date hereof, neither Interchange nor any of its Subsidiaries has (i) effected or authorized any adjustment, split, combination or reclassification of any of its capital stock, or redeemed, purchased or otherwise acquired, any shares of its capital stock or any securities or obligations convertible into or

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exchangeable for any shares of its capital stock or stock appreciation rights (except pursuant to the exercise of stock options); (ii) declared, set aside or paid any dividend other than regular quarterly cash dividends on Interchange Common Stock and dividends paid to the holders of trust preferred securities issued by affiliated trusts in accordance with the terms of such securities; (iii) sold, licensed, leased, encumbered, mortgaged, transferred, assigned or otherwise disposed of any of its material assets, properties or other rights or agreements other than in the ordinary course of business consistent with past practice; (iv) increased the compensation or fringe benefits of any present or former director or officer of Interchange or its Subsidiaries (except for increases in salary or wages of nonexecutive officers or employees in the ordinary course of business consistent with past practice), or granted any severance or termination pay to any present or former director, officer or employee of Interchange or its Subsidiaries except in connection with terminations of employment of non-officer employees in the ordinary course of business consistent with past practice; (v) amended or terminated any Interchange Benefit Plan; (vi) made any material change in its policies and practices with respect to (x) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans or (y) hedging its Loan positions or commitments; (vii) made any changes in its accounting methods or method of Tax accounting, practices or policies; (viii) made or changed any material Tax election or settled or compromised any material Tax liability of Interchange or any of its Subsidiaries; or (ix) agreed to, or made any commitment to, take any of the foregoing actions.

        Section 4.9. Legal Proceedings.

        (a) Except as publicly disclosed in the Interchange SEC Reports filed with the SEC prior to the date hereof, neither Interchange nor any of its Subsidiaries is a party to any, and there are no pending or, to Interchange’s Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Interchange or any of its Subsidiaries (including under or in respect of the Sarbanes-Oxley Act, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discriminatory banking practices or the Bank Secrecy Act) or challenging the validity or propriety of this Agreement or the transactions contemplated hereby as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Interchange.

        (b) There is no injunction, order, judgment, decree or regulatory restriction specifically imposed upon Interchange, any of its Subsidiaries or the assets of Interchange or any of its Subsidiaries that has had, or would reasonably be expected to have, a Material Adverse Effect on Interchange.

        Section 4.10. Taxes.

        (a) Except as set forth in Section 4.10(a) of the Interchange Disclosure Schedule: (x) each of Interchange and its Subsidiaries has (i) duly and timely filed (including pursuant to any extension of the filing deadline) all material Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements included in the Interchange SEC Reports (in accordance with U.S. GAAP) for all material Taxes, whether or not shown as due on such Tax Returns; (y) to the Knowledge of Interchange, no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of Interchange or any of its Subsidiaries, except for any such deficiencies that have been fully reflected or reserved for in the financial statements included in the Interchange SEC Reports; and (z) there are no material Liens for Taxes upon the assets of either Interchange or any of its Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings or for which adequate reserves in accordance with U.S. GAAP have been provided in the financial statements included in the Interchange SEC Reports.

        (b) Neither Interchange nor any of its Subsidiaries (i) is or has ever been a member of an affiliated group (other than a group the common parent of which is Interchange) filing a consolidated tax return or (ii) has any material liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise.

        (c) None of Interchange or any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement, other than with each other.

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        (d) No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to Interchange or any of its Subsidiaries.

        (e) None of Interchange or any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

        (f) All material Taxes required to be withheld, collected or deposited by or with respect to Interchange and each Subsidiary have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

        (g) Neither Interchange nor any of its Subsidiaries has granted any currently-effective waiver of any U.S. federal, state, local or non-U.S. statute of limitations with respect to, or any currently-effective extension of a period for the assessment of, any Tax.

        (h) Neither Interchange nor any of its Subsidiaries has filed a consent to the application of Section 341(f) of the Code for tax years beginning before December 31, 2002.

        Section 4.11. Employees; Employee Benefit Plans.

        (a) Section 4.11(a) of the Interchange Disclosure Schedule contains a true and complete list of each “employee benefit plan” (within the meaning of ERISA, including multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, employment, loan, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) under which any current or former employee, director or independent contractor of Interchange or any of its Subsidiaries has any present or future right to benefits and under which Interchange or any of its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Interchange Benefit Plans.”

        (b) With respect to each Interchange Benefit Plan, Interchange has made available to TD Banknorth a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description provided by Interchange or any of its Subsidiaries to their employees concerning the extent of the benefits provided under a Interchange Benefit Plan; and (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

        (c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Interchange, (i) each of the Interchange Benefit Plans has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Interchange Benefit Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification; (iii) no “reportable event” (as such term is defined in ERISA Section 4043), “prohibited transaction” (as such term is defined in ERISA Section 406 and Code Section 4975) or “accumulated funding deficiency” (as such term is defined in ERISA section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Interchange Benefit Plan; (iv) no Interchange Benefit Plan provides retiree welfare benefits and neither Interchange nor any of its Subsidiaries have any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code; and (v) neither Interchange nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA.

        (d) None of the Interchange Benefit Plans is a multiemployer plan (within the meaning of ERISA Section 4001(a)(3)), and none of Interchange, its Subsidiaries or any ERISA Affiliate has any liability with respect to a multiemployer plan that remains unsatisfied.

        (e) With respect to any Interchange Benefit Plan, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Interchange, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Interchange

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or any of its Subsidiaries, threatened, (ii) no written communication has been received from the PBGC in respect of any Interchange Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, in progress (including any routine requests for information from the PBGC), or to the Knowledge of Interchange, threatened.

        (f) Except as set forth in Section 4.11(f) of the Interchange Disclosure Schedule, no Interchange Benefit Plan exists that could result in the payment to any present or former employee, director or independent consultant of Interchange or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Interchange or any of its Subsidiaries as a result of the transactions contemplated by this Agreement. Except as set forth in Section 4.11(f) of the Interchange Disclosure Schedule, there is no contract, plan or arrangement (written or otherwise) covering any current or former employee or director of Interchange or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G or 162(m) of the Code.

        (g) In connection with the transactions contemplated by this Agreement or otherwise, no current or former employee or director of Interchange or its Subsidiaries has the right to compel Interchange or any of its Subsidiaries to fund (by reason of, or pursuant to, a grantor trust or any other funding mechanism) any benefit provided, or to be provided, to such employee or director.

        (h) Neither Interchange nor any Interchange Subsidiary (i) has taken any action, or has failed to take any action, that has resulted or is likely to result in the interest and tax penalties specified in Section 409A(a)(1)(B) of the Code being owed by any participant in a Interchange Benefit Plan or (ii) has agreed to reimburse or indemnify any participant in a Interchange Benefit Plan for any of the interest and the penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future.

        (i) Section 4.11(i) of the Interchange Disclosure Schedule contains a schedule showing the present value of the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement, such as tax indemnification payments in respect of income or excise taxes), under any employment, change-in-control, severance or similar contract or plan with or which covers any present or former director, officer or employee of Interchange or any of its Subsidiaries who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any Interchange Benefit Plans or Interchange Contract (other than a tax-qualified plan) for each such person, specifying the assumptions in such schedule.

        Section 4.12. Board Approval. On or prior to the date of this Agreement, the Interchange Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held, (i) determined that this Agreement and the Merger are fair to and in the best interests of Interchange and its shareholders and declared the Merger and the other transactions contemplated hereby to be advisable, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) agreed to recommend that the shareholders of Interchange approve this Agreement at the Interchange Shareholders Meeting.

        Section 4.13. Compliance With Applicable Law.

        (a) Each of Interchange and its Subsidiaries is in compliance with, and is not in violation of, its respective certificate of incorporation and bylaws or equivalent constituent documents. Except as disclosed in Section 4.13(a) of the Interchange Disclosure Schedule, Interchange and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties and assets under and pursuant to, and have complied with and are not in violation in any material respect under, any applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Interchange or any of its Subsidiaries (including, without limitation, the Sarbanes-Oxley Act, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discriminatory banking practices), except where the failure to hold such license, franchise, permit or authorization or such noncompliance or violation would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Interchange, and neither

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Interchange nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on Interchange. Interchange Bank is in compliance with the CRA and Interchange Bank received a CRA rating of “satisfactory” from the FDIC in its most recently completed exam.

        (b) Interchange and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the documents governing such accounts, applicable state and federal law and regulation and common law, except where the failure to so administer such accounts would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Interchange. None of Interchange, any of its Subsidiaries, or any director, officer or employee of Interchange or of any of its Subsidiaries, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Interchange, and, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Interchange, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

        Section 4.14. Certain Contracts.

        (a) Except as publicly disclosed in the Interchange SEC Reports filed prior to the date hereof or as set forth in Section 4.14(a) of the Interchange Disclosure Schedule, neither Interchange nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed in whole or in part after the date of this Agreement, (ii) which relates to the incurrence of indebtedness (other than deposit liabilities, advances and loans from the Federal Home Loan Bank and sales of securities subject to repurchase, in each case incurred in the ordinary course of business) by Interchange or any of its Subsidiaries in the principal amount of $500,000 or more, including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (iii) which grants any right of first refusal, right of first offer or similar right with respect to any material assets or properties of Interchange and its Subsidiaries, (iv) which provides for payments to be made by Interchange or any of its Subsidiaries upon a change in control thereof, (v) which provides for the indemnification by Interchange or any of its Subsidiaries of any Person; (iv) which provides for the sharing of profits, losses, costs or liabilities by Interchange or any of its Subsidiaries with any other Person, whether in the form of a joint venture, partnership or similar agreement; (vii) which (A) limits the freedom of Interchange or any of its Subsidiaries to compete in any line of business, in any geographic area or with any Person, (B) requires referrals of business or requires Interchange or any of its Subsidiaries to make available investment opportunities to any Person on a priority or exclusive basis or (C) requires Interchange or any of its Subsidiaries to use any product or service of another Person on an exclusive basis or (viii) which involved payments by, or to, Interchange or any of its Subsidiaries in fiscal year 2005 of more than $500,000 or which could reasonably be expected to involve payments during fiscal year 2006 of more than $500,000 (other than pursuant to Loans originated or purchased by Interchange and its Subsidiaries in the ordinary course of business consistent with past practice). Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not publicly disclosed in the Interchange SEC Reports filed prior to the date hereof or set forth in Section 4.14(a) of the Interchange Disclosure Schedule, is referred to herein as a “Interchange Contract.”

        (b) Except as set forth in Section 4.14(b) of the Interchange Disclosure Schedule, (i) each Interchange Contract is valid and binding on Interchange or its applicable Subsidiary and in full force and effect, and, to the Knowledge of Interchange, is valid and binding on the other parties thereto, (ii) Interchange and each of its Subsidiaries and, to the Knowledge of Interchange, each of the other parties thereto, has in all material respects performed all obligations required to be performed by such party to date under each Interchange Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default on the part of Interchange or any of its Subsidiaries or, to the Knowledge of Interchange, any other party thereto, under any such Interchange Contract, except, in each case, where such invalidity, failure to be binding, failure to so perform or breach or default, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect on Interchange.

        Section 4.15. Agreements With Regulatory Agencies. Neither Interchange nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent

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agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of (each an “Interchange Regulatory Agreement”), any Governmental Entity that currently restricts or by its terms will in the future restrict the conduct of its business or relates to its capital adequacy, its credit or risk management policies, its dividend policies, its management or its business, nor has Interchange or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Interchange Regulatory Agreement.

        Section 4.16. Proxy Statement. The information contained in the Proxy Statement (other than any information relating to TD Banknorth and its Subsidiaries provided by TD Banknorth for information in the Proxy Statement) and the information relating to Interchange and its Subsidiaries to be provided by Interchange for inclusion in any filing pursuant to Rule 14a-12 under the Exchange Act or in any other document filed with any other Governmental Entity in connection herewith will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof as relate only to TD Banknorth or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act.

        Section 4.17. Title to Property.

        (a) Real Property. Interchange and its Subsidiaries have good, valid and marketable title to all real property owned by them free and clear of all Liens, except Liens for current Taxes not yet due and payable and other standard exceptions commonly found in title policies in the jurisdiction where such real property is located, or such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of Interchange and its Subsidiaries are in good condition and repair except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Interchange.

        (b) Personal Property. Interchange and its Subsidiaries have good, valid and marketable title to all tangible personal property owned by them, free and clear of all Liens except as disclosed in the Interchange SEC Reports filed prior to the date hereof or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Interchange.

        (c) Leased Property. All leases of real property and all other leases material to Interchange and its Subsidiaries under which Interchange or a Subsidiary, as lessee, leases personal property are valid and binding in accordance with their respective terms, there is not under such lease any material existing default by Interchange or such Subsidiary or, to the knowledge of Interchange, any other party thereto, or any event which with notice or lapse of time would constitute such a default, and, in the case of leased premises, Interchange or such Subsidiary quietly enjoys the premises provided for in such lease, except in any such case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Interchange.

        Section 4.18. Insurance.

        (a) Interchange and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as constitute reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries of comparable size and operations to Interchange and its Subsidiaries. Section 4.18(a) of the Interchange Disclosure Schedule contains a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force on the date hereof with respect to the business and assets of Interchange and its Subsidiaries (other than insurance policies under which Interchange or any Subsidiary thereof is named as a loss payee, insured or additional insured as a result of its position as a secured lender on specific loans and mortgage insurance policies on specific loans or pools of loans). Interchange and its Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof. Each such policy is outstanding and in full force and effect and, except as set forth in Section 4.18(a) of the Interchange Disclosure Schedule, Interchange Benefit Plans which are funded with insurance (as identified in such schedule) and policies insuring against potential liabilities of officers, directors and employees of Interchange and its Subsidiaries, Interchange or the relevant Subsidiary thereof is the sole beneficiary of such policies.

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All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

        (b) The value of all company-owned and bank-owned life insurance policies owned by Interchange or its Subsidiaries is fairly and accurately reflected in accordance with U.S. GAAP in the financial statements of Interchange and its Subsidiaries included in the Interchange SEC Reports. Section 4.18(b) of the Interchange Disclosure Schedule sets forth a true and correct summary description of all company-owned and bank-owned life insurance owned by Interchange or any of its Subsidiaries.

        Section 4.19. Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations seeking to impose, or that reasonably could be expected to result in the imposition, on Interchange or any of its Subsidiaries of any liability or obligation arising under any Environmental Law pending or, to the Knowledge of Interchange, threatened against Interchange or any of its Subsidiaries, which liability or obligation would have or would reasonably be expected to have a Material Adverse Effect on Interchange. To the Knowledge of Interchange, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a Material Adverse Effect on Interchange. To the Knowledge of Interchange, during or prior to the period of (i) its or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (ii) its or any of its Subsidiaries’ participation in the management of any property or (iii) its or any of its Subsidiaries’ holding of a security interest or other interest in any property, there were no releases of any Hazardous Substance in, on, under or affecting any such property which would reasonably be expected to have a Material Adverse Effect on Interchange. Neither Interchange nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Material Adverse Effect on Interchange.

        Section 4.20. Opinion of Financial Advisor. Interchange has received the opinion of Goldman, Sachs & Co., dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the shareholders of Interchange from a financial point of view.

        Section 4.21. Patents, Trademarks, Etc. Interchange and each of its Subsidiaries owns or possesses, or is licensed or otherwise has the right to use, all proprietary rights, including all trademarks, trade names, service marks and copyrights, that are material to the conduct of their existing businesses. Except for the agreements set forth in Section 4.21 of the Interchange Disclosure Schedule, neither Interchange nor any of its Subsidiaries is bound by or a party to any licenses or agreements of any kind with respect to any trademarks, service marks or trade names which it claims to own. Neither Interchange nor any of its Subsidiaries has received any communications alleging that any of them has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person.

        Section 4.22. Labor Matters. Neither Interchange nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Interchange or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the United States National Labor Relations Act) or seeking to compel Interchange or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any labor strike, slowdown or work stoppage or other material labor dispute or disputes involving it or any of its Subsidiaries pending, or to Interchange’s knowledge, threatened against Interchange or any of its Subsidiaries, nor is Interchange aware of any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

        Section 4.23. Derivative Instruments and Transactions.

        (a) Except as would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Interchange, (i) all Derivative Transactions whether entered into for the account of Interchange or any of its Subsidiaries or for the account of a customer of Interchange or any of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of all applicable

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Governmental Entities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Interchange or one of its Subsidiaries and, to the Knowledge of Interchange, each of the counterparties thereto, and are enforceable in accordance with their terms, and are in full force and effect, (ii) Interchange or its Subsidiaries and, to the Knowledge of Interchange, the counterparties thereto, have duly performed their obligations thereunder to the extent that such obligations to perform have accrued, and (iii) to Interchange’s Knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

        (b) As of March 31, 2006, no Derivative Transaction, were it to be a Loan (as hereinafter defined) held by Interchange or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import. The financial position of Interchange and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the books and records of Interchange and such Subsidiaries in accordance with U.S. GAAP consistently applied.

        Section 4.24. Investment Companies and Investment Advisers.

        (a) Neither Interchange nor any of its Subsidiaries is an “investment company” as defined under the Investment Company Act.

        (b) None of Interchange, any Subsidiary of Interchange or any division of Interchange Bank is required to register as an “investment adviser” with the SEC under the Investment Advisers Act or with any Governmental Entity under any state law or regulation.

        Section 4.25. Loan Matters.

        (a) Each outstanding Loan (including Loans held for resale to investors) held by Interchange or its Subsidiaries (the “Interchange Loans”) has been solicited and originated and is administered and, where applicable, serviced, and the relevant Interchange Loan files are being maintained, in all material respects in accordance with the relevant loan documents, Interchange’s underwriting standards (and, in the case of Interchange Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of federal, state and local laws, regulations and rules, except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Interchange.

        (b) Each Interchange Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to Interchange’s Knowledge, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Except as would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Interchange, the loan documents with respect to each Interchange Loan were in compliance with applicable laws and regulations at the time of origination or purchase by Interchange or its Subsidiaries and are complete and correct.

        (c) (i) Section 4.25(c) of the Interchange Disclosure Schedule sets forth a list of all Loans as of March 31, 2006 by Interchange and its Subsidiaries to any directors, executive officers and principal stockholders (as such terms are defined in Regulation O promulgated by the Federal Reserve Board (12 CFR Part 215)) of Interchange or any of its Subsidiaries; (ii) except as listed in Section 4.25(c) of the Interchange Disclosure Schedule, there are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and (iii) all such Loans are and were made in compliance with all applicable laws and regulations, except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Interchange.

        (d) Section 4.25(d) of the Interchange Disclosure Schedule identifies (A) each Interchange Loan that as of March 31, 2006 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Interchange, any of its Subsidiaries or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Interchange Loan and the identity of the borrower thereunder, and (B) each asset of Interchange or any of its Subsidiaries that as of March 31, 2006 was classified as OREO and the book

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value thereof as of such date, and there has been no material adverse changes in any such information between March 31, 2006 and the date hereof.

    (e) Except as set forth in Section 4.25(e) of the Interchange Disclosure Schedule, none of the agreements pursuant to which Interchange or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

        Section 4.26. Antitakeover Provisions. Interchange has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the requirements of any “control share acquisition,” “business combination moratorium,” “fair price,” “affiliate transaction,” “anti-greenmail” or other form of antitakeover statute or regulation of any jurisdiction, including without limitation Sections 14A:10A-1 et. seq. of the NJBCA, known as the New Jersey Shareholders’ Protection Act. This Agreement and the transactions contemplated hereby have been unanimously approved by the Interchange Board and the Interchange Board (including all “Continuing Directors,” as defined) has determined that the restrictions contained in Article VII of the Interchange Certificate shall not be applicable to this Agreement or the transactions contemplated hereby.

        Section 4.27. Books and Records. The minute books of Interchange and each of its Subsidiaries contain in all material respects true, complete and accurate records of all meetings and other corporate actions held or taken since December 31, 2000 of their respective shareholders and boards of directors (including committees of their respective boards of directors).

        Section 4.28. Disclosure. The representations and warranties contained in this Article IV, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF TD BANKNORTH

        At least one day prior to the execution and delivery of this Agreement, TD Banknorth has delivered to Interchange a schedule (the “TD Banknorth Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of TD Banknorth’s representations or warranties contained in this Article V, or to one of TD Banknorth’s covenants contained in Article VI. Except as set forth in the corresponding section of the TD Banknorth Disclosure Schedule, TD Banknorth hereby represents and warrants to Interchange as follows:

        Section 5.1. Corporate Organization.

        (a) TD Banknorth is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TD Banknorth is a bank holding company and a financial holding company registered under the BHC Act. TD Banknorth has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. TD Banknorth is duly licensed or qualified to do business and is in good standing in each jurisdiction (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on TD Banknorth.

        (b) TD Banknorth, NA (i) is duly organized and validly existing and is in good standing under the laws of the United States, (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on TD Banknorth, and (iii) has all requisite corporate or other power and authority to own or lease its properties and assets and to carry on its business as now conducted. Upon its organization, Merger Sub will be duly organized and validly existing and in good standing under the laws of the State of New Jersey. TD Banknorth owns all of the outstanding equity securities of TD Banknorth, NA, and following the organization of Merger Sub, TD Banknorth will own all of the outstanding equity securities of Merger Sub.

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        (c) TD Banknorth, NA is a national bank and is the only Subsidiary of TD Banknorth that is a depository institution (as defined at 12 U.S.C. §1813(c)(1)). TD Banknorth, NA is a member of the BIF, and the deposit accounts of TD Banknorth, NA are insured by the FDIC to the maximum extent provided by applicable law.

        Section 5.2. Authority; No Violation.

        (a) TD Banknorth has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance and consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate and shareholder action of TD Banknorth and no other corporate or shareholder proceedings on the part of TD Banknorth are necessary pursuant to the TD Banknorth Certificate, the TD Banknorth Bylaws, the DGCL or otherwise to approve and adopt this Agreement or to perform and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TD Banknorth and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid and binding obligation of TD Banknorth, enforceable against TD Banknorth in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

        (b) Upon its organization, Merger Sub will have full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Upon approval of this Agreement by the Board of Directors of Merger Sub and TD Banknorth in its capacity as the sole shareholder of Merger Sub, the execution and delivery of this Agreement and the performance and consummation of the transactions contemplated hereby will have been duly and validly approved by all requisite corporate and shareholder action of Merger Sub and no other corporate or shareholder proceedings on the part of Merger Sub will be necessary pursuant to Merger Sub’s certificate of incorporation and bylaws, the NJBCA or otherwise to approve this Agreement or to perform and consummate the transactions contemplated hereby. Upon its organization, this Agreement will be duly and validly executed and delivered by Merger Sub and following such execution and delivery (assuming due authorization, execution and delivery by the other Parties) this Agreement will constitute a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

        (c) Except as set forth in Section 5.2(c) of the TD Banknorth Disclosure Schedule, neither the execution and delivery of this Agreement by TD Banknorth and Merger Sub nor the performance and consummation by TD Banknorth and Merger Sub of the transactions contemplated hereby, nor compliance by TD Banknorth and Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the TD Banknorth Certificate, TD Banknorth Bylaws or any of the similar governing documents of any of TD Banknorth’s Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to TD Banknorth, any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of TD Banknorth or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which TD Banknorth or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults or other events which, either individually or in the aggregate, will not have and would not reasonably be expected to have a Material Adverse Effect on TD Banknorth.

        Section 5.3. Consents and Approvals. Except for (i) the Interchange Required Vote, (ii) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act (including by The Toronto-Dominion Bank) and the OCC under the National Bank Act and approval of such applications and notices; (iii) the filing with the SEC in preliminary and definitive form of the Proxy Statement and related form of proxy with the SEC, (iv) the filing of the Certificate of Merger with the Department of Treasury, Division of Commercial Recording of the State of New Jersey, pursuant to the NJBCA, (v) any notices or

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filings under the HSR Act, (vi) the State Banking Approvals, (vii) the consents and approvals set forth in Section 5.3 of the TD Banknorth Disclosure Schedule and (viii) the consents and approvals of third parties which are not Governmental Entities, the failure of which to be obtained will not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on TD Banknorth, no consents or approvals of, or filings or registrations with, any Governmental Entity, domestic or foreign, or with any other third party are necessary in connection with (A) the execution, delivery and performance by TD Banknorth and Merger Sub of this Agreement and (B) the consummation by TD Banknorth and Merger Sub of the Merger and the other transactions contemplated hereby. As of the date of this Agreement, TD Banknorth knows of no reason relating to it why all regulatory approvals from any Governmental Entity required to consummate the transactions contemplated hereby should not be obtained on a timely basis without the imposition of a condition or restriction of the type referred to in Section 8.2(c).

        Section 5.4 Parent Shareholder Consent. The Toronto-Dominion Bank, in its capacity as the majority stockholder of TD Banknorth, has approved this Agreement and the transactions contemplated hereby.

        Section 5.5. SEC Documents. TD Banknorth has filed on a timely basis all required reports, schedules, registration statements and other documents, together with amendments thereto, with the SEC since December 31, 2000 (the “TD Banknorth SEC Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the TD Banknorth SEC Reports complied, and each such TD Banknorth SEC Report filed subsequent to the date hereof will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the TD Banknorth SEC Reports. None of TD Banknorth’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of TD Banknorth has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act and no enforcement action has been initiated against TD Banknorth by the SEC relating to disclosures contained in any TD Banknorth SEC Report.

        Section 5.6. Broker’s Fees. Except for Keefe, Bruyette & Woods, Inc., whose fees and expenses will be paid by TD Banknorth, neither TD Banknorth nor any affiliate or Subsidiary of TD Banknorth or any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or any of the other transactions contemplated by this Agreement for which Interchange, any of its Subsidiaries or any of their respective directors or officers would be liable.

        Section 5.7. Legal Proceedings. No claim, action, proceeding or investigation is pending or, to the knowledge of TD Banknorth, threatened that seeks to challenge the validity or propriety of this Agreement or the transactions contemplated hereby as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on TD Banknorth.

        Section 5.8. Compliance With Applicable Law. Each of TD Banknorth and its Subsidiaries is in compliance with, and is not in violation of, its respective certificate of incorporation and bylaws or equivalent constituent documents. Except as disclosed in Section 5.8 of the TD Banknorth Disclosure Schedule, TD Banknorth and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties and assets under and pursuant to, and have complied with and are not in violation in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to TD Banknorth or any of its Subsidiaries (including, without limitation, the Sarbanes-Oxley Act, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discriminatory banking practices), except where the failure to hold such license, franchise, permit or authorization or such noncompliance or violation would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on TD Banknorth, and neither TD Banknorth nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on TD Banknorth. TD

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Banknorth, NA is in compliance with the CRA and TD Banknorth, NA received a CRA rating of “outstanding” from the OCC in its most recently completed exam.

        Section 5.9. Agreements With Regulatory Agencies. Except as set forth in Section 5.9 of the TD Banknorth Disclosure Schedule, neither TD Banknorth nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of (each a “TD Banknorth Regulatory Agreement”), any Governmental Entity that currently restricts or by its terms will in the future restrict the conduct of its business or relates to its capital adequacy, its credit or risk management policies, its dividend policies, its management or its business, nor has TD Banknorth or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any TD Banknorth Regulatory Agreement.

        Section 5.10. TD Banknorth Information. The information relating to TD Banknorth and its Subsidiaries to be provided by TD Banknorth for inclusion in the Proxy Statement, any filing pursuant to Rule 14a-12 under the Exchange Act or in any other document filed with any other Governmental Entity in connection herewith will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

        Section 5.11. Operations of Merger Sub. Merger Sub will be formed for the sole purpose of engaging in the Merger and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

        Section 5.12. Financing. TD Banknorth has or will have sufficient cash or other liquid assets or financial resources which may be used to pay the aggregate Merger Consideration.

        Section 5.13. Disclosure. The representations and warranties contained in this Article V, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article V not misleading.

ARTICLE VI
COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 6.1. Conduct of Business of Interchange Prior to the Effective Time. Except as otherwise expressly contemplated or permitted by this Agreement or with the prior written consent of TD Banknorth, during the period from the date of this Agreement to the Effective Time, Interchange shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, and its rights, authorizations, franchises and other authorizations issued by Governmental Entities, preserve its advantageous business relationships with customers, vendors and others doing business with it and retain the services of its officers and key employees and (iii) take no action which would reasonably be expected to adversely affect the receipt of any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or to consummate the transactions contemplated hereby or delay the receipt of such approvals subsequent to the date set forth in Section 9.1(c).

        Section 6.2. Interchange Forbearances. Except as set forth in Section 6.2 of the Interchange Disclosure Schedule or expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Effective Time, Interchange shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of TD Banknorth:

        (a) (i) adjust, split, combine or reclassify any capital stock; (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock or stock appreciation rights, other than (A) regular quarterly cash dividends on Interchange Common Stock equal to the rate paid during the fiscal quarter immediately preceding the date hereof, any such quarterly dividend to have the same record and payment dates as the quarterly dividend for the comparable

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period in the prior year; (B) dividends paid by any of the Subsidiaries of Interchange so long as such dividends are only paid to Interchange or any of its other wholly-owned Subsidiaries, provided that no such dividend shall cause Interchange Bank to cease to qualify as a “well capitalized” institution under the prompt corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 and the applicable regulations thereunder; and (C) dividends paid to the holders of trust preferred securities issued by affiliated trusts, in each case in accordance with the terms of such securities; (iii) or issue or commit to issue (A) any additional shares of capital stock, or any Rights with respect to shares of its capital stock, except pursuant to the exercise of Interchange Stock Options outstanding as of the date hereof and disclosed in Section 4.2(b) of the Interchange Disclosure Schedule, or (B) any Voting Debt;

        (b) enter into any new line of business or change its lending, investment, risk and asset-liability management and other material banking or operating policies in any material respect, except as required by law or by policies imposed by a Governmental Entity;

        (c) sell, license, lease, encumber, mortgage, transfer, assign or otherwise dispose of, or abandon or fail to maintain, any of its material assets, properties or other rights or agreements other than in the ordinary course of business, provided that in no event shall Interchange or any of its Subsidiaries sell, license, lease, encumber, mortgage, transfer, assign or otherwise dispose of any Subsidiary, business division, branch or other operating business without, in any such case, receiving the prior written consent of TD Banknorth;

        (d) make any acquisition of or investment in any other person, by purchase or other acquisition of stock or other equity interests (other than in a fiduciary capacity in the ordinary course of business), by merger, consolidation, asset purchase or other business combination, or by formation of any joint venture or other business organization or by contributions to capital; or make any purchases or other acquisitions of any debt securities, property or assets (including any investments or commitments to invest in real estate or any real estate development project) in or from any other individual, corporation, joint venture or other entity other than a wholly-owned Subsidiary of Interchange, except for (i) foreclosures, settlements in lieu of foreclosures, troubled debt or Loan restructurings and other similar acquisitions in connection with securing or collecting debts previously contracted in the ordinary course of business, (ii) purchases of investment securities in the ordinary course of business consistent with past practice and (iii) Loans originated or acquired as permitted by Section 6.2(k);

        (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of any Person, except in the ordinary course of business consistent with past practice;

        (f) create, renew, amend or terminate, fail to perform any obligations under, waive or release any rights under or give notice of a proposed renewal, amendment, waiver, release or termination of, any material contract, agreement or lease to which Interchange or any of its Subsidiaries is a party or by which Interchange or any of its Subsidiaries or their respective properties is bound, including any contract or agreement of the type described in Section 4.14(a)(vi), other than any of the foregoing arising in the ordinary course of business consistent with past practice;

        (g) foreclose on or take a deed or title to any multi-family residential or commercial real estate without first conducting a Phase I environmental assessment of the property, or foreclose on or take a deed or title to any multi-family residential or commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance;

        (h) other than as required pursuant to existing agreements disclosed to TD Banknorth in Section 6.2(h) of the Interchange Disclosure Schedule, (i) increase the compensation or fringe benefits of or pay any incentive or bonus payments to any present or former director, officer or employee of Interchange or any of its Subsidiaries other than in the ordinary course of business consistent with past practice, provided that, notwithstanding the foregoing, (x) such increases shall not exceed 4.0% in the aggregate, (y) the compensation of an executive officer who is party to a change-in-control agreement may not be increased without the prior written consent of TD Banknorth and (z) Interchange may pay bonuses under its Executive Incentive Plan and Management Incentive Plan in accordance with the requirements set forth in Section 6.2(h) of the Interchange Disclosure Schedule; (ii) grant any severance or termination pay to any present or former director, officer or employee of Interchange or any of its Subsidiaries; (iii) establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Interchange Benefit Plan if it were in existence as of the date of this Agreement; (iv) except pursuant to Section 7.10(e)

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hereof, amend or terminate any Interchange Benefit Plan, provided that any amendment shall be provided to TD Banknorth and its counsel at least ten days prior to its proposed adoption and shall be subject to the prior approval of TD Banknorth, which shall not be unreasonably withheld; (v) increase the funding obligation or contribution rate of any Interchange Benefit Plan subject to Title IV of ERISA; (vi) hire any new employee at an annual rate of salary in excess of $75,000, provided, however, that Interchange may hire at-will employees at an annual rate of compensation not to exceed $75,000 to fill vacancies that may from time to time arise in the ordinary course of business; or (vii) increase the size of the Interchange Board;

        (i) make any capital expenditures in excess of $250,000 in the aggregate, other than expenditures budgeted in the capital expenditure budget delivered to TD Banknorth prior to the date of this Agreement;

        (j) make application for the opening, relocation or closing of any, or open, relocate or close any, branch office or loan production or servicing facility;

        (k) except for Loans or commitments for Loans that have previously been approved by Interchange prior to the date of this Agreement, (i) make or acquire any Loan or issue a commitment for any Loan other than in the ordinary course of business consistent with past practice and (ii) make or acquire any Loan or issue a commitment for any Loan with a principal amount in excess of $5.0 million or with a principal amount which would result in a Loan to any one borrower in excess of $5.0 million (it being agreed that any Loan or Loan commitment in excess of such amounts may be pursued by Interchange after it has provided TD Banknorth with three Business Days notice thereof unless otherwise communicated by TD Banknorth to Interchange within such period);

        (l) except as otherwise expressly permitted elsewhere in this Section 6.2, engage or participate in any material transaction or incur or sustain any material obligation, in each case other than in the ordinary course of business consistent with past practice;

        (m) except pursuant to agreements or arrangements in effect on the date hereof, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than in the ordinary course of business consistent with past practice and consistent with loans made in the ordinary course of the business of Interchange and its Subsidiaries, and, in the case of any such agreements or arrangements relating to compensation, fringe benefits, severance or termination pay or related matters, only as otherwise permitted pursuant to this Section 6.2;

        (n) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any litigation, in each case, (i) relating to this Agreement or the transactions contemplated hereby or (ii) that requires the payment by Interchange of an amount, individually or in the aggregate, in excess of $150,000, or if not requiring the payment of money, otherwise restricts the business of Interchange or any of its Subsidiaries in any material respect, other than, in the case of matters covered by clause (ii), the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Interchange SEC Reports filed prior to the date hereof, or incurred since December 31, 2005 in the ordinary course of business consistent with past practice;

        (o) amend its certificate of incorporation, bylaws or similar governing documents, or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation with any Person (other than consolidations, mergers or reorganizations solely among wholly-owned subsidiaries of Interchange), or a letter of intent or agreement in principle with respect thereto;

        (p) materially change its investment securities portfolio policy or the manner in which the portfolio is classified or reported; or invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements;

        (q) make any material change in its policies and practices with respect to Loans, including without limitation policies relating to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans;

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        (r) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Section 8.1 or 8.2 not being satisfied or in a Requisite Regulatory Approval not being obtained without imposition of a condition of the type referred to in Section 8.2(c), or in a material violation of any provision of this Agreement;

        (s) make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under law, rule, regulation or U.S. GAAP, in each case as concurred in by Interchange’s independent public accountants;

        (t) enter into any securitizations of any Loans or create any special purpose funding or variable interest entity;

        (u) make or change any material Tax election (unless required by applicable law), file any material amended Tax Returns, settle or compromise any material Tax liability of Interchange or any of its Subsidiaries or surrender any right to claim a material Tax refund, in each case other than in the ordinary course of business consistent with past practice (for purposes of this clause (u), material means $250,000 or more of Taxes); or

        (v) agree to, or make any commitment to, take, or authorize or adopt any resolution of its board of directors in support of, any of the actions prohibited by this Section 6.2.

        Section 6.3. TD Banknorth Forbearances. Except as otherwise contemplated or permitted by this Agreement, set forth in Section 6.3 of the TD Banknorth Disclosure Schedule or as required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, TD Banknorth shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Interchange:

        (a) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Sections 8.1 and 8.3 not being satisfied or in a Requisite Regulatory Approval not being obtained without imposition of a condition of the type referred to in Section 8.2(c), or in a material violation of any provision of this Agreement; or

        (b) agree to, or make any commitment to, take, or authorize or adopt any resolution of its board of directors in support of, any of the actions prohibited by this Section 6.3.

ARTICLE VII
ADDITIONAL AGREEMENTS

        Section 7.1. Proxy Statement; Regulatory Filings.

        (a) Interchange shall promptly prepare a preliminary Proxy Statement and related form of proxy and file them with the SEC in accordance with the applicable rules under the Exchange Act as promptly as reasonably practicable after the date hereof. Each of Interchange and TD Banknorth agrees to use its reasonable best efforts to cause the Proxy Statement and related form of proxy to be cleared for use by Interchange under the Exchange Act as promptly as reasonably practicable after the date hereof. After the Proxy Statement and related form of proxy are cleared for use, Interchange shall promptly mail such materials to its shareholders. Interchange shall provide TD Banknorth a reasonable opportunity to review and comment on the Proxy Statement, form of proxy and any other soliciting materials, in preliminary and definitive form, as well as any amendments or supplements thereto, prior to the filing thereof with the SEC and distribution of any such documents to shareholders of Interchange.

        (b) Each of Interchange and TD Banknorth shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and other third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger) and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. Notwithstanding the foregoing, nothing contained herein shall be deemed to require TD Banknorth to take any action, or commit to take any action, or agree to any conditions or restrictions, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental

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Entities or other third parties that would reasonably be expected to result in the imposition of a condition or restriction of the type referred to in Section 8.2(c).

        (c) Interchange and TD Banknorth shall promptly inform each other of any material communication from, and shall give the other a reasonable opportunity to review in advance any material communication intended to be given by it to, any Governmental Entity regarding any of the transactions contemplated by this Agreement (other than any confidential portion thereof that relates solely to the party receiving such communication from or providing such communication to such Governmental Entity).

        (d) Each of Interchange and TD Banknorth shall, upon request, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the preparation of the Proxy Statement or any other statement, filing, notice or application to be made by or on behalf of any Party or any of its Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Interchange further agrees to cooperate with TD Banknorth and TD Banknorth’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent registered public accounting firm in connection with the Proxy Statement and any other such statement, filing, notice or application.

        Section 7.2. Access to Information.

        (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Interchange shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of TD Banknorth access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of Interchange and its Subsidiaries, and, during such period, Interchange shall, and shall cause its Subsidiaries to, make available to TD Banknorth (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities laws or federal or state banking, mortgage lending, real estate or consumer finance or protection laws (other than reports or documents which Interchange is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as TD Banknorth may reasonably request. Neither Interchange nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule or regulation applicable to the institution in possession or control of such information. Interchange and TD Banknorth shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        (b) All information furnished to TD Banknorth by Interchange pursuant to Section 7.2(a) shall be subject to, and TD Banknorth shall hold all such information in accordance with, the terms of the Confidentiality Agreement, dated as of March 27, 2006, between Interchange and TD Banknorth (the “Confidentiality Agreement”).

        (c) No investigation by TD Banknorth or its respective Representatives shall constitute a waiver of or otherwise affect the representations, warranties, covenants or agreements of Interchange set forth herein.

        Section 7.3. Shareholder Approval.

        (a) Interchange shall duly take all lawful action to call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable following the date hereof (the “Interchange Shareholders Meeting”) for the purpose of obtaining the Required Interchange Vote and, subject to Section 7.3(b), shall take all lawful action to solicit the approval of this Agreement by such shareholders. The Interchange Board shall recommend approval of this Agreement by the shareholders of Interchange (the “Interchange Recommendation”) and shall not (x) withdraw, modify or qualify in any manner adverse to TD Banknorth such recommendation or (y) take any other action or make any other public statement in connection with the Interchange Shareholders Meeting inconsistent with such recommendation (collectively, a “Change in Interchange Recommendation”), except as and to the extent expressly permitted by Section 7.3(b). Notwithstanding any Change in Interchange Recommendation, this Agreement shall be submitted to the shareholders of Interchange at the Interchange Shareholders Meeting for the purpose of approving this

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Agreement and nothing contained in this Section 7.3 or Section 7.4 shall be deemed to relieve Interchange of such obligation. In addition to the foregoing, during the term of this Agreement Interchange shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger.

        (b) Notwithstanding the foregoing, prior to obtaining the Required Interchange Vote, Interchange and the Interchange Board may effect a Change in Interchange Recommendation if and only to the extent that:

(i)	Interchange has complied in all material respects with its obligations under Section 7.4,

(ii)	the Interchange Board, after consultation with its outside counsel, determines in good faith that failure to take such action would result in a violation of its fiduciary duties under applicable law, and

(iii)	Interchange or the Interchange Board (A) has received an unsolicited bona fide written Acquisition Proposal from a third party which the Interchange Board concludes in good faith constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by TD Banknorth pursuant to clause (C) below, (B) has notified TD Banknorth, at least five Business Days in advance, of its intention to effect a Change in Interchange Recommendation, specifying the material terms and conditions of any such Superior Proposal and furnishing to TD Banknorth a copy of the relevant proposed transaction agreements, if such exist, with the Person making such Superior Proposal and (C) during the period of not less than five Business Days following Interchange’s delivery of the notice referred to in clause (B) above and prior to effecting such a Change in Interchange Recommendation, has negotiated, and has used reasonable best efforts to cause its financial and legal advisors to negotiate, with TD Banknorth in good faith (to the extent that TD Banknorth desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

        Section 7.4. Acquisition Proposals.

        (a) Interchange agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction that could reasonably be expected to lead to, an Acquisition Proposal, (ii) have any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose or agree to do any of the foregoing. Notwithstanding the foregoing provisions of this Section 7.4(a), in the event that, prior to obtaining the Required Interchange Vote, Interchange receives an unsolicited bona fide Acquisition Proposal and the Interchange Board concludes in good faith that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, Interchange may, and may permit its Subsidiaries and its and their Representatives to, furnish or cause to be furnished confidential information or data to the third party making such Acquisition Proposal and participate in negotiations or discussions with such third party regarding such Acquisition Proposal to the extent that the Interchange Board concludes in good faith (after consultation with its outside counsel) that failure to take such actions would result in a violation of its fiduciary duties under applicable law, provided that prior to providing (or causing to be provided) any confidential information or data permitted to be provided pursuant to this sentence, Interchange shall have entered into a confidentiality agreement with such third party on terms no less favorable to Interchange than the terms of Section 7.2(b) hereof, and provided further that Interchange also shall provide to TD Banknorth a copy of any such confidential information or data that it is providing to any third party pursuant to this Section 7.4 to the extent not previously provided or made available to TD Banknorth.

        (b) Interchange will, and will cause its Subsidiaries and its and their employees, agents and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Person other than TD Banknorth with respect to any

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Acquisition Proposal and will use its reasonable best efforts to enforce (and will not release any third party from its obligations under) any standstill, confidentiality or similar agreement relating to an Acquisition Proposal, including by requiring the other parties thereto to promptly return or destroy any confidential information previously furnished by Interchange thereunder and by using its reasonable best efforts to obtain injunctions or other equitable remedies to prevent or restrain any breaches of such agreements and to enforce specifically the terms and provisions thereof in a court of competent jurisdiction. Interchange will promptly (within one Business Day) following receipt of any Acquisition Proposal advise TD Banknorth of the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep TD Banknorth apprised of any related developments, discussions and negotiations (including the terms and conditions of the Acquisition Proposal) on a current basis (and, in any event, within 48 hours of the occurrence of such developments, discussions or negotiations).

        (c) Nothing contained in this Agreement shall prevent Interchange or the Interchange Board from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement, and provided further that any such disclosure (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14-9(f) under the Exchange Act) shall be deemed to be a Change in Interchange Recommendation for purposes of Article IX hereof unless the Interchange Board expressly reaffirms the Interchange Recommendation in such disclosure.

        (d) Interchange agrees that any violation of the restrictions set forth in this Section 7.4 by any director, officer, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained Representative) of Interchange or its Subsidiaries, at the direction or with the consent or prior Knowledge of Interchange or its Subsidiaries, shall be deemed to be a breach of this Section 7.4 by Interchange.

        Section 7.5. Legal Conditions to the Merger.

        (a) Subject to the terms and conditions of this Agreement, each Party shall, and shall cause its respective Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such Party or its Subsidiaries in connection with the Merger and the other transactions contemplated hereby and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement, and (ii) to obtain (and to cooperate with the other Parties to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by any Party or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, provided, however, that no Party shall be required to take any action pursuant to the foregoing sentence if the taking of such action or the obtaining of such consents, authorizations, orders, approvals or exemptions is reasonably likely to result in a condition or restriction having an effect of the type referred to in Section 8.2(c).

        (b) Subject to the terms and conditions of this Agreement (including the proviso in Section 7.5(a)), each Party agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including using reasonable best efforts to (i) modify or amend any contracts, plans or arrangements to which it is a party (to the extent permitted by the terms thereof) if necessary in order to satisfy the conditions to closing set forth in Article VIII hereof, (ii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby and (iii) defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages in connection therewith (in which litigation Interchange shall provide TD Banknorth the reasonable opportunity to participate).

        Section 7.6. Indemnification; Directors’ and Officers’ Insurance.

        (a) From and after the Effective Time, TD Banknorth shall indemnify and hold harmless each present and former director, officer and employee of Interchange or a Subsidiary of Interchange, as applicable, determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (including any amounts paid in a settlement effected with the prior written consent of TD Banknorth) incurred in connection with any

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claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she is or was a director, officer or employee of Interchange or, while a director, officer or employee of Interchange, is or was serving at the request of Interchange as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the Interchange Certificate as of the date hereof (which right to indemnification shall include the advancement of reasonable attorneys fees and expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation upon receipt from an Indemnified Party of any required undertaking).

        (b) Without limitation of the foregoing, TD Banknorth agrees that all rights to indemnification and all limitations on liability existing in favor of the Indemnified Parties in the respective certificate of incorporation, bylaws or similar organizational documents of Interchange or any of its Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect from and after the Effective Time, provided, that nothing contained in this Section 7.6(b) shall be deemed to preclude any liquidation, consolidation or merger of TD Banknorth or any of its Subsidiaries, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation or merger. In any case in which approval by TD Banknorth, one of its Subsidiaries or the board of directors thereof is required to effect any indemnification, at the election of the Indemnified Party, the determination of any such approval shall be made by a majority of the independent directors then in office or, if no such directors are then in office, by independent counsel mutually agreed upon between TD Banknorth and the Indemnified Party.

        (c) Any Indemnified Party wishing to claim indemnification under this Section 7.6, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify TD Banknorth, but the failure to so notify shall not relieve TD Banknorth of any liability it may have to such Indemnified Party except to the extent that such failure actually prejudices TD Banknorth. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) TD Banknorth shall have the right to assume the defense thereof and TD Banknorth shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if TD Banknorth elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between TD Banknorth and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to TD Banknorth, and TD Banknorth shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) TD Banknorth and the Indemnified Parties will cooperate reasonably in the defense of any such matter, (iii) TD Banknorth shall not be liable for any settlement effected without its prior written consent and (iv) TD Banknorth shall have no obligation hereunder to the extent that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations or by an applicable federal or state banking agency or a court of competent jurisdiction.

        (d) Prior to the Effective Time, TD Banknorth shall use its reasonable best efforts to cause the persons serving as directors and officers of Interchange immediately prior to the Effective Time to be covered by the directors’ and officers’ liability insurance policy maintained by Interchange (provided that TD Banknorth may substitute therefor policies of at least the same coverage and amounts containing comparable terms and conditions as such policy or single premium tail coverage with policy limits equal to Interchange’s existing coverage limits and which is not less advantageous to such directors and officers) for a six-year period following the Effective Time with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall TD Banknorth be required to expend for any one year more than an amount equal to 200% of the current annual amount expended by Interchange to maintain such insurance (the “Insurance Amount”), and further provided that if TD Banknorth is unable to maintain or obtain the insurance called for by this Section 7.6(d) as a result of the preceding provision, TD Banknorth shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

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        (e) If after the Effective Time TD Banknorth or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of TD Banknorth shall assume the obligations of TD Banknorth set forth in this Section 7.6 and under Section 7.10.

        (f) Following the Effective Time, TD Banknorth shall not knowingly take, directly or indirectly, any action that would or would reasonably be expected to materially impair the ability of TD Banknorth to fulfill its obligations under this Section 7.6 or under Section 7.10.

        (g) The provisions of this Section 7.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

        Section 7.7. Advice of Changes. Each of Interchange and TD Banknorth shall promptly advise the other of any change or event which, individually or in the aggregate with other such changes or events, has or would reasonably be expected to have a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein, provided, however, that any noncompliance with the foregoing shall not constitute the failure to be satisfied of a condition set forth in Article VIII or give rise to any right of termination under Article IX unless the underlying breach shall independently constitute such a failure or give rise to such a right.

        Section 7.8. Financial Statements and Other Current Information. As soon as reasonably practicable after they become available, but in no event more than 20 days after the end of each calendar month ending after the date of this Agreement, Interchange shall furnish to TD Banknorth (a) consolidated and consolidating financial statements (including balance sheets, statements of operations and stockholders’ equity) of Interchange and each of its Subsidiaries as of and for such month then ended, (b) internal management financial control reports showing actual financial performance against plan and previous period and (c) any reports provided to the Interchange Board or any committee thereof relating to the financial and risk performance of Interchange. In addition, Interchange shall furnish TD Banknorth with a copy of each report filed by Interchange or any of its Subsidiaries with a Governmental Entity within three Business Days following the filing thereof. All information furnished by Interchange to TD Banknorth pursuant to this Section 7.8 shall be held in confidence in accordance with the terms of the Confidentiality Agreement.

        Section 7.9. Transition Matters.

        (a) Commencing following the date hereof, TD Banknorth and Interchange shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts to facilitate the integration of the businesses and operating systems of Interchange and its Subsidiaries with those of TD Banknorth and its Subsidiaries following the Effective Time.

        (b) Prior to the Effective Time, each of Interchange and its Subsidiaries shall, consistent with U.S. GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of TD Banknorth, provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Sections 8.1(a) and 8.1(b); and provided further that in any event, no accrual or reserve made by Interchange or any of its Subsidiaries pursuant to this Section 7.9(b) shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Interchange or its management with any such adjustments.

        (c) Prior to the Effective Time, Interchange agrees to complete the liquidation and dissolution of Clover Leaf Mortgage Company and any other inactive direct or indirect Subsidiary of Interchange as may be requested by TD Banknorth not less than 30 days prior to the anticipated Closing Date.

        Section 7.10. Employee Benefit Plans.

        (a) Prior to the Effective Time, TD Banknorth shall take all reasonable action so that employees of Interchange and its Subsidiaries who become employees of TD Banknorth and its Subsidiaries (the

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“Continuing Employees”) shall be entitled to participate, effective as soon as administratively practicable following the Effective Time, in each TD Banknorth employee benefit plan of general applicability (collectively, the “TD Banknorth Benefit Plans”) to the same extent as similarly-situated employees of TD Banknorth and its Subsidiaries (it being understood that inclusion of the employees of Interchange and its Subsidiaries in the TD Banknorth Benefit Plans may occur at different times with respect to different plans and that any grants to any former employee of Interchange or its Subsidiaries under any equity compensation plan of TD Banknorth shall be discretionary with TD Banknorth). To the extent that Continuing Employees are not entitled to participate in any TD Banknorth Benefit Plan effective as of the Effective Time, such employees shall continue to participate in the corresponding employee benefit plan, program or arrangement of Interchange and its Subsidiaries so as to ensure that there is not a lapse in participation or coverage (but in no event to provide duplicate participation or coverage), as applicable, prior to participation in such TD Banknorth Benefit Plan, provided that in no event shall TD Banknorth be required to continue any employee benefit plan, program or arrangement of Interchange for which there is no corresponding TD Banknorth Benefit Plan. TD Banknorth shall cause each TD Banknorth Benefit Plan in which Continuing Employees are eligible to participate to take into account for purposes of eligibility, vesting and benefit accruals under the TD Banknorth Benefit Plans (other than for benefit accruals under TD Banknorth’s defined benefit pension plan, supplemental retirement plan and supplemental retirement agreements) the service of such employees with Interchange and its Subsidiaries (and any predecessor entities) to the same extent as such service was credited generally for such purpose by Interchange and its Subsidiaries, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service. TD Banknorth shall assume and honor the accrued but unused vacation and sick time of the Continuing Employees at the Effective Time under the applicable policies of Interchange, as set forth on Section 7.10(a) of the Interchange Disclosure Schedule.

        (b) If Continuing Employees become eligible to participate in a medical, dental, health or disability plan of TD Banknorth or its Subsidiaries, TD Banknorth shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health, dental or disability plans of TD Banknorth and are covered under the applicable medical, health, dental or disability plans of Interchange, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their covered dependents during the portion of the plan year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time, unless such employee had not yet satisfied any similar limitation or requirement under an analogous Interchange Benefit Plan prior to the Effective Time.

        (c) An employee of TD Banknorth or any of its Subsidiaries who was an employee of Interchange or any of its Subsidiaries immediately prior to the Effective Time (excluding any employee who is party to an employment agreement, change-in-control agreement or any other agreement which provides for severance payments) whose employment is terminated during the one-year period following the Effective Time shall be entitled to receive severance payments in accordance with, and to the extent provided in, the severance plan for Interchange adopted by TD Banknorth in connection with the transactions contemplated hereby (a copy of which Interchange acknowledges has been delivered to it).

        (d) As of the Effective Time, TD Banknorth shall assume and honor and shall cause the appropriate Subsidiaries of TD Banknorth to assume and honor in accordance with their terms all Interchange Benefit Plans, including all written employment, termination, severance, change in control and other compensation agreements, existing immediately prior to the execution of this Agreement which have been disclosed in Section 4.11(a) of the Interchange Disclosure Schedule, except as otherwise provided in the agreements referred to in Section 7.10(i) below. TD Banknorth acknowledges and agrees that the consummation of the Merger constitutes a “Change in Control” for purposes of the Interchange Benefit Plans.

        (e) With respect to each Interchange Benefit Plan subject to Section 409A of the Code, Interchange agrees to amend each such plan or cause each such plan to be amended to the extent necessary to comply with Section 409A of the Code (or to cause such plan, in whole or in part, to avoid the application of Section 409A of the Code by preserving the terms of such plan, and the law in effect, for benefits earned and vested as of December 31, 2004) prior to the earlier of the Effective Time or the deadline imposed by the IRS. Such amendments shall be provided to TD Banknorth and its counsel at least ten days prior to their proposed

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adoption by Interchange or Interchange Bank and shall be subject to the prior approval of TD Banknorth, which shall not be unreasonably withheld.

        (f) Except as otherwise provided in this Section 7.10, nothing contained in this Section 7.10 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Interchange Benefit Plan, TD Banknorth Benefit Plan or other contracts, arrangements, commitments or understandings in accordance with their terms and applicable law, provided that no such amendment, modification or termination shall reduce or eliminate a vested benefit.

        (g) Interchange shall cooperate in providing information reasonably requested by TD Banknorth that is necessary for TD Banknorth to prepare and distribute notices that TD Banknorth may desire prior to the Effective Time under the Workers Adjustment and Retraining Notification Act of 1988.

        (h) For a period of six months following the Effective Time, TD Banknorth shall make available (through written notice or its website) to employees of Interchange and its Subsidiaries whose employment was terminated at or following the Effective Time other than for cause, disability or retirement, and who requests to be so notified, of opportunities for positions with TD Banknorth or any of its Subsidiaries for which TD Banknorth reasonably believes such persons are qualified and shall consider any application submitted by such persons, provided, however, that any decision to offer employment to any such person shall be made in the sole discretion of TD Banknorth.

        (i) Concurrently with the execution of this Agreement, (i) Interchange and TD Banknorth shall enter into a Termination and Release Agreement with each of Anthony S. Abbate, Anthony J. Labozzetta, Patricia D. Arnold, Charles T. Field and Frank R. Giancola substantially in the form set forth in Section 7.10(i)(x) of the Interchange Disclosure Schedule and (ii) TD Banknorth shall enter into a Consulting and Noncompetition Agreement with Anthony S. Abbate substantially in the form set forth in Section 7.10(i)(y) of the Interchange Disclosure Schedule (collectively, the “Related Agreements”).

        Section 7.11. The Bank Merger. TD Banknorth and Interchange agree to take all action necessary and appropriate to cause Interchange Bank to merge with and into TD Banknorth, NA in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement, it being the intention of Interchange and TD Banknorth that the Bank Merger be consummated immediately following the Merger. Without limiting the foregoing, as soon as reasonably practicable after the date of this Agreement, (a) TD Banknorth shall (i) cause the Board of Directors of TD Banknorth, NA to approve the Bank Merger Agreement, (ii) cause TD Banknorth, NA to execute and deliver the Bank Merger Agreement and (iii) approve the Bank Merger Agreement in its capacity as the sole shareholder of TD Banknorth, NA, and (b) Interchange shall (i) cause the Board of Directors of Interchange Bank to approve the Bank Merger Agreement, (ii) cause Interchange Bank to execute and deliver the Bank Merger Agreement and (iii) approve the Bank Merger Agreement in its capacity as the sole shareholder of Interchange Bank. The Bank Merger Agreement shall contain terms that are normal and customary in light of the transactions contemplated hereby and such additional terms as are necessary to carry out the purposes of this Agreement.

        Section 7.12. Publicity. TD Banknorth and Interchange shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other, which shall not be unreasonably withheld, provided, however, that TD Banknorth and Interchange may, without the prior consent of the other (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the New York Stock Exchange or the Nasdaq Stock Market, as applicable. Without limiting the reach of the preceding sentence, TD Banknorth and Interchange shall (a) cooperate to develop all public announcement materials and (b) make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other. In addition, Interchange and its Subsidiaries shall (i) consult with TD Banknorth regarding communications with customers, shareholders, prospective investors and employees related to the transactions contemplated hereby, (ii) provide TD Banknorth with shareholder lists of Interchange and (iii) use reasonable best efforts, at the expense of TD Banknorth, to facilitate contact by TD Banknorth with shareholders of Interchange and other prospective investors.

        Section 7.13. Merger Sub. Subject to the receipt of any required approval of a Governmental Entity, TD Banknorth shall cause Merger Sub to be organized under the laws of the State of New Jersey promptly

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after the execution of this Agreement. Following the organization of Merger Sub, TD Banknorth shall (i) cause Merger Sub to execute and deliver this Agreement and take all necessary action to complete the Merger, subject to the terms and conditions hereof, and (ii) adopt and ratify this Agreement in its capacity as the sole shareholder of Merger Sub.

ARTICLE VIII
CONDITIONS PRECEDENT

        Section 8.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) Shareholder Approval. The Interchange Required Vote shall have been duly obtained by Interchange.

        (b) Regulatory Approvals. All regulatory approvals required to consummate the Merger and the Bank Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration or termination of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

        (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger or the other transactions contemplated hereby.

        Section 8.2. Conditions to Obligations of TD Banknorth and Merger Sub. The obligations of TD Banknorth and Merger Sub to consummate the transactions contemplated by this Agreement are also subject to the satisfaction, or the waiver by TD Banknorth, at or prior to the Effective Time of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Interchange set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties (other than the representation and warranty set forth in Section 4.8) relating to materiality or a Material Adverse Effect, and provided further that, for purposes of this condition, such representations and warranties (other than those set forth in Sections 4.2(a) through (d), which shall be true and correct in all material respects, and Section 4.8) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Interchange. TD Banknorth shall have received a certificate signed on behalf of Interchange by the Chief Executive Officer and Chief Financial Officer of Interchange to the foregoing effect.

        (b) Performance of Obligations of Interchange. Interchange shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TD Banknorth shall have received a certificate signed on behalf of Interchange by the Chief Executive Officer and the Chief Financial Officer of Interchange to the foregoing effect.

        (c) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity, in connection with the grant of a Requisite Regulatory Approval or otherwise, which imposes any restriction, requirement or condition which would have or would be reasonably likely to have a Material Adverse Effect on TD Banknorth (measured on a scale relative to Interchange under clause (a) of the definition of this term).

        (d) Certificate as to Shares Outstanding. TD Banknorth shall have received a certificate signed on behalf of Interchange by the Chief Executive Officer and the Chief Financial Officer of Interchange specifying the number of shares of Interchange Common Stock and Interchange Stock Options outstanding immediately prior to the Effective Time.

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        (e) Related Agreements. The Related Agreements shall have been duly executed and delivered by Interchange and each executive officer of Interchange who is a party thereto, and Interchange and each such executive officer shall have performed in all material respects all obligations required to be performed by such party thereunder at or prior to the Effective Time.

        Section 8.3. Conditions to Obligations of Interchange. The obligations of Interchange to consummate the transactions contemplated by this Agreement are also subject to the satisfaction, or the waiver by Interchange, at or prior to the Effective Time of the following conditions:

        (a) Representations and Warranties of TD Banknorth. The representations and warranties of TD Banknorth set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of determining the satisfaction of this condition, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have or are reasonably likely to have a Material Adverse Effect on TD Banknorth. Interchange shall have received a certificate signed on behalf of TD Banknorth by the Chief Executive Officer and Chief Financial Officer of TD Banknorth to the foregoing effect.

        (b) Performance of Obligations of TD Banknorth and Merger Sub. Each of TD Banknorth and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Interchange shall have received a certificate signed on behalf of TD Banknorth by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

ARTICLE IX
TERMINATION AND AMENDMENT

        Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time:

        (a) by mutual consent of TD Banknorth and Interchange in a written instrument, if the Board of Directors of each of TD Banknorth and Interchange so determines;

        (b) by TD Banknorth or Interchange if (i) any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger or the other transactions contemplated by this Agreement and such denial has become final and nonappealable, or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement;

        (c) by TD Banknorth or Interchange if the Effective Time shall not have occurred on or before March 31, 2007, unless the failure of the Effective Time to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein;

        (d) by TD Banknorth or Interchange (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if in the case of TD Banknorth, Interchange, and in the case of Interchange, TD Banknorth, shall have breached (i) any of the covenants or agreements made by such other Party herein or (ii) any of the representations or warranties made by such other Party herein, and in either case, such breach (x) is not cured within 30 days following written notice to the Party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing and (y) would entitle the non-breaching Party not to consummate the transactions contemplated hereby under Article VIII hereof;

        (e) by TD Banknorth or Interchange if the Interchange Required Vote shall not have been obtained upon a vote taken thereon at the Interchange Shareholders Meeting or at any adjournment or postponement thereof;

        (f) by TD Banknorth if (i) the Interchange Board shall have failed to recommend approval of this Agreement by the shareholders of Interchange or shall have effected a Change in Interchange Recommendation (or shall have publicly disclosed its intention to do so), whether or not permitted by this Agreement, or (ii) Interchange shall have materially breached its obligations under Section 7.3(a) by failing to call, give notice of, convene and hold the Interchange Shareholders Meeting in accordance with Section 7.3(a); or

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        (g) by TD Banknorth if a tender offer or exchange offer for 25% or more of the outstanding shares of Interchange Common Stock is commenced (other than by TD Banknorth or a Subsidiary thereof), and the Interchange Board recommends that the shareholders of Interchange tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 Business Day period specified in Rule 14e-2(a) under the Exchange Act.

        Section 9.2. Effect of Termination.

        (a) In the event of termination of this Agreement by TD Banknorth or Interchange as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and no Party, any of its Subsidiaries or any of its officers or directors shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 7.2(c), the confidentiality obligations of Section 7.8, Section 9.2 and Section 10.2 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, no Party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

        (b) Interchange shall pay TD Banknorth the sum of $20.0 million (the “Termination Fee”) if this Agreement is terminated as follows:

(i)	if this Agreement is terminated by TD Banknorth pursuant to Section 9.1(f) or (g), then Interchange shall pay the entire Termination Fee on the second Business Day following such termination; and

(ii)	if this Agreement is terminated by (A) TD Banknorth pursuant to Section 9.1(d) because of Interchange’s willful breach of any representation, warranty, covenant or agreement under this Agreement, (B) TD Banknorth or Interchange pursuant to Section 9.1(e), or (C) TD Banknorth or Interchange pursuant to Section 9.1(c) without a vote of the shareholders of Interchange contemplated by this Agreement at the Interchange Shareholders Meeting having occurred, and in any such case an Acquisition Proposal with respect to Interchange shall have been publicly announced or otherwise communicated or made known to the senior management or the Interchange Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and on or prior to the date of the Interchange Shareholders Meeting, in the case of clause (B), or the date of termination, in the case of clauses (A) or (C), then Interchange shall pay (x) the sum of $5.0 million to TD Banknorth on the second Business Day following such termination, and (y) if within 18 months after such termination Interchange or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal, then Interchange shall pay the remainder of the Termination Fee payable to TD Banknorth on the date of such execution or consummation.

        (c) Any Termination Fee or portion thereof that becomes payable pursuant to Section 9.2(b) shall be paid by wire transfer of immediately available funds to an account designated by TD Banknorth in writing to Interchange.

        (d) Interchange acknowledges that the agreement contained in paragraph (b) above is an integral part of the transactions contemplated by this Agreement, that without such agreement by Interchange, TD Banknorth would not have entered into this Agreement, and that such amounts do not constitute a penalty. If Interchange fails to pay the amounts due under paragraph (b) above within the time periods specified in such paragraph (b), Interchange shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by TD Banknorth in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

        (e) Notwithstanding anything to the contrary contained herein, Interchange shall be obligated, subject to the terms of this Section 9.2, to pay only one Termination Fee.

        Section 9.3. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with this Agreement by the shareholders of Interchange, provided, however, that after any such approval, no amendment shall be made which by law requires further

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approval by such shareholders without such further approval, and further provided that after any such approval by shareholders of Interchange, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the Interchange shareholders hereunder. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

        Section 9.4. Extension; Waiver. At any time prior to the Effective Time, the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE X
GENERAL PROVISIONS

        Section 10.1. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time.

        Section 10.2. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense, except as provided in Section 9.2 hereof.

        Section 10.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	if to Interchange, to:

Interchange Financial Services Corporation
Park 80 West/Plaza Two
Saddle Brook, New Jersey 07663
Attn: Anthony S. Abbate
          President and Chief Executive Officer
Fax: (201) 843-3945

with a copy (which shall not constitute notice) to:

Thacher Proffitt & Wood LLP 1700 Pennsylvania Avenue, NW Suite 800 Washington, DC 20006 Attn: Richard A. Schaberg, Esq. Fax: (202) 626-1930

(b)	if to TD Banknorth, to: TD Banknorth Inc. P.O. Box 9540 Two Portland Square Portland, Maine 04112-9540 Attn: William J. Ryan Chairman, President and Chief Executive Officer Fax: (207) 761-8587

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with a copy (which shall not constitute notice) to:

Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W. Washington, D.C. 20005 Attn: Gerard L. Hawkins Fax: (202) 347-2172

        Section 10.4. Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement all references to “dollars” or “$” are to United States dollars. No provision of this Agreement shall be construed to require a Party or any of their respective Subsidiaries or affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation.

        Section 10.5. Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 10.6. Entire Agreement. This Agreement (including the exhibits and the disclosure schedules hereto and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

        Section 10.7. Governing Law; Jurisdiction; Waiver of Jury Trial

        (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (except to the extent that mandatory provisions of federal law are applicable). Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 10.7, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.

        (b) Each Party irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.

        (c) Each Party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of, or relating to, this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (a) no representative, agent or attorney of any other

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Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.7(c).

        Section 10.8. Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any Party or its shareholders. Upon any such determination, Interchange and TD Banknorth shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

        Section 10.9. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of Interchange or TD Banknorth hereunder shall be assigned by Interchange or TD Banknorth (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder other than with respect to the provisions of Section 7.6, which shall inure to the benefit of the directors and officers of Interchange referred to therein and their respective heirs and personal representatives, who are intended to be third-party beneficiaries thereof.

        Section 10.10. Alternative Structure. Notwithstanding any provisions of this Agreement to the contrary, TD Banknorth may at any time change the structure of the Merger and/or the Bank Merger, provided that in any such case no such change shall (i) alter or change the amount or kind of the Merger Consideration, (ii) materially increase the overall amount of federal, state or local taxes resulting from the Merger or (iii) materially impede or delay consummation of the Merger. In the event TD Banknorth elects to make such a change, the Parties agree to execute appropriate documents to reflect the change.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

INTERCHANGE FINANCIAL SERVICES CORPORATION

By:	/s/ Anthony S. Abbate

	Name:	Anthony S. Abbate
	Title:	President and Chief
Executive Officer

TD BANKNORTH INC.

By:	/s/ Peter J. Verrill

	Name:	Peter J. Verrill
	Title:	Vice Chairman and Chief
Operating Officer

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EXHIBIT A

SHAREHOLDER AGREEMENT

        SHAREHOLDER AGREEMENT (the “Agreement”), dated as of April 13, 2006, by and between ___________, a shareholder (“Shareholder”) of Interchange Financial Services Corporation (“Interchange”), a New Jersey corporation, and TD Banknorth Inc. (“TD Banknorth”), a Delaware corporation. All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

        WHEREAS, TD Banknorth and Interchange are simultaneously entering into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time pursuant to its terms, the “Merger Agreement”), pursuant to which Interchange will merge with and into a newly-formed transitory subsidiary of TD Banknorth on the terms and conditions set forth therein (the “Merger”); and

        WHEREAS, Annex I hereto sets forth all shares of Interchange Common Stock over which the Shareholder has voting and dispositive power (such shares, together with all shares of Interchange Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the “Shares”); and

        WHEREAS, in order to induce TD Banknorth to enter into the Merger Agreement, Shareholder, solely in such Shareholder’s capacity as a shareholder of Interchange and not in any other capacity, has agreed to enter into and perform this Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1. Agreement to Vote Shares. Shareholder agrees that at any meeting of the shareholders of Interchange, or in connection with any written consent of the shareholders of Interchange at which a proposal of the type set forth in clause (ii) below is presented for consideration by the shareholders of Interchange, Shareholder shall:

(i) appear at each such meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, all the Shares, (x) in favor of adoption and approval of the Merger Agreement and the Merger; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Interchange contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement.

        2. No Transfers. After the date hereof and prior to the Interchange Shareholders Meeting (as defined in the Merger Agreement), Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares if such sale, transfer, pledge, assignment or disposition could occur prior to the Interchange Shareholder Meeting, except the following transfers shall be permitted: (i) transfers by will or operation of law, in which case this Agreement shall bind the transferee, subject to applicable law, (ii) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (iii) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, (iv) transfers to any other shareholder of Interchange who has executed a copy of this Agreement on the date hereof with respect to some or all of the Shares held by such shareholder, and (vi) such transfers as TD Banknorth may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

        3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with TD Banknorth as follows:

A. Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

B. Binding Agreement. This Agreement constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

C. Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

D. Ownership of Shares. Shareholder (or an affiliate of shareholder) has good title to all of the Shares as of the date hereof, and, except as set forth on Annex I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

        4. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to TD Banknorth if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, TD Banknorth will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that TD Banknorth has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with TD Banknorth’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, TD Banknorth shall have the right to inform any third party that TD Banknorth reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of TD Banknorth hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with TD Banknorth set forth in this Agreement may give rise to claims by TD Banknorth against such third party.

        5. Term of Agreement; Termination.

A. The term of this Agreement shall commence on the date hereof.

B. This Agreement shall terminate at the Effective Time of the Merger or the earlier of (i) at any time prior to consummation of the Merger by the written consent of the parties hereto and (ii) termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

        6. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. No party hereto may assign any rights or obligations hereunder to any other person, except as required by Section 2 or upon the prior written consent of each other party. Nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person or entity, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        7. Notices. Notices may be provided to TD Banknorth and the Shareholder in the manner specified in the Merger Agreement, with all notices to the Shareholder being provided to him or her at the address set forth in Annex I hereto.

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        8. Miscellaneous.

A. Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

B. Capacity. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of Interchange, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of Interchange or in any other fiduciary capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director of Interchange.

        C. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        D. Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        E. Choice of Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of law principles.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

TD BANKNORTH INC.

By:

	Name:	Peter J. Verrill
	Title:	Vice Chairman and Chief
Operating Officer

SHAREHOLDER:

(Signature)

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Appendix B

OPINION OF GOLDMAN SACHS & CO., INC.

PERSONAL AND CONFIDENTIAL

April 13, 2006

Board of Directors
Interchange Financial Services Corp.
Park 80 West Plaza Two
Saddle Brook, NJ 07663

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, no par value (the “Shares”), of Interchange Financial Services Corp. (the “Company”) of the $23.00 per Share in cash to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of April 13, 2006 (the “Agreement”), between TD Banknorth Inc. (“TD Banknorth”) and the Company.

        Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We have provided certain investment banking services to The Toronto-Dominion Bank (“Toronto-Dominion”), the majority shareholder of TD Banknorth, from time to time, including having acted as financial advisor in connection with its acquisition of 51% of the common stock of Banknorth Delaware, Inc. announced in August 2004, its disposition of TD Waterhouse Group, Inc. announced in June 2005, its acquisition of Hudson United Bancorp announced in July 2005, and having acted as manager of Toronto-Dominion’s Medium Term Note Program in 2001, 2002, 2003, 2004 and 2005. We have also provided certain investment banking services to TD Banknorth from time to time, including having acted as a participant in its $200 million issuance of 8% Trust Preferred Securities in February 2002. We also may provide investment banking services to the Company, Toronto-Dominion and TD Banknorth in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.

        Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, TD Banknorth and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and TD Banknorth for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and TD Banknorth for the five fiscal years ended December 31, 2005; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and TD Banknorth; certain other communications from the Company and TD Banknorth to their respective stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the

Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

        We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and, accordingly, we have assumed that such allowances for losses are in the aggregate adequate to cover such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $23.00 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours, /s/ Goldman, Sachs & Co. (GOLDMAN, SACHS & CO.)

REVOCABLE PROXY	INTERCHANGE FINANCIAL SERVICES CORPORATION
Park 80 West/Plaza Two, Saddle Brook, New Jersey 07663
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Anthony R. Cosica, John J. Eccleston and Nicholas R. Marcalus as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Interchange Financial Services Corporation held of record by the undersigned on August 31, 2006, at the annual meeting of shareholders to be held on October 16, 2006, or any adjournment thereof.

1.	APPROVAL OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF APRIL 13, 2006 BETWEEN INTERCHANGE FINANCIAL SERVICES CORPORATION AND TD BANKNORTH INC.

|_| FOR	|_| AGAINST	|_| ABSTAIN

2.	ELECTION OF DIRECTORS
	FOR all nominees listed below |_|	WITHHOLD AUTHORITY |_|
	(except as marked to the contrary below)	to vote for all nominees listed below

For terms of three years: Donald L. Correll, James E. Healey, Jeremiah F. O’Connor, Robert P. Rittereiser and John A. Schepisi.

(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee’s name in the space provided below.)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued from other side)

Our board of directors unanimously recommends that you vote “FOR” approval of the merger agreement and “FOR” each of the nominees for director.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: ____________________________, 2006

Signature________________________________

Signature if held jointly______________________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.